Exhibit 99.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

Confidential Submission Pursuant to the Jumpstart Our Business Startups Act

and Section 24(b)(2) of the Securities Exchange Act of 1934

VIA HAND DELIVERY

April 27, 2012

Draft Registration Statement
U.S. Securities and Exchange Commission
100 F St., NE
Washington, D.C. 20549

Re:                               TESARO, Inc.’s Registration Statement on Form S-1 (File Number 333-180309)

Ladies and Gentlemen:

On behalf of our client, TESARO, Inc. (the “Company”), we confidentially submit herewith to the Securities and Exchange Commission (the “Commission”) Amendment No. 1 to the Company’s Registration Statement on Form S-1 in connection with its proposed initial public offering (the “S-1 Amendment”).  The S-1 Amendment is enclosed as a text searchable PDF file on a CD.

Having already filed its Registration Statement prior to the enactment of the JOBS Act, the Company is now switching to the confidential submission process in accordance with the guidance provided by the Commission’s Division of Corporate Finance in its Jumpstart Our Business Startups Act (“JOBS Act”) Frequently Asked Questions on April 10, 2012.  We have discussed the switch with the Company’s review team at the Commission. The Company acknowledges that all amendments to the Registration Statement submitted confidentially must be publicly filed with the Commission not later than 21 days before the date on which the Company conducts a “road show,” as such term is defined in Rule 433(h)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby confirm that the Company is an Emerging Growth Company, as defined in Section 101(b)(2) of the JOBS Act, enacted on April 5, 2012.  As the S-1 Amendment is an exhibits-only filing, we intend to inform you at the time of filing the Company’s next amendment to the Registration Statement of the Company’s decision whether to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards.

If you have any questions regarding this submission, please contact the undersigned at (410) 659-2778, or Asher M. Rubin at (410) 659-2777.

Please acknowledge receipt of this submission by stamping the enclosed copy of this letter and returning it to our messenger.

Very truly yours,

/s/ William I. Intner

William I. Intner

cc: Richard J. Rodgers, TESARO, Inc.

Confidential Submission Pursuant to the Jumpstart Our Business Startups Act

As filed with the Securities and Exchange Commission on                   , 2012

Registration No. 333-180309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-2249687
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 3300

Waltham, Massachusetts 02451

(339) 970-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leon O. Moulder, Jr.

Chief Executive Officer

TESARO, Inc.

1000 Winter Street, Suite 3300

Waltham, Massachusetts 02451

(339) 970-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin William I. Intner Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 (410) 659-2700	Patrick A. Pohlen Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1, or Amendment No. 1, to the Registration Statement on Form S-1 (File No. 333-180309) of TESARO, Inc., or the Registration Statement, is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the NASDAQ Global Market listing fee.

Securities and Exchange Commission registration fee	$9,885
Financial Industry Regulatory Authority filing fee	9,125
NASDAQ Global Market listing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent and registrar fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous	*
Total	$ *

*                                         To be filed by amendment.

Item 14.  Indemnification of directors and officers.

Limitation on liability and indemnification of directors and officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  transaction from which the director derived an improper personal benefit;

•                  act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or redemption of shares; or

•                  breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL further provides that, if a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation and our amended and restated bylaws, each of which will become effective in connection with the closing of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have entered into indemnification agreements with each of our directors. These indemnification agreements may require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

We intend to purchase and maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

We have entered into an underwriting agreement, which provides for indemnification by the underwriters of us, our officers and directors, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act.

See also the undertakings set out in response to Item 17 herein.

Item 15.  Recent sales of unregistered securities.

Set forth below is information regarding shares of common stock and preferred stock issued and options granted by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a)                                  Issuances of Capital Stock:

(1)                                  On March 26, 2010, we issued an aggregate of 3,750 shares of our common stock to our founders at a price per share of $0.01 for an aggregate purchase price of $37.50. Subsequent to the purchase of shares of common stock, on May 10, 2010 the shares were reclassified pursuant to a 1 to 1,000 stock split.

(2)                                  On May 10, 2010, we issued an aggregate of 10,000,000 shares of our Series A-1 preferred stock at a price per share of $1.00 for an aggregate purchase price of $10,000,000.

(3)                                  On December 10, 2010, we issued an aggregate of 1,500,000 shares of our Series O preferred stock. The shares were issued as part of the consideration for the exclusive worldwide rights to research, develop, manufacture and sell rolapitant under a licensing agreement between the Company and OPKO Health, Inc.

(4)                                  On February 7, 2011, we issued 660,000 shares of our common stock to our named executive officers and an employee pursuant to restricted stock awards.

(5)                                  On February 11, 2011, we issued an aggregate of 10,000,000 shares of our Series A-2 preferred stock at a price per share of $1.00 for an aggregate purchase price of $10,000,000.

(6)                                  On June 6, 2011, we issued an aggregate of 18,390,796 shares of our Series B preferred stock at a price per share of $2.175 for an aggregate purchase price of $39,999,993.

(7)                                  On July 7, 2011, we issued an aggregate of 1,161,523 shares of our Series B preferred stock at a price per share of $2.175 for an aggregate purchase price of $2,526,313.

(8)                                  On March 21, 2012, we issued an aggregate of 26,884,442 shares of our Series B preferred stock at a price per share of $2.175 for an aggregate purchase price of $58,473,678.

(b)                                 Grants of Stock Options:

(1)                                  From September 21, 2010 through March 16, 2011, we granted stock options to purchase an aggregate of 6,250,000 shares of our common stock with exercise prices ranging from $0.01 to $       per share, to certain of our employees and directors in connection with services provided by such parties to us.

We deemed the issuances of the securities described in paragraph (a)(1) above to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act, relative to transactions by an issuer not involving a public offering in that the shares were issued to our founders, who are also our executive officers. We deemed the offers, sales and issuances of the securities described in paragraphs (a)(2) and (a)(3) and paragraph (a)(5) through (a)(7) above to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering.

We deemed the grant of restricted stock awards and stock options described in paragraphs (a)(4) and (b)(9) to be exempt from registration under the Securities Act in reliance on Rule 701 pursuant to the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. The grant of restricted stock awards described in paragraph (a)(4) was deemed to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act relative to transactions by an issuer not involving a public offering in that the shares were issued to our founders, who are also our executive officers. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. The certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the applicable securities have not been registered and reciting the applicable restrictions on transfer. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.  Exhibits and financial statement schedules.

(a)                                  Exhibits

See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

(b)                                 Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1†	Form of Underwriting Agreement.
3.1#	Third Amended and Restated Certificate of Incorporation of the Company, as currently in effect.
3.2#	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company.
3.3#	Bylaws of the Company, as currently in effect.
3.4†	Form of Amended and Restated Certificate of Incorporation of the Company, to be effective upon the closing of this offering.
3.5†	Form of Amended and Restated Bylaws of the Company, to be effective upon the closing of this offering.
4.1†	Form of Certificate of Common Stock.
4.2†	Second Amended and Restated Investors’ Rights Agreement, dated as of June 6, 2011, as amended, between the Company and certain investors named therein.
4.3†	Amendment No 1. to the Second Amended and Restated Investors’ Rights Agreement.
5.1†	Form of opinion of Hogan Lovells US LLP regarding the validity of the securities being registered.
10.1+#	TESARO, Inc. 2010 Stock Incentive Plan, as amended, and forms of agreement thereunder.
10.2+†	TESARO, Inc. 2012 Omnibus Incentive Plan.
10.3+†	TESARO, Inc. 2012 Employee Stock Purchase Plan.
10.4+†	Form of Option Agreement under 2012 Omnibus Incentive Plan.
10.5+#	Form of Indemnification Agreement between the Company and each of Leon O. Moulder, Jr., Mary Lynne Hedley, Ph.D., Richard J. Rodgers and Lawrence M. Alleva.
10.6+#	Indemnification Agreement between the Company and David M. Mott.
10.7+#	Indemnification Agreement between the Company and Arnold L. Oronsky.
10.8+#	Indemnification Agreement between the Company and Paul Walker.
10.9+#	Indemnification Agreement between the Company and Beth Seidenberg, M.D.
10.10+†	Offer Letter Agreement by and between the Company and Leon O. Moulder, Jr., dated May 10, 2010.
10.11+†	Offer Letter Agreement by and between the Company and Mary Lynne Hedley, dated May 10, 2010.
10.12+†	Offer Letter Agreement by and between the Company and Richard J. Rodgers, dated May 10, 2010.
10.13+#	Restricted Stock Agreement by and between the Company and Leon O. Moulder, Jr., dated May 10, 2010.
10.14+#	Restricted Stock Agreement by and between the Company and Mary Lynne Hedley, dated May 10, 2010.

Exhibit Number	Exhibit Description
10.15+#	Restricted Stock Agreement by and between the Company and Richard J. Rodgers, dated May 10, 2010.
10.16+#	Form of Non-Disclosure and Inventions Assignment Agreement by and between the Company and each of Messrs. Moulder and Rodgers and Dr. Hedley.
10.17*	Exclusive License Agreement by and between the Company and OPKO Health, Inc., dated December 10, 2010.
10.18*	Exclusive License Agreement by and between the Company and Amgen, Inc., dated as of March 18, 2011.
10.19*	Process Development and Manufacturing Services Agreement by and between the Company and Hovione Inter Limited, dated March 28, 2012.
23.1#	Consent of Ernst & Young LLP.
23.2†	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page).

#                                         Previously filed.

†                                          To be filed by amendment.

+                                         Indicates management contract or compensatory plan.

*                                         Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

Exhibit 10.17

CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

TESARO, INC.

AND

OPKO HEALTH, INC.

i

6.1	Confidential Information	20
6.2	Permitted Disclosures	21
6.3	Limitation on OPKO Disclosure of OPKO Know-how	21
6.4	Publicity	22
6.5	Publications	22
6.6	Return of Confidential Information	22

ARTICLE VII REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS		22

7.1	Mutual Representations	22
7.2	OPKO’s Representations and Warranties	23
7.3	No Warranty	24

ARTICLE VIII INDEMNIFICATION		25

8.1	Indemnification by TESARO	25
8.2	Indemnification by OPKO	25
8.3	Indemnification Procedure	26
8.4	Limitation of Liability	26
8.5	Insurance	26

ARTICLE IX TERM AND TERMINATION		26

9.1	Term	26
9.2	Termination for Convenience	27
9.3	Termination for Cause	27
9.4	OPKO Termination	27
9.5	Effect of Termination	27
9.6	Survival	28

ARTICLE X DISPUTE RESOLUTION		28

10.1	Continuance of Rights and Obligations During Pendency of Dispute Resolution	28
10.2	Referral of Unresolved Matters to Senior Executives	28
10.3	Arbitration	29
10.4	Equitable Relief	29

ARTICLE XI MISCELLANEOUS		30

11.1	Governing Law and Jurisdiction	30
11.2	Force Majeure	30
11.3	Further Assurances	30
11.4	Notices	30
11.5	Assignment	31
11.6	Affiliate Performance	31
11.7	Amendment	31
11.8	Entire Agreement	31
11.9	No Benefit to Third Parties	31
11.10	Waiver	31
11.11	No Implied Licenses	32
11.12	Relationship of the Parties	32
11.13	Severability	32
11.14	Interpretation	32
11.15	Counterparts	33

ii

Exhibit A - Description of SCH 619734

Exhibit B - Description of SCH 900978

Exhibit C - Existing OPKO Patent Rights

Exhibit D - Technology Transfer Plan

Exhibit E - Form of Press Release

Exhibit F - Third Party Agreements

iii

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement, made this 10th day of December, 2010 (the “Effective Date”), is by and between TESARO, Inc., a Delaware company, with principal offices located at 309 Waverley Oaks Rd., Suite 101, Waltham, MA 02452 (“TESARO”) and OPKO Health, Inc., a Delaware corporation, with principal offices located at 4400 Biscayne Blvd., Miami, FL 33137 (“OPKO”). Each of TESARO and OPKO may be referred to, individually, as a “Party”, and, collectively, as the “Parties”.

RECITALS

WHEREAS, OPKO owns or controls certain patent rights and know-how related to the neurokinin-1 (NK-1) receptor antagonists, SCH 619734 (Rolapitant) and SCH 900978;

WHEREAS, TESARO is interested in obtaining an exclusive license under such patent rights and to such know-how to develop and commercialize pharmaceutical products incorporating either or both of the foregoing compounds, and OPKO is willing to grant TESARO such a license, in each case on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, OPKO and TESARO, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

When used in this Agreement, each of the following capitalized terms, whether used in the singular or plural, shall have the meaning set forth in this Article I.

1.1                                 “Affiliate” of an entity means any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such entity. For the purposes of this definition, “control” refers to any of the following: (i) direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest with the power to direct management in the case of any other type of legal entity; (ii) status as a general partner in any partnership; or (iii) any other arrangement where a person or entity possesses, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” with respect to TESARO shall not include New Enterprise Associates.

1.2                                 “Agreement” means this Exclusive License Agreement, including any and all exhibits, schedules, appendices and other addenda to it and as it may be amended from time to time in accordance with the provisions of this document.

1.3                                 “API” means the active pharmaceutical ingredient contained in Licensed Product.

1.4                                 “API Cost” means the Cost of Goods of API.

1

1.5                                 “Asset Purchase Agreement” means that certain Asset Purchase Agreement between OPKO and Schering Corporation (now Merck & Co., Inc.) dated as of October 12, 2009, as amended by letter agreement dated June 29, 2010, under which OPKO purchased certain assets related to the Compounds.

1.6                                 “Combination Product” means any pharmaceutical product containing both a Licensed Product component and one or more other active pharmaceutical ingredients or other significant components.

1.7                                 “Commercially Reasonable Efforts” means the level of efforts and resources, including financial resources, at least equal to those normally used by a company to conduct the relevant activity, including, in the case of research, development or commercialization, the level of effort and resources at least equal to those normally used by such a company to research, develop, manufacture or commercialize, as the case may be, a product owned by such company or to which it has rights, which product is at a similar stage in its development or product life and is of a similar market and profitability potential to Licensed Product, taking into account all relevant factors including the patent and other proprietary position of the product, product labeling or anticipated labeling, market potential, financial return, medical and clinical considerations, regulatory environment and competitive market conditions, and other technical, legal, scientific, medical or commercial factors that such a company would deem to be relevant.

1.8                                 “Compounds” means SCH 619734 (Rolapitant) and SCH 900978.

1.9                                 “Confidential Information” means any and all information, data and materials of a confidential or proprietary nature, which are provided by or on behalf of one Party or any of its Affiliates to the other Party or any of its Affiliates in connection with this Agreement.

1.10                           “Control” or “Controlled”, other than for purposes of Section 1.1, means the possession of the right to grant licenses or sublicenses or to disclose proprietary or trade secret information without violating the terms of any agreement or other arrangement with a Third Party and without misappropriating or infringing the proprietary or trade secret information of a Third Party.

1.11                           “Cost of Goods” means, with respect to API or Licensed Product, as the case may be, the aggregate of costs of TESARO or any of its Affiliates or Sublicensees to manufacture, package, label and release such API or Licensed Product, calculated as follows: (i) to the extent that the API or Licensed Product is manufactured, packaged, labeled or released by TESARO or any of its Affiliates or Sublicensees, their actual direct material costs and direct labor costs plus manufacturing overhead, directly and exclusively attributable to such API or Licensed Product (including the API incorporated into such Licensed Product), all calculated in accordance with GAAP; or (ii) to the extent that API or Licensed Product is manufactured, packaged, labeled or released by a Third Party, the actual amounts paid by TESARO or any of its Affiliates or Sublicensees to such Third Party for such activities performed on a specified quantity of such API or Licensed Product plus the costs of any materials (including API and raw materials) provided by TESARO or any of its Affiliates or Sublicensees to such Third Party for such activities, and any manufacturing overhead, quality control and distribution costs incurred by

2

TESARO or any of its Affiliates or Sublicensees with respect to such materials provided or such Licensed Product, as calculated in accordance with clause (i) of this Section 1.11.

1.12                           “Cover”, “Covering” or “Covered” means, with respect to a Patent Right and invention, that, in the absence of ownership of, or a license under, such Patent Right, the practice of such invention would infringe a Valid Claim of such Patent Right (including in the case of a Patent Right that is a patent application, a Valid Claim of such patent application as if such patent application were an issued patent).

1.13                           “EMA” means the European Medicines Agency or any successor agency.

1.14                           “EU” means the countries of the European Union, as it is constituted as of the Effective Date and as it may be expanded from time to time.

1.15                           “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.16                           “Field” means with respect to SCH 619734 (Rolapitant) all therapeutic, prophylactic, palliative and diagnostic uses in humans, and means, with respect to SCH 900978, (i) treatment of nausea or vomiting of any cause; (ii) treatment of disease or treatment of symptoms or side effects of disease in oncology indications; (iii) treatment of side effects of oncology treatments or therapies; and (iv) any other supportive care indications in oncology.

1.17                           “First Commercial Sale”, as to a particular country, means the first commercial sale of a Licensed Product by TESARO or any of its Affiliates or Sublicensees to a Third Party in such country after approval of the NDA, or if approval of an NDA is not required in such country, then following receipt of Marketing Approval required to market such Licensed Product in such country.

1.18                           “GAAP” means United States generally accepted accounting principles applied on a consistent basis, or any other accounting principles generally accepted for public companies in the United States such as International Financial Reporting Standards (“IFRS”). Unless otherwise defined or stated, financial terms shall be calculated under GAAP.

1.19                           “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application (CTA) or a clinical trial exemption (CTX).

1.20                           “Japan Income” means all royalty payments, upfront payments and development, commercialization, regulatory approval and other milestone payments received from a Sublicensee with respect to development or commercialization of Licensed Product in Japan, less applicable Third Party Payments attributable to the development, manufacture, commercialization or use of Licensed Product in Japan, provided that, if a royalty payment made by such Sublicensee to TESARO or any of its Affiliates includes the purchase price of a Licensed Product, then only the royalty amount less the Cost of Goods of such Licensed Product will be included as Japan Income. For the sake of clarity, Japan Income will not include any of the following amounts received by TESARO or any of its Affiliates from a Sublicensee: (i) debt financing or equity (including conditional equity, such as warrants, convertible debt and the like)

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investments in TESARO or any of its Affiliates except the portion of such financing or investment that exceeds the fair market value of such debt or equity securities; (ii) research and development funding, including funding for all or a portion of the costs of clinical trials or regulatory activities, which is reimbursed to TESARO or any of its Affiliates for expenditures actually incurred by TESARO or such Affiliate and which are directly attributable to development and commercialization of Licensed Product in Japan, including funding provided for clinical trials and other activities conducted outside of Japan but which will generate data to be used to support development or commercialization in Japan; (iii) reimbursement for Cost of Goods for product manufactured by or for TESARO or any of its Affiliates; and (iv) amounts paid by a Sublicensee to TESARO or any of its Affiliates as reimbursement for specific costs actually incurred by TESARO or such Affiliate and which are directly attributable to development and commercialization of Licensed Product in Japan, including reimbursement of patent-related costs for prosecution or protection of patents in Japan, and the costs of maintaining the global safety database.

1.21                           “Japan Income Sharing Term” has the meaning set forth in Section 4.6(b).

1.22                           “Know-how” means all biological materials and other tangible materials, inventions, practices, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, procedures, specifications, assays, skills, experience, techniques, data and results of experimentation and testing, including pharmacological, toxicological, safety, stability and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise.

1.23                           “Licensed Product” means any product comprising, incorporating or containing any Compound, or an alternate form of any Compound, including, but not limited to, a pharmaceutically acceptable salt, polymorph, crystal form, prodrug, or solvate of any Compound to the extent such alternate form is claimed in the OPKO Patent Rights.

1.24                           “Major EU Markets” means the United Kingdom, France, Italy, Spain and Germany.

1.25                           “Marketing Approval” means any approval, including price approval, registration, license or authorization from any Regulatory Authority required to market and sell a Licensed Product in a jurisdiction and shall include an approval, registration, license or authorization granted in connection with an NDA.

1.26                           “NDA” means a New Drug Application, Biologics License Application or equivalent submission filed with the FDA in connection with seeking Marketing Approval of a Licensed Product, or an equivalent application filed with any equivalent regulatory agency or governmental authority in any jurisdiction other than the United States.

1.27                           “Net Sales” means the gross amount invoiced on sales of Licensed Product in the Territory (not including sales of Licensed Product by a Sublicensee in Japan ) by TESARO, its Affiliates or Sublicensees to any Third Party, less the following deductions with respect to the sale of such Licensed Product:

(i)                                     normal trade, cash and quantity discounts and other customary discounts actually given to customers in the ordinary course of business;

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(ii)                                  rebates, credits and allowances given by reason of rejections, returns, damaged or defective product or recalls;

(iii)                               government-mandated rebates and any other compulsory payments, credits, adjustments and rebates actually paid or deducted;

(iv)                              price adjustments, allowances, credits, chargeback payments, discounts, rebates, fees, reimbursements or similar payments granted to managed care organizations, group purchasing organizations or other buying groups, pharmacy benefit management companies, health maintenance organizations and any other providers of health insurance coverage, health care organizations or other health care institutions (including hospitals), health care administrators or patient assistance or other similar programs, or to federal, state/provincial, local and other governments, including their agencies, or to wholesalers, distributors or other trade customers;

(v)                                 reasonable and customary freight, shipping, insurance and other transportation expenses, if actually borne by such TESARO or its Affiliates or Sublicensees without reimbursement from any Third Party;

(vi)                              sales, value-added, excise taxes, tariffs and duties, and other taxes and government charges directly related to the sale, delivery or use of Licensed Product (but not including taxes assessed directly against the income derived from such sale) net of any credits or allowances received by TESARO or its Affiliates or Sublicensees with respect to such taxes or charges;

(vii)                           amounts previously included in Net Sales of Licensed Product that are written off as uncollectible after reasonable collection efforts, in accordance with standard practices of the applicable party; and

(viii)                        any item, substantially similar in character or substance to any of the foregoing, calculated in accordance with GAAP consistently applied and customary in the pharmaceutical industry to be deducted in the definition of net sales in a license agreement of this type.

Notwithstanding anything in this Agreement to the contrary, the transfer of a Licensed Product between or among TESARO, its Affiliates and Sublicensees will not be considered a sale.

Net Sales will include the cash consideration received on a sale and the fair market value of all non-cash consideration.

Disposition of Licensed Product for, or use of the Licensed Product in, clinical trials or other scientific testing, as free samples, or under compassionate use, patient assistance, or test marketing programs or other similar programs or studies where a Licensed Product is supplied without charge shall not result in any Net Sales however if TESARO or any of its Affiliates or Sublicensees charges for such Licensed Product, the amount billed will be included in the calculation of Net Sales.

Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Licensed Product are giving rise to Net Sales.

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In the event a Licensed Product is sold in the form of a Combination Product, then the Net Sales for any such Combination Product shall be determined by multiplying the Net Sales of the Combination Product during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the weighted (by sales volume) average sale price of the Licensed Product component when sold separately in finished form in the country in which the Combination Product is sold and B is the weighted (by sales volume) average sale price of the other active pharmaceutical ingredients or significant components included in the Combination Product when sold separately in finished form in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of both the Licensed Product component and the other active pharmaceutical ingredients or significant components did not occur in such period, then in the most recent royalty reporting period during the preceding twelve (12) months in which sales of both occurred, if any. In the event that such average sale price cannot be determined for both the Licensed Product and all other active pharmaceutical ingredients or significant components included in the Combination Product, then the Parties will in good faith discuss and agree on a pro-rata allocation of the Net Sales that reflects the Licensed Product’s contribution to the Combination Product on an equitable basis. TESARO covenants that neither it nor any of its Affiliates or Sublicensees will intentionally manipulate the fraction A/(A+B) to avoid or reduce royalty payments or obligations that would otherwise be due for sales of Licensed Product in combination form or otherwise

1.28                           “OPKO Patent Rights” means (i) any and all patents and patent applications owned or otherwise Controlled by OPKO or any of its Affiliates on the Effective Date or at any time during the Term anywhere in the Territory that Cover OPKO Know-how or that otherwise Cover the research, formulation, development, manufacture, import, marketing, sale or use of Licensed Product in the Field; and (ii) any and all extensions or restorations of the foregoing patents or patent applications by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and supplementary protection certificates and the like. OPKO Patent Rights includes the patents and patent applications listed in Exhibit C.

1.29                           “OPKO Japan Share” has the meaning set forth in Section 4.5, subject to adjustment as set forth in Section 4.7.

1.30                           “OPKO Know-how” means any Know-how owned or otherwise Controlled by OPKO or any of its Affiliates as of the Effective Date or any time during the Term that (i) is incorporated into Licensed Product or the manufacturing process for Licensed Product; (ii) was used or generated in the development, manufacture or use of Licensed Product; or (iii) is otherwise reasonably necessary or useful to the research, formulation, development (including filing for and obtaining Marketing Approval), manufacture, import, marketing, sale or use of Licensed Product in the Field.

1.31                           “Patent Rights” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations, supplemental protection certificates and extensions and the like thereof, and all counterparts thereof in any country.

1.32                           “Regulatory Authority” means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with

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authority over the marketing, commercialization, manufacture or sale of a pharmaceutical product in the Territory, including the FDA in the United States and the EMA in the EU.

1.33                           “Royalty Term” has the meaning set forth in Section 4.6 (a).

1.34                           SCH 619734 (Rolapitant) means the compound described in Exhibit A.

1.35                           “SCH 900978” means the compound described in Exhibit B.

1.36                           “Sublicensee” means a Third Party to whom TESARO or any of its Affiliates or another Sublicensee grants an express sublicense under the OPKO Patent Rights and OPKO Know-how to develop, manufacture, commercialize or use Licensed Product in the Field, provided that the term “Sublicensee” does not include any wholesaler or third party distributor who re-sells a Licensed Product purchased from TESARO or any of its Affiliates or Sublicensees in final finished form (but not necessarily in final packaged, and labeled form), provided that OPKO is paid the royalty specified in Section 4.4 on the purchase price of such Licensed Product paid by such wholesaler or distributor to TESARO or any of its Affiliates or Sublicensees.

1.37                           “Technology Transfer Plan” means the plan for transfer to TESARO of OPKO Know-how attached to this Agreement as Exhibit D.

1.38                           “Term” means the term of this Agreement determined in accordance with Section 9.1.

1.39                           Territory” means worldwide.

1.40                           “TESARO Improvement” means any Know-how owned or otherwise Controlled by TESARO or any of its Affiliates that constitutes an improvement of the OPKO Know-how developed during the Term and is incorporated into the Licensed Product by TESARO or any of its Affiliates.

1.41                           “TESARO Improvement Patent Rights” means Patent Rights owned or Controlled by TESARO or any of its Affiliates Covering any TESARO Improvement.

1.42                           “Third Party” means any person other than a Party or any of its Affiliates or their respective employees.

1.43                           “Third Party Agreements” has the meaning set forth in Section 7.2(k).

1.44                           “Third Party Payments” means all * under licenses to intellectual property or to acquire intellectual property that is necessary for the development, manufacture, import, sale or use of Licensed Product in the Field. For purposes of this definition, the term “necessary” shall mean that, in the reasonable determination *, if the relevant Patent Right of the Third Party were to be found to be valid, there would be * that the manufacture, use or sale of Licensed Product would be found to infringe such Patent Right, provided that nothing in the foregoing requires a court or other legal determination of validity or infringement.

1.45                           “United States” or “U.S.” means the United States of America and its territories and possessions.

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1.46                           “Valid Claim” means (i) a claim of an issued and unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be taken or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or been dedicated to the public, and (ii) a claim in a pending patent application that is being prosecuted and that has not been abandoned, disclaimed, allowed to lapse or finally determined to be unallowable by the applicable governmental authority in a decision from which no appeal can be taken or from which no appeal is taken within the time allowed for appeal.

ARTICLE II
LICENSE GRANT

2.1                                 License Grant. Subject to the terms and conditions of this Agreement, OPKO and its Affiliates grant to TESARO an exclusive license (or sublicense, as the case may be) under the OPKO Patent Rights and the OPKO Know-how, in each case with the right to grant sublicenses, to the extent provided in Section 2.2, to research, develop, make, have made, use, import, export, market, offer for sale, sell and have sold, Licensed Product in the Territory within the applicable Field.

2.2                                 Sublicenses.

(a)                                  Sublicensing. The rights granted to TESARO by OPKO under Section 2.1, may be extended to an Affiliate or sublicensed, in whole or in part, to a Third Party (through multiple levels of sublicensing); provided, that any sublicense that includes commercialization rights will require the prior consent of OPKO which such consent OPKO shall not unreasonably withhold, condition or delay. Notwithstanding anything in this Agreement to the contrary, OPKO shall be deemed to have granted its consent to any sublicense under this Section if OPKO has not provided TESARO with written notice of OPKO’s reasonable objection to the sublicense within * business days of receipt of a written request for such consent from TESARO, along with an unredacted copy of the relevant term sheet for an agreement which transfers rights granted hereunder so that OPKO may consider granting consent. In addition, TESARO will, promptly after signature, provide OPKO with an unredacted copy of each agreement with a Sublicensee executed by TESARO or any of its Affiliates. Permitted Sublicensees may also extend the rights granted under Section 2.1 to any of their Affiliates.

(b)                                 Performance by Sublicensees. TESARO will be fully responsible for performance by each Sublicensee of its obligations under this Agreement. Each sublicense granted by TESARO pursuant to this Section 2.2 will contain terms and conditions consistent with those sections of this Agreement applicable to Sublicensees. Each sublicense agreement will contain the following provisions: (i) a requirement that any Sublicensee selling Licensed Product submit applicable sales or other reports to TESARO to the extent necessary or relevant to the reports required to be made or records required to be maintained under this Agreement; (ii) an audit requirement as to those Sublicensees selling Licensed Product consistent with that set forth in Section 4.15; and (iii) a requirement that such Sublicensee comply with the confidentiality provisions and restrictions on use of Confidential Information consistent with

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Article VI with respect to Confidential Information of OPKO. If TESARO becomes aware of a material breach by a Sublicensee of the rights granted to TESARO under Section 2.1, TESARO will promptly notify OPKO of the particulars of the same, and will use Commercially Reasonable Efforts to enforce the terms of such sublicense.

2.3                                 Covenant Not to Sue. At the request of TESARO, OPKO will use Commercially Reasonable Efforts to enforce the covenant not to sue obligations of Merck & Co., Ltd. under Section 7.7 of the Asset Purchase Agreement with respect to the activities of TESARO and its Affiliates and Sublicensees under this Agreement; provided, that TESARO will promptly reimburse all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by OPKO in connection with such requested efforts.

2.4                                 Responsibility; Decision-making. During the Term, TESARO will, including through its Affiliates and Sublicensees, have sole responsibility for and sole decision-making authority with respect to, the research, development, manufacture, marketing, sale and use of Licensed Product in the Field, and except as otherwise expressly set forth in this Agreement, will be responsible for all of the costs and expenses associated with such activities during the Term.

2.5                                 Diligence. TESARO will use Commercially Reasonable Efforts during the Term to develop and obtain Marketing Approval for a Licensed Product in the United States and in each Major EU Market, and to commercialize such Licensed Product in the United States and each Major EU Market if the relevant Marketing Approval is obtained. TESARO shall keep OPKO informed as to TESARO’s progress in these efforts. In addition, TESARO will use Commercially Reasonable Efforts to secure any data and market exclusivity, including New Chemical Entity exclusivity, for a Licensed Product for which Marketing Approval is obtained to the extent available from the applicable Regulatory Authorities. TESARO agrees to register this Agreement with any foreign governmental agency, which requires such registration and where the failure to so register would have a material adverse impact on commercialization of Licensed Product in a major market, and * in connection therewith. TESARO shall not be relieved of any of its obligations under this Agreement by any failure to register this Agreement in any country, and, specifically, shall not be relieved of its obligation to make any payment due to OPKO where such payment is blocked due to any failure to register this Agreement.

2.6                                 Joint Steering Committee.

(a)                                  Formation. Within * days after the Effective Date, the parties will form a committee (the “Joint Steering Committee”) comprising at least * representatives from each party.

(b)                                 Responsibilities. The Joint Steering Committee will be responsible for (i) reviewing the status and progress of efforts related to the development, manufacture and registration of the Licensed Product; and (ii) discussing other matters related to this Agreement referred to it by agreement of the Parties. Each Party’s representatives to the Joint Steering Committee shall communicate with one another as necessary to perform the Parties’ respective obligations under this Agreement.

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(c)                                  Meetings. The Joint Steering Committee shall hold its first meeting in person within forty-five (45) days after the Effective Date. Thereafter, the Joint Steering Committee will meet as often as necessary either in person or by telephone at mutually acceptable times and locations. Either party may call a Joint Steering Committee meeting upon reasonable written notice, but not more than twice each year, unless both Parties mutually agree.

(d)                                 Development Plan. The parties agree that TESARO shall prepare a written development plan (the “Development Plan”) for the development of the Licensed Product within forty-five (45) days after the Effective Date. The Development Plan shall include schedules and milestones for the development activities of TESARO. TESARO may amend the Development Plan at any time in its sole discretion. TESARO shall present the Development Plan and any material amendments to the Joint Steering Committee for review.

2.7                                 Latin America. OPKO will have the option to become the exclusive distributor of Licensed Product in Latin America on terms to be mutually agreed upon by the Parties (the “Latin America Option.” To exercise its Latin America Option, OPKO must give written notice of such exercise to TESARO within * after * for Licensed Product in the *. In the event OPKO does not give notice of its exercise of the Latin America Option within the foregoing time period or the Parties are unable, despite good faith negotiation, to agree on mutually acceptable terms of a distribution agreement, OPKO will have no further rights under this Section, and TESARO will be free to distribute Licensed Product in Latin America itself or through an Affiliate, Sublicensee or a Third Party distributor. Notwithstanding the foregoing, in the event the Parties are unable, despite good faith negotiation, to agree on mutually acceptable terms of a distribution Agreement, TESARO agrees that it will not enter into a final agreement with any Third Party regarding the rights to distribute Licensed Product in all of or any territory within Latin America (a “Latin American Opportunity”) without first giving OPKO a good faith opportunity to agree to such Latin American Opportunity on material terms substantially similar to those offered (or intended to be offered) by TESARO to the Third Party (or offered by the Third Party to TESARO) (“Right to Match”). OPKO’s Right to Match with regard to Latin American Opportunities operates as follows:

(a)                                  When a Latin American Opportunity arises, TESARO shall give OPKO prompt written notice of the material financial, intellectual property, term and termination, indemnification, governing law and other material terms of the Latin American Opportunity.  Within * after receiving TESARO’s written notice under this Subsection 2.7(a), OPKO shall respond in writing to TESARO regarding whether it will substantially match or decline to substantially match the material terms of TESARO’s proposed agreement.

(b)                                 If, in its response, OPKO indicates its interest in substantially matching the material terms of TESARO’s proposed agreement, the Parties shall negotiate in good faith a definitive agreement (with material terms substantially similar to those set forth in TESARO’s proposed agreement) for a period of up to * after TESARO received OPKO’s response. If, after such time, a final agreement cannot be reached and the Parties do not mutually extend the negotiation period, TESARO shall be free to execute its proposed agreement with the Third Party on material terms no more favorable to the Third Party than the material terms presented to OPKO under subsection (a) above were to OPKO. However, if such material terms are more

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favorable to the Third Party, then TESARO must offer, and OPKO has a Right to Match, such terms in accordance with the procedures and restrictions contained in this Section 2.7.

ARTICLE III
TECHNOLOGY TRANSFER AND TRANSITION ACTIVITIES

3.1                                 Know-how Transfer. OPKO agrees to transfer to TESARO the OPKO Know- how specified in the Technology Transfer Plan in accordance with the time-lines and other requirements set forth in such plan, and to transfer such other OPKO Know-how, as TESARO may from time to time reasonably request during the Term, promptly after such request. In addition, OPKO will, as part of transfer of OPKO Know-how, assign to TESARO those Third Party Agreements as to which TESARO specifically requests assignment and which by their terms may be assigned. To the extent the consent of any Third Party is required to assign a Third Party Agreement to TESARO, OPKO will use Commercially Reasonable Efforts to obtain such consent. In the event a Third Party Agreement is not assigned to TESARO, OPKO will, as set forth in the Technology Transfer Plan, or as otherwise requested by TESARO, use Commercially Reasonable Efforts to obtain any information or other benefits under such agreement related to access to OPKO Know-how as would be available to OPKO.

3.2                                 Cooperation. OPKO shall make its personnel reasonably available to TESARO to respond to questions related to the OPKO Know-how, and to provide such ongoing support and assistance as TESARO may reasonably request in the transition of development and manufacturing responsibility for Licensed Products to TESARO. In connection with the foregoing, at the request of TESARO, OPKO will seek the assistance of Merck & Co., Ltd. to the extent such support continues to be available under Section 2.5 of the Asset Purchase Agreement.

3.3                                 Regulatory Transition. Within * after the Effective Date, or as otherwise mutually agreed, the Parties will file with applicable Regulatory Authorities such documentation as may be required to transfer any IND to TESARO, and the Parties will use Commercially Reasonable Efforts to take such actions as any such Regulatory Authority may request to effect any such transfer. Prior to transfer of the IND, OPKO will continue to perform such obligations as are required under applicable law with respect to an IND holder, but under the direction of TESARO.

3.4                                 Supply of Material. OPKO will, * transfer to TESARO in accordance with the Technology Transfer Plan all quantities of API and Licensed Product in OPKO’s possession or control. To the extent such API or Licensed Product is identified as GMP-grade materials in the Technology Transfer Plan, OPKO represents that (i) since OPKO’s acquisition of such materials, OPKO has handled and stored such materials in accordance with current Good Manufacturing Practices as defined in the U.S. (“GMP”), and (ii) nothing has come to OPKO’s attention which leads it to believe that any such material has not been manufactured and stored in accordance with GMP, that it would not conform in all material respects to the applicable specifications or would not be fit for use in clinical trials pursuant to FDA guidelines and requirements. OPKO will provide copies of batch records and certificates of compliance in its possession with respect to such material. In addition, OPKO will, at the request of TESARO, require Merck & Co., Inc.

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to deliver the Hold Back API, as defined in the Asset Purchase Agreement, to TESARO or its designee, and to supply addition quantities of API to the extent consistent with Merck & Co., Inc.’s obligation under Section 7.11(b) of the Asset Purchase Agreement on terms to be approved by TESARO.

3.5           Costs. Each Party * associated with technology transfer activities to be provided under this Section. To the extent any technology transfer activities to be provided under this Section require * bear the costs of such external resources, provided that such activities and costs are expressly set forth in the Technology Transfer Plan or are otherwise approved in writing in advance by *.

ARTICLE IV
FINANCIAL PROVISIONS

4.1           License Fee. Within ten (10) days of the Effective Date, TESARO will pay to OPKO a non-creditable, non-refundable license fee of $6,000,000, as compensation for past and future research and development expenses, patent prosecution and maintenance fees, and for exclusive rights to the Licensed Product in the U.S.

4.2           Intentionally Left Blank

4.3           Milestones Payments by TESARO. Subject to the terms and conditions of this Agreement, TESARO will pay OPKO a milestone payment upon the first occurrence of each of the following events, no later than thirty (30) days after the occurrence of the event:

Event Milestone		Event Milestone Payment
(i)	Acceptance by the FDA of the first NDA for Marketing Approval of Licensed Product in the United States	$5,000,000
(ii)	First Commercial Sale of Licensed Product in the U.S.	$15,000,000
(iii)	First Commercial Sale of Licensed Product in the EU	$10,000,000

Each of the above milestone payments will be payable only upon the first occurrence of the applicable event, regardless of how many times the event is ultimately achieved.

In addition, TESARO will pay to OPKO the following commercial milestone payments upon the first achievement of the corresponding event:

First achievement of calendar year Net Sales in excess of $150 million	$	*,000,000
First achievement of calendar year Net Sales in excess of $300 million	$	*,000,000
First achievement of calendar year Net Sales in excess of $500 million	$	*,000,000

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4.4           Royalty Payments by TESARO. Subject to the adjustment, if any, to be made under Sections 4.7 and 4.8, TESARO will pay to OPKO royalties on Net Sales of Licensed Product in the Field in the Territory (other than sales of Licensed Product by a Sublicensee in Japan) by TESARO and its Affiliates and Sublicensees, calculated using the following royalty rates:

(a)           U.S. and EU. For the sale of Licensed Product in the U.S. and the EU, the royalty rate will be the Tier One Royalty Rate or the Tier Two Royalty Rate, as set forth below, depending on the applicable API Cost. The Tier One royalty rates will apply if the average API Cost of Licensed Product sold by TESARO and its Affiliates and Sublicensees during the preceding calendar year was equal to or greater than *. The Tier Two royalty rates will apply if the average API Cost of Licensed Product sold by TESARO and its Affiliates and Sublicensees during the preceding calendar year was less than *. Notwithstanding the foregoing, the API Cost used to determine whether to apply the Tier One Royalty Rate or the Tier Two Royalty Rate in the launch year will be based the average API Cost for the clinical and commercial runs of API during the twelve (12) months preceding the date of First Commercial Sale.

Portion of Calendar Year Net Sales in the United States	Tier One Royalty Rates	Tier Two Royalty Rates
On that portion of calendar year Net Sales in the U.S. less than or equal to $ 150 million	* %	* %
On that portion of calendar year Net Sales in the U.S. greater than $150 million but less than or equal to $300 million	* %	* %
On that portion of calendar year Net Sales in the U.S. greater than $300 million but less than or equal to $450 million	* %	* %
On that portion of calendar year Net Sales in the U.S. greater than $450 million	* %	* %

Portion of Calendar Year Net Sales in the EU	Tier One Royalty Rate	Tier Two Royalty Rates
On that portion of calendar year Net Sales in the EU less than or equal to $50 million	* %	* %
On that portion of calendar year Net Sales in the EU greater than $50 million but less than or equal to $100 million	* %	* %

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On that portion of calendar year Net Sales in the EU greater than $100 million but less than or equal to $150 million	* %	* %
On that portion of calendar year Net Sales in the EU greater than $150 million	* %	* %

(b)           Rest of World Other than Japan. The royalty rate outside the U.S., EU and Japan will be *.

(c)           Minimum Annual Royalty. If the aggregate amount of royalties paid or payable by TESARO to OPKO on sales of Licensed Products under this Section during each of the first five calendar years commencing with the first full calendar year following the First Commercial Sale of Licensed Product in the U.S. and ending with the calendar year in which the fifth anniversary of the First Commercial Sale of Licensed Product in the U.S. occurs (the “Measurement Period”) is less than * (the “Minimum Annual Royalty”), then within forty-five (45) days of the end of each such calendar year, TESARO will pay OPKO an amount equal to the difference between the * and the aggregate amount of royalties paid or payable to OPKO on sales of the Licensed Product during such calendar year (the “Annual Royalty Shortfall”). During the Measurement Period, any Annual Royalty Shortfall paid or payable by TESARO will be offset dollar for dollar by the aggregate amount of royalties paid or payable to OPKO on sales of the Licensed Product during any prior calendar year during the Measurement Period that exceeded * and any royalties payable during the Measurement Period that exceed * will be offset by the amount of any Annual Royalty Shortfall payments made in any prior calendar year and not previously used as an offset. The Minimum Annual Royalty will not apply, and no Annual Royalty Shortfall will be due, in the event the commercial potential of any Licensed Product in the U.S. has been materially adversely affected by: (i) the outcome of a clinical trial of Licensed Product; (ii) material safety issues identified in the course of the Phase 3 clinical trial or commercialization of Licensed Product; (iii) restrictions imposed by third party payers, including the government, on reimbursement for Licensed Product; or (iv) the absence of a Valid Claim of an issued patent within OPKO Patent Rights Covering the Licensed Product in the United States.

4.5           Japan. TESARO will pay OPKO fifty percent (50%) of all Japan Income (the “OPKO Japan Share”). In the event OPKO is required to make payments to a Third Party under an agreement in existence as of the Effective Date, based on the OPKO Japan Share of the Japan Income (the “OPKO Third Party Obligation”), TESARO will pay up to fifty percent (50%) of such OPKO Third Party Obligation, provided that, in no event will TESARO’s share of the OPKO Third Party Obligation exceed twelve and one half percent (12.5%) of the amounts that would otherwise be payable to OPKO on the Japan Income that triggered the OPKO Third Party Obligation. In the event sales of Licensed Product in Japan are made directly by TESARO or any of its Affiliates and are not conducted through a Sublicensee, TESARO will pay to OPKO royalties on Net Sales of Licensed Product in Japan at the rate of *, subject to the adjustments set forth in Section 4.7 and 4.8 to the same extent as applicable to royalties on Net Sales payable under Section 4.4.

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4.6           Royalty and Income Sharing Term.

(a)           Royalties. Royalties under Section 4.4 will be payable on a country by country and Licensed Product-by-Licensed Product basis during the period commencing on the First Commercial Sale of such Licensed Product in the applicable Field in such country and ending upon the later of (i) the date of expiration, unenforceability or invalidation of the last Valid Claim of OPKO Patent Rights Covering such Licensed Product in such country, and (ii) twelve (12) years from the date of First Commercial Sale in such country (the “Royalty Term”).

(b)           Japan Income Sharing. TESARO’s obligation to share Japan Income under Section 4.5 will be payable on a Licensed Product-by-Licensed Product basis during the period commencing on the Effective Date and ending upon the later of (i) the date of expiration, unenforceability or invalidation of the last Valid Claim of OPKO Patent Rights Covering Licensed Product in Japan, and (ii) twelve (12) years from the date of First Commercial Sale in Japan (“Japan Income Sharing Term).

(c)           End of Royalty Term or Japan Income Sharing Term. Upon expiration of the Royalty Term or Japan Income Sharing Term, as the case may be, in the country of sale, the license granted to TESARO and its Affiliates and Sublicenses under Article II will convert to a fully paid-up, non-royalty-bearing, license in the applicable country.

4.7           Reduction for No Valid Claim. The royalties payable under Section 4.4 with respect to Net Sales of a Licensed Product will be reduced, on a country by country and Licensed Product-by-Licensed Product basis, by * of the amounts otherwise payable under Section 4.4, during any portion of the Royalty Term when there is no Valid Claim of an issued patent within OPKO Patent Rights Covering such Licensed Product in the country of sale or other protective data or marketing exclusivity. Notwithstanding the foregoing, in the event there is no Valid Claim of an issued patent within OPKO Patent Right Covering a Licensed Product being sold in a country and a Third Party has obtained Marketing Approval in such country for a product containing the same active ingredient as contained in Licensed Product, the reduction on royalties under the preceding sentence will be increased to *.

4.8           Third Party Payments.

(a)           OPKO Payments. Except as specifically set forth in Section 4.5, OPKO will pay all milestones and other payments due under the Asset Purchase Agreement, and under any other agreement to which OPKO or any of its Affiliates is a party.

(b)           Other Third Party Payments. TESARO will have the right to deduct from royalties otherwise payable to OPKO under Section 4.4 (after application of the deductions set forth in Section 4.7), fifty percent (50%) of Third Party Payments, provided that in no event will the royalty payable to OPKO on Net Sales of Licensed Product be reduced as a result of application of this paragraph, to less than fifty percent (50%) of the amount otherwise payable under Section 4.4, as reduced by Section 4.7. Amounts available for offset under this Section and not used as a credit against royalties in the period incurred may be carried over to future periods until fully utilized.

4.9           Payments; Reports. TESARO will pay royalties due on Net Sales and amounts due with respect to Japan Income received in a calendar quarter within * days of the end of such

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calendar quarter. Within * days after the end of each calendar quarter for which amounts are payable by TESARO under Section 4.4 or 4.5, TESARO will submit to OPKO a report, on a country-by-country basis, providing in reasonable detail an accounting of all Net Sales by TESARO and its Affiliates and Sublicensees in the Territory (including, in each case, an accounting of all unit sales of the Licensed Product and a calculation of the deductions from gross invoice price to Net Sales in accordance with Section 1.27) made during such calendar quarter and all Japan Income and the calculation of the applicable amounts due under Section 4.4 and 4.5. TESARO will, at the time TESARO submits a report under this Section, pay to OPKO all amounts due to OPKO under Sections 4.4 and 4.5, as indicated in the applicable report.

4.10         Taxes. TESARO will make all payments to OPKO under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by applicable law to be made on account of Taxes (as that term is defined below). Any Tax required to be withheld under applicable law on amounts payable under this Agreement will promptly be paid by TESARO or its Affiliates or Sublicensees on behalf of OPKO to the appropriate governmental authority, and TESARO will furnish OPKO with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by OPKO. TESARO will give notice of its intention to begin withholding any such Tax in advance and cooperate to use reasonable and legal efforts to reduce such Tax on payments made to OPKO hereunder. The Parties will cooperate with respect to all documentation required by any relevant government taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes. Solely for purposes of this Section 4.10, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by a government authority, but not including TESARO income taxes.

4.11         United States Dollars. All dollar ($) amounts specified in this Agreement are United States dollar amounts.

4.12         Currency Conversion. All payments to be made by TESARO to OPKO will be made in U.S. Dollars, to a bank account designated by OPKO. In the case of sales outside the United States, payments received by TESARO will be expressed in the U.S. Dollar equivalent calculated on a quarterly basis in the currency of the country of sale and converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable calendar quarter to which the sales relate, in accordance with GAAP and the then current standard methods of TESARO or the applicable Sublicensee, to the extent reasonable and consistently applied. TESARO will inform OPKO as to the specific exchange rate translation methodology used for a particular country or countries.

4.13         Blocked Payments. If, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for TESARO or any of its Affiliates or Sublicensees to move revenues related to Licensed Product out of such country, TESARO will promptly notify OPKO of the conditions preventing such transfer, and royalties on the affected Net Sales or amounts payable on Japan Income shall, in lieu of payment under Section 4.9, be deposited in local currency in the relevant country to the credit of OPKO in a recognized banking institution in such county designated by OPKO or, if none is designated by OPKO within a period of thirty (30) days, in a recognized banking institution in such county selected by TESARO or its

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Affiliates or Sublicensees, as the case may be, and identified in a notice given to the Party on whose account the funds are deposited.

4.14         Late Payments. TESARO will pay interest to OPKO on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of * per month or the highest rate permitted by applicable law, calculated based on the number of days such payments are paid after the date such payments are due.

4.15         Records and Audits. TESARO will keep complete and accurate records relating to the calculations of Net Sales and Japan Income generated in the then current calendar year, and during the preceding *. OPKO will have the right, * at its *, to have a nationally recognized, independent, certified public accounting firm, selected by it and reasonably acceptable to TESARO, review any such records of TESARO and its Affiliates and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice (which shall be no less than thirty (30) days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Section 4.4 and 4.5 within the * period preceding the date of the request for review. No * will be subject to audit under this Section more than once. TESARO will receive a copy of each such report concurrently with receipt by OPKO. Should such inspection lead to the discovery of a discrepancy to OPKO’s detriment, TESARO will, within thirty (30) days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy, plus interest on the underpayment at a rate per annum equal to the lesser of * per month or the highest rate permitted by applicable law, calculated from the date the underpayment was made until the date of payment to OPKO of the underpayment. * will pay the full cost of the review unless the underpayment of amounts due to * is greater than * of the amount due for the entire period being examined, in which case * will pay the reasonable cost charged by such accounting firm for such review. Any undisputed overpayment of royalties by TESARO revealed by an examination will be paid by OPKO within * of OPKO’s receipt of the applicable report. Any disagreement regarding the results of any audit conducted under this Section will be subject to the dispute resolution provisions set forth in Article X.

ARTICLE V
INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION
AND RELATED MATTERS

5.1           Prosecution and Maintenance of Patent Rights. Within * after the Effective Date, OPKO will transfer to TESARO responsibility for filing, prosecuting and maintaining all OPKO Patent Rights (other than the OPKO Patent Rights, if any, that were licensed but not assigned to OPKO under the Asset Purchase Agreement) in such a way that there is not any loss of rights during such * period or in connection with the transition, including consulting with TESARO and cooperating with TESARO related to such activities prior to completion of the transition, and contacting the foreign agents of OPKO to assist in the transfer of power of attorney as required by the relevant patent offices for TESARO to assume prosecution of such files. Commencing after notification to the USPTO and OPKO foreign agent of the change in prosecution status, TESARO will have responsibility, at TESARO’s cost, for filing, conducting

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prosecution, and maintaining (including the defense of any interference or opposition proceedings) all such OPKO Patent Rights as to which OPKO has assumed and maintains responsibility under this Section, and shall use Commercially Reasonable Efforts in the conduct of such activities. TESARO will provide to OPKO copies of all prosecution filings and material submissions and correspondence related to OPKO Patent Rights for which TESARO has assumed and maintains responsibility under this Section sent to or received from patent offices, and other service providers including maintenance fee providers, and, with respect to patent applications, and material submissions, will use reasonable efforts to provide OPKO with a draft of each such filing or material submission reasonably in advance of submission, and will consider in good faith any comments that OPKO may timely provide. In addition, TESARO will provide to OPKO such other information related to prosecution of the OPKO Patent Rights for which TESARO has assumed and maintains responsibility under this Section as OPKO may from time to time reasonably request to allow OPKO to track prosecution and maintenance of such OPKO Patent Rights including docket reports of all pending and issued patents and patent applications within OPKO Patent Rights. In the event TESARO decides to abandon prosecution in any country with respect to an OPKO Patent Right for which TESARO is responsible under this Section in a particular country or decides to not otherwise maintain or extend any OPKO Patent Right for which TESARO is responsible under this Agreement in a particular country, in either case where a substitute is not filed for such OPKO Patent Right (such OPKO Patent Right in the applicable country being referred to in this Agreement as an “Abandoned Patent Right”), TESARO will give OPKO written notice, and will transfer the relevant files and authority to OPKO, sufficiently in advance of any loss of rights to allow OPKO to file, prosecute, maintain or extend, as the case may be, claims with respect to such Abandoned Patent Rights in the relevant country, and such Abandoned Patent Right in the relevant country will no longer be included as an OPKO Patent Right licensed to TESARO under Agreement.

5.2           Patent Term Extensions. TESARO will use Commercially Reasonable Efforts to obtain patent term extensions (including those extensions available under U.S. Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country) wherever applicable to licensed OPKO Patent Rights as to which TESARO controls prosecution that Cover Licensed Product in the Field in the Territory, and OPKO will cooperate, at TESARO’s request and expense in connection with such activities. All filings for such extensions shall be made by the Party responsible for filing, prosecuting and maintaining the relevant Patent Rights in accordance with this Section.

5.3           Third Party Infringement.

(a)           Notices. Each Party will promptly report in writing to the other Party any (i) known or suspected infringement of any OPKO Patent Rights, or (ii) unauthorized use or misappropriation of any OPKO Know-how by a Third Party, of which such Party becomes aware, in each case only to the extent relevant to Licensed Product or the development, manufacture, commercialization or use of Licensed Product in the Field in the Territory, and will provide the other Party with all available information evidencing such infringement, or unauthorized use or misappropriation.

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(b)           TESARO First Right to Enforce Certain OPKO Patent Rights. TESARO or its designated Affiliate or Sublicensee will have the first right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of, or otherwise protect or enforce, the OPKO Patent Rights as to which TESARO controls prosecution against a Third Party who is researching, developing, making, using or selling a product in the Field in a country within the Territory. OPKO and its Affiliates will join such suit if the relevant court would lack jurisdiction if OPKO or such Affiliate were absent from such suit and OPKO and such Affiliates will execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by TESARO; provided, that * incurred by * and such Affiliates in connection with such requested cooperation.

(c)           OPKO Rights if TESARO Elects Not to Proceed. If TESARO does not initiate a suit or take other appropriate action pursuant to Section 5.3(b) within * days after knowledge of such infringement or misappropriation or, in the case of receipt of a notice letter sent by a Third Party pursuant to the requirements of 21 U.S.C. § 355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or under any analogous provisions, within * before any statutory or regulatory deadline for filing such suit, then OPKO will have the immediate right to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of, or otherwise to protect or enforce the relevant OPKO Patent Rights. TESARO and its Affiliates will join such suit if the relevant court would lack jurisdiction if TESARO or such Affiliates were absent from such suit and TESARO and such Affiliates will execute such legal papers and cooperate in the prosecution of such suit as may be reasonably requested by OPKO; provided, that * (including *) incurred by * and such Affiliates in connection with such requested cooperation.

(d)           Enforcement Against Other Infringement of OPKO Patent Rights. Except as provided in Section 5.3(b), OPKO will have the sole right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to prevent or abate actual or threatened infringement or misappropriation of, or otherwise to protect or enforce, OPKO Patent Rights during the Term.

(e)           Right to Enforce Know-how. Responsibility for preventing or abating actual or threatened infringement or misappropriation of, or otherwise protecting or enforcing OPKO Know-how will be determined in the same manner as the right to enforce OPKO Patent Rights under paragraph (b) and (c). The enforcing Party shall keep the other Party informed of the status of all enforcement activities, and shall consider in good faith all comments of the other Party regarding any aspect of such enforcement.

(f)            Conduct of Certain Actions; Costs. The Party initiating suit under this Section 5.3 will have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this Section. The initiating Party will assume and * incurred in connection with any litigation or proceedings initiated by it pursuant to this Section, including * selected by it.

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(g)           Recoveries.

(i)                            If TESARO initiates suit as permitted in accordance with Section 5.3(b) or, with respect to OPKO Know-how, in the same manner as set forth in Section 5.3(b), any damages, settlements, accounts of profits, or other financial compensation actually paid to TESARO by a Third Party based upon such suit, after deducting TESARO’s actual out of pocket expenses (including reasonable attorneys’ fees and expenses) incurred in pursuing such suit (such net amount, the “Recovery”), will be treated as Net Sales, and will be subject to the royalty payment obligations under Section 4.4 (provided that, for purposes of calculating the applicable royalty rate, such Recovery will not be combined with any calendar year Net Sales), with TESARO retaining the balance after such payment.

(ii)                           If OPKO initiates suit pursuant to Section 5.3(b) or with respect to OPKO Know-how, in the same manner as set forth in Section 5.3(b), OPKO may retain any damages, settlements, accounts of profits, or other financial compensation recovered from a Third Party based upon such suit.

5.4           Patent Invalidity Claim. Each of the Parties will promptly notify the other Party in the event of any legal or administrative action by any Third Party against an OPKO Patent Right, or any certification filed pursuant to 21 U.S.C. § 355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or any notice under any analogous provisions, with respect to such Patent Rights, of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding. Responsibility for defending against any such action shall be determined in the same manner as enforcement of the relevant Patent Rights pursuant to Section 5.3.

5.5           Patent Marking. TESARO agrees to comply with the patent marking statutes in each country in which the Licensed Product is sold by TESARO or its Affiliates or Sublicensees.

ARTICLE VI
CONFIDENTIALITY

6.1           Confidential Information. During the Term and for a period of * after any termination or expiration of this Agreement, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement (which, in the case of TESARO and its Affiliates and Sublicensees, includes activities contemplated by the licenses granted in Sections 2.1) or as otherwise specifically permitted under this Agreement, any Confidential Information of the other Party. The terms of this Agreement will be considered Confidential Information of both Parties, subject to permitted disclosures as set forth in this Article VI. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 6.1 will not apply to any Confidential Information that:

(i)                            was known by the receiving Party prior to disclosure by the disclosing Party hereunder (as evidenced by the receiving Party’s written records or other competent evidence);

(ii)                           is or becomes part of the public domain through no fault of the receiving Party;

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(iii)                          is disclosed to the receiving Party by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party and provided such Third Party is not disclosing such information on behalf of the disclosing Party; or

(iv)                          is independently developed by personnel of the receiving Party who did not have access to the Confidential Information (as evidenced by the receiving Party’s written records or other competent evidence).

In addition, if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, such Party shall provide prior written notice and a copy of such intended disclosure to such other Party if possible under the circumstances, will consider in good faith the other Party’s comments, will disclose only such Confidential Information of such other Party as is required to be disclosed and will cooperate in the disclosing Party’s efforts to obtain a protective order or to limit the scope of the required disclosures. Notwithstanding anything in this Agreement to the contrary, either Party may disclose to bona fide potential or existing investors or lenders, potential acquirors/acquirees, and, in the case of TESARO, to potential and existing sublicensees and collaborators, and to such Party’s consultants and advisors, the existence and terms of this Agreement to the extent necessary in connection with a proposed equity or debt financing of such Party, or a proposed acquisition or business combination or transaction, so long as such recipients are bound in writing to maintain the confidentiality of such information.

6.2           Permitted Disclosures. Each Party agrees that it and its Affiliates will provide or permit access to Confidential Information received from the other Party and such Party’s Affiliates and representatives only to the receiving Party’s employees, consultants, advisors and bona fide potential acquirors, and, in the case of TESARO as the receiving Party, to service providers, investigators, Third Party contractors, potential and existing Sublicensees and distributors, in each case who, in such Party’s reasonable judgment, have a need to know such Confidential Information to assist the receiving Party with the activities contemplated by this Agreement (which, in the case of TESARO and its Affiliates and Sublicensees, includes activities contemplated by the license granted in Sections 2.1) or in connection with a potential business relationship or investment that would encompass Licensed Product, and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party under Section 6.1. OPKO and TESARO shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants, advisors and permitted contractors, sublicensees and distributors, to treat such Confidential Information as required under Section 6.1 (as if such Affiliates, employees, consultants, advisors, contractors, sublicensees and distributors were Parties directly bound to the requirements of Section 6.1). TESARO may also disclose Confidential Information of OPKO to Regulatory Authorities and other governmental authorities, but solely in connection with the activities contemplated by this Agreement.

6.3           Limitation on OPKO Disclosure of OPKO Know-how. During the Term of this Agreement, OPKO will not disclose OPKO Know-how that is specific to Licensed Product or

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the development, manufacture, commercialization or use of Licensed Product to any Third Party without the express written consent of TESARO.

6.4           Publicity. Neither Party will issue a press release or public announcement relating to the terms of this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, except that (i) either or both of the Parties may issue a press release in the form attached as Exhibit E; (ii) a Party may issue such press release or public announcement if the contents of such press release or public announcement are consistent with a previously approved press release or have otherwise previously been made public other than through a breach of this Agreement, and (ii) a Party may issue such a press release or public announcement if required by applicable law, including by the rules or regulations of the United States Securities and Exchange Commission (SEC) or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq; provided that such Party complies with the notice and review provisions set forth in this Section. In no event will OPKO make any public disclosure related to TESARO’s activities under this Agreement or related to the results generated by TESARO or any of its Affiliates or Sublicensees with respect to Licensed Product without the prior written consent of TESARO except to the extent required by applicable law. In the event OPKO is required by applicable law to publicly disclose any of the results generated by TESARO or any of its Affiliates or Sublicensees or any information provided by TESARO related to Licensed Product or either Party is required by applicable law to disclose the terms of this Agreement, such Party will give the other Party at least two (2) business days’ prior written notice, will provide to such other Party a copy of the required disclosure, will, if requested by such other Party, to the extent permitted by applicable law, request confidential treatment of any financial and other materials terms of this Agreement not previously disclosed under this Section, and will consider in good faith any other comments of such other Party on such public disclosure.

6.5           Publications. TESARO and its Affiliates and Sublicensees shall have the sole right to publish the results of development, manufacture, commercialization and use of Licensed Product during the Term.

6.6           Return of Confidential Information. Upon termination of this Agreement prior to the end of the Term, the receiving Party shall, at the request of, and as directed by, the disclosing Party, return or destroy Confidential Information of the disclosing Party in the receiving Party’s possession, and shall destroy any reports or notes in receiving Party’s possession to the extent containing the disclosing Party’s Confidential Information, and any electronic copies of any of the foregoing, provided that (i) the receiving Party may retain one copy of Confidential Information of the disclosing Party for archival purposes, and (ii) neither Party shall be required to return or destroy copies of the other Party’s Confidential Information stored on automatically created system back-up media.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

7.1           Mutual Representations. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

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(a)           It is duly organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           The execution, delivery and performance of this Agreement by such Party has been duly and validly authorized and approved by proper corporate action on the part of such Party. Such Party has taken all other action required by applicable law, its certificate of incorporation or by-laws or any agreement to which it is a party or by which it or its assets are bound, to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of the other Party, this Agreement constitutes a legal, valid and binding obligation of such Party.

(c)           The execution and delivery of this Agreement, and the performance as contemplated hereunder, by such Party will not violate any applicable law.

(d)           Neither the execution and delivery of this Agreement nor the performance hereof by such Party requires such Party to obtain any permit, authorization or consent from any governmental authority (except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing-related approvals or similar approvals necessary for development, manufacture or commercialization of Licensed Products), or from any other person, and such execution, delivery and performance by such Party, including the granting of the licenses granted under this Agreement, will not result in the breach of or give rise to any conflict, termination of, rescission, renegotiation or acceleration under or trigger any other rights under any agreement or contract to which such Party may be a party existing as of the Effective Date.

(e)           Neither Party nor any of its Affiliates has been debarred or is subject to debarment, and OPKO has not used in any capacity in connection with the development or manufacture of Licensed Product prior to the Effective Date, any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section.

7.2           OPKO’s Representations and Warranties. OPKO hereby makes the following representations and warranties to TESARO as of the Effective Date:

(a)           OPKO has the right to grant to TESARO the rights and licenses described in this Agreement.

(b)           Exhibit C contains a complete and correct list of all existing OPKO Patent Rights.

(c)           To OPKO’s knowledge, no Third Party is infringing any of the OPKO Patent Rights identified on Exhibit C.

(d)           To OPKO’s knowledge, except as discussed with TESARO, the making, using or selling of a Licensed Product will not infringe any Third Party Patent Rights.

(e)           OPKO has not received any written notice of (i) any claim that any patent or trade secret right owned or controlled by a Third Party would be infringed or misappropriated

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by the manufacture, use, sale, offer for sale or importation of Licensed Products in the Field, or (ii) any threatened claims or litigation seeking to invalidate or otherwise challenge the OPKO Patent Rights or OPKO’s rights therein.

(f)            OPKO’s rights to OPKO Patent Rights and OPKO Know-how are held free and clear of any liens, security interests and similar encumbrances.

(g)           None of the OPKO Patent Rights owned by OPKO are the subject of any pending re-examination, opposition, interference or litigation proceedings.

(h)           To OPKO’s knowledge, there have been no inventorship or ownership challenges with respect to any of the OPKO Compound Patent Rights.

(i)            The OPKO Patent Rights that are pending patent applications as of the Effective Date are being diligently prosecuted at the respective patent offices. To OPKO’s knowledge, the OPKO Patent Rights that are issued patents have been maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

(j)            There are no agreements pursuant to which a Third Party has licensed to OPKO any OPKO Patent Rights or OPKO Know-how or pursuant to which OPKO or any of its Affiliates has otherwise acquired any OPKO Patent Rights or OPKO Know-how from a Third Party other than the Asset Purchase Agreement or other Third Party Agreements.

(k)           A complete list of material agreements to which OPKO or any of its Affiliates is a Party related to the development, manufacture, use or sale of Licensed Product or under which OPKO may otherwise be required to make payments to Third Parties related to this Agreement is attached as Exhibit F (the “Third Party Agreements”). OPKO will not amend, allow to terminate, or waive any of its rights or obligations under the Asset Purchase Agreement in a manner which would adversely impact the rights licensed to TESARO under this Agreement, except as approved in writing in advance by TESARO.

(l)            To OPKO’s knowledge, the research, development and manufacture of Licensed Product in the Territory on or before the Effective Date has been conducted by OPKO and its Affiliates and its subcontractors, in compliance (in all material respects) with all applicable laws.

(m)          Neither OPKO nor its Affiliates has received written notice from any Regulatory Authority threatening any proceedings with respect to the research, development or manufacture of any Licensed Product in the Field in the Territory.

(n)           To OPKO’s knowledge, OPKO has not intentionally withheld any material information relating to the subject matter of this Agreement.

7.3           No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATIONS AND NEITHER PARTY EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER

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OF THIS AGREEMENT (INCLUDING ANY LICENSED PRODUCT), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, OPKO MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE OPKO PATENT RIGHTS OR OPKO KNOW HOW, OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING OR NOT INFRINGING THE OPKO PATENT RIGHTS OR OPKO KNOW HOW COVERED BY THIS AGREEMENT. TESARO DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT, IF COMMERCIALIZED, ANY PARTICULAR SALES LEVEL WILL BE ACHIEVED.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification by TESARO. TESARO will indemnify, hold harmless, and defend OPKO, its Affiliates, and their respective directors, officers, employees and agents (the “OPKO Indemnitees”) from and against any and all damages, liabilities, costs, expenses and amounts paid in settlement (collectively, “Losses”) incurred in connection with any Third Party claim arising out of or resulting from, directly or indirectly; (i) any breach of, or inaccuracy in, any representation or warranty made by TESARO in this Agreement, or any breach or violation of any term of this Agreement by TESARO; (ii) the negligence or willful misconduct of TESARO, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents; and (iii) the research, development, manufacture, commercialization, or use of Licensed Product by TESARO and its Affiliates and Sublicensees in the Territory in the Field under this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, TESARO will have no obligation to indemnify the OPKO Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by OPKO in this Agreement; any breach or violation of any term of this Agreement by OPKO; the negligence or willful misconduct of any of the OPKO Indemnitees or any other Losses as to which OPKO is obligated to indemnify TESARO under Section 8.2.

8.2           Indemnification by OPKO. OPKO will indemnify, hold harmless, and defend TESARO, its Affiliates and their respective directors, officers, employees and agents (the “TESARO Indemnitees”) from and against any and all Losses incurred in connection with any Third Party Claim arising out of or resulting from, directly or indirectly, (i) any breach of, or inaccuracy in, any representation or warranty made by OPKO in this Agreement, or any breach or violation of any term of this Agreement by OPKO; (ii) the negligence or willful misconduct of any OPKO Indemnitee; (iii) the research, development, manufacture or use of Licensed Product by or on behalf of OPKO or any of its Affiliates prior to commencement of the Term; or (iv) the research, development, manufacture, commercialization, or use of Licensed Product by OPKO or any of its Affiliates or licensees (other than TESARO) or any other activities of OPKO and its Affiliates and licensees (other than TESARO) outside the Field. Notwithstanding the foregoing,

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or anything in this Agreement to the contrary, OPKO will have no obligation to indemnify the TESARO Indemnitees for any Losses as to which TESARO is obligated to indemnify OPKO under Section 8.1.

8.3           Indemnification Procedure. In the event of any such claim against any TESARO Indemnitee or OPKO Indemnitee (individually, an “Indemnitee”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The indemnified Party will cooperate with the indemnifying Party and may, at the indemnifying Party’s option and expense, be represented in any such action or proceeding. The indemnifying Party will not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s prior written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in this Article 8 may apply, the indemnifying Party will promptly notify the Indemnitees, who shall then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided that the indemnifying Party will be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.

8.4           Limitation of Liability. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT. NOTHING IN THIS SECTION 8.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

8.5           Insurance. During the Term and for a period of at least * years after the last commercial sale of a Licensed Product in the Field under this Agreement, TESARO will maintain insurance, with a reputable, solvent insurer in an amount appropriate for its business and products of the type that are the subject of this Agreement, and for its obligations under this Agreement, including, commencing immediately prior to the first human clinical trial, product and clinical trial liability insurance of at least * per occurrence and * in the aggregate on a worldwide basis.

ARTICLE IX
TERM AND TERMINATION

9.1           Term. This Agreement will become effective as of the Effective Date, and will continue in full force and effect until the last to expire Royalty Term and Japan Income Sharing Term, unless earlier terminated in accordance with this Article IX (“Term”). Upon expiration of the Term under the preceding sentence (but not earlier termination of this Agreement) the licenses granted to TESARO under Section 2.1 will convert to perpetual, fully paid-up, nonroyalty-bearing licenses with the same scope as set forth in such Section.

26

9.2                                 Termination for Convenience. TESARO will have the right to terminate this Agreement at any time and for any reason upon at least three (3) months’ prior written notice to OPKO.

9.3                                 Termination for Cause. This Agreement may be terminated at any time during the Term upon written notice by either Party if the other Party is in material breach of its obligations hereunder, and has not cured such material breach within sixty (60) days after written notice describing the nature of such material breach is provided to the breaching Party.

9.4                                 OPKO Termination. To the extent permitted by applicable law, OPKO may terminate this Agreement by giving written notice of termination to TESARO within thirty (30) days of the filing of bankruptcy or bankruptcy of TESARO or the making by TESARO of any assignment for the benefit of creditors. Termination shall be effective upon the date specified in such notice.

9.5                                 Effect of Termination.

(a)                                  Pre-Termination Obligations; Transfer of Information and Filings. Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. TESARO shall remain obligated to provide an accounting for and to pay Royalties earned. In the event of termination, (i) the licenses granted hereunder shall terminate; (ii) TESARO shall have no further right under OPKO Patent Rights or OPKO Know-how to develop, manufacture or market the Licensed Product or any product containing Licensed Product for use in the Field, or otherwise to use the OPKO Patent Rights or OPKO Know How; (iii) all rights granted hereunder shall revert to OPKO for the benefit of OPKO; and (iv) TESARO shall, as promptly as practicable, transfer to OPKO or OPKO’s designee: (a) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Marketing Approvals and pricing and reimbursement approvals) relating to the development, manufacture or commercialization of the Licensed Product in the Field and all product trademarks then being used in connection with Licensed Product, other than TESARO’s corporate trademarks; and (b) all safety data and other adverse event data in TESARO’s possession or Control. In addition, OPKO shall have the right to purchase all API and Licensed Product in TESARO’S possession or control at * or Licensed Product (other than * pursuant to this Agreement, which will be *). Notwithstanding the foregoing, TESARO shall be entitled to sell any completed inventory of Licensed Product which remain on hand as of the date of the termination, and to sell new inventory to the extent necessary to satisfy its contractual and legal obligations, so long as TESARO pays to OPKO the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement; provided that no sales shall be permitted after the expiration of six (6) months after the date of termination. TESARO will execute all documents and take all such further actions, as may be reasonably requested by OPKO in order to give effect to the preceding sentences as soon as practicable.

(b)                                 License Grant. In the event of termination of this Agreement by OPKO under Section 9.3 or 9.4 or termination by TESARO under Section 9.2, TESARO will be deemed to have granted to OPKO a royalty-bearing (but solely to the extent set forth below), worldwide, exclusive, sublicensable, license under any TESARO Improvement Patent Rights and TESARO

27

Improvement to the extent necessary or reasonably useful to manufacture, market, sell or use Licensed Product in the Field in the Territory and solely for such purpose. Except in the event of termination by OPKO under Section 9.3 or 9.4, OPKO will pay to TESARO a royalty on the sale of any Licensed Product in the Field that incorporates a TESARO Improvement and is Covered by a Valid Claim of a TESARO Improvement Patent Right, as follows:

Development Stage as of Date of Termination	Royalty Rate
After the first NDA filing of a Licensed Product in the US or EU but prior to first commercial sale of a Licensed Product in the US or EU	*
After first commercial sale of a Licensed Product in the US or EU	*

In addition, in the event TESARO or any of its Affiliates or Sublicensees is required to make payments to any Third Party by reason of the licenses granted to OPKO under this paragraph (b) and based on the development, manufacture or sale of Licensed Product by or on behalf of OPKO or any of its Affiliates or sublicensees, OPKO will pay such amounts due by TESARO or any of its Affiliates or Sublicensees to such Third Party by reimbursing TESARO or paying such amounts directly to such Third Party, as directed by TESARO, in each case based on supporting documentation provided by TESARO. OPKO may elect not to accept the grant of the license to TESARO Improvement Patent Rights upon thirty (30) days written notice to TESARO from the date of termination.

9.6                                 Survival. Any expiration or termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including payment obligations arising prior to such expiration or termination. The provisions of Articles VI, VIII, IX, X and XI will survive any expiration or termination of this Agreement and all other provisions contained in this Agreement that by their explicit terms survive expiration or termination of this Agreement, will survive. Except as set forth in this Article IX, upon termination or expiration of this Agreement all other rights and obligations of the Parties under this Agreement terminate.

ARTICLE X
DISPUTE RESOLUTION

10.1                           Continuance of Rights and Obligations During Pendency of Dispute Resolution. If there are any disputes in connection with this Agreement, including disputes related to termination of this Agreement under Article IX, all rights and obligations of the Parties shall continue until such time as any dispute has be resolved in accordance with the provisions of this Article X.

10.2                           Referral of Unresolved Matters to Senior Executives. In the event that the Parties are unable to resolve a dispute within fifteen (15) days from the date such dispute is first brought to the other Party’s attention, the matter shall be referred to a senior executive of each Party to be

28

resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral.

10.3                           Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement which the Parties have not resolved under Section 10.2, will be decided by arbitration in accordance with the Rules of the American Arbitration Association for Commercial Arbitration in effect at the time the dispute arises, unless the Parties hereto mutually agree otherwise. To the extent such rules are inconsistent with this provision, this provision will control. The following rules will apply to any such arbitration:

(a)                                  Any demand for arbitration must be made in writing to the other Party.

(b)                                 There will be three arbitrators, one of whom shall be appointed by each party and a third of whom shall be the chairman of the panel and be appointed by mutual agreement of the two arbitrators appointed by the Parties. If the two arbitrators cannot agree on the appointment of the third arbitrator within thirty (30) days, then the AAA shall select the arbitrator. Any arbitration involving patent rights, other intellectual property rights or intellectual property will be heard by arbitrators who are expert in such areas.

(c)                                  The arbitration will be held in the State of Delaware, or such other place as the Parties agree. The arbitrators will apply the substantive law of the State of Delaware in accordance with Section 11.1, without regard to conflicts of laws and except that the interpretation and enforcement of this arbitration provision will be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq.

(d)                                 Neither Party will have the right independently to seek recourse from a court of law or other authorities in lieu of arbitration, but each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. There shall be a stenographic record of the proceedings. The decision of the arbitrators will be final and binding upon both Parties. The arbitrators will render a written opinion setting forth findings of fact and conclusions of law.

(e)                                  The expenses of the arbitration will be borne by the Parties in proportion as to which each Party prevails or is defeated in arbitration. Each Party will bear the expenses of its counsel and other experts.

10.4                           Equitable Relief. Notwithstanding anything to the contrary, each of the Parties hereby acknowledges that a breach of their respective obligations under this Agreement may cause irreparable harm and that the remedy or remedies at law for any such breach may be inadequate. Each of the Parties hereby agrees that, in the event of any such breach, in addition to all other available remedies hereunder, the non-breaching Party shall have the right, through the arbitration process described in Section 10.3, to seek equitable relief to enforce the provisions of this Agreement.

29

ARTICLE XI
MISCELLANEOUS

11.1                           Governing Law and Jurisdiction. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.2                           Force Majeure. Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or any other cause beyond the reasonable control of the affected Party to anticipate, prevent, avoid or mitigate (a “Force Majeure Event”); provided that (i) the affected Party provides prompt written notice to the other Party of such failure or delay, (ii) the affected Party uses Commercially Reasonable Efforts to mitigate the effects of the Force Majeure Event, and (iii) the affected Party immediately resumes performance upon cessation of the Force Majeure Event. Notwithstanding the foregoing, any failure or delay in fulfilling a term shall not be considered a result of a Force Majeure Event if it arises from a failure of TESARO or OPKO to comply with applicable laws.

11.3                           Further Assurances. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement.

11.4                           Notices. Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been properly given if delivered in person by a internationally recognized overnight courier, or by fax (and promptly confirmed by overnight courier), to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the Term.

In the case of TESARO:

TESARO, Inc.

309 Waverley Oaks Rd., Suite 101

Waltham, MA 02452

Attention: Chief Financial Officer

Fax No.: 339-469-8966

With a copy to:

Anne Marie Cook

Choate, Hall & Stewart LLP

Two International Place

30

Boston, MA 02110

Fax No.: 617-248-4000

In the case of OPKO:

OPKO Health Inc.

4400 Biscayne Blvd.

Miami, FL 33137

Attention: Executive Vice President

Fax No.: 305-575-6444

With a copy to: Deputy General Counsel

11.5                           Assignment. This Agreement may not be assigned or otherwise transferred by either Party, without the written consent of the other Party such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may, without such consent, assign this Agreement, in whole or in part, (i) to any of its Affiliates, and (ii) to a Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction, provided that, (i) the Third Party successor or purchaser provides written notice to the other Party that such Third Party agrees to be bound by the terms of this Agreement, and (ii) OPKO will not assign this Agreement unless the assignee is also assigned ownership owns or Controls of the OPKO Patent Rights and OPKO Know-how. Any purported assignment in violation of this Section 11.5 will be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

11.6                           Affiliate Performance. Any obligation of TESARO under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at TESARO’s sole and exclusive option, either by TESARO directly or by any Affiliate or Sublicensee of TESARO that TESARO causes to satisfy, meet or fulfill such obligation, in whole or in part.

11.7                           Amendment. The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument duly executed by both Parties hereto.

11.8                           Entire Agreement. This Agreement, along with all schedules and exhibits attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.

11.9                           No Benefit to Third Parties. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons.

11.10                     Waiver. The failure of a Party to enforce at any time for any period any of the provisions of this Agreement will not be construed as a waiver of such provisions or of the rights of such Party thereafter to enforce each such provision.

31

11.11                     No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

11.12                     Relationship of the Parties. The Parties agree that their relationship established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided in this Agreement, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

11.13                     Severability. If any provision of this Agreement is held unenforceable by a court or tribunal of competent jurisdiction in a final unappealable order because it is invalid or conflicts with any law of any relevant jurisdiction, then such provision will be inoperative in such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties hereto.

11.14                     Interpretation.

(a)                                  General. Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; and (b) words using the singular or plural number also include the plural or singular number, respectively. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

(b)                                 Other Definitional and Agreement References. References to any agreement, contract, statute, act, or regulation are to that agreement, contract, statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(c)                                  Capitalization. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d)                                 Date References. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(e)                                  Schedules and Exhibits. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f)                                    Person References. References to any Person include the successors and permitted assigns of that Person.

(g)                                 References to Parts of this Agreement. References to Articles, Sections, Schedules, and Exhibits are to Articles, Sections, Schedules, and Exhibits of this Agreement unless otherwise specified.

32

(h)                                 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “or” is used in the inclusive sense (and/or). Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i)                                     Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j)                                     Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

11.15                     Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page Follows]

33

IN WITNESS WHEREOF, TESARO and OPKO have caused this Agreement to be duly executed by their authorized representatives under seal, in duplicate on the Effective Date.

TESARO, Inc.

By:

Name:

Title:

OPKO Health, Inc.

By:

Name:

Title:

34

Exhibit A

Description of SCH 619734 (Rolapitant)

Chemical Structure of Rolapitant:

Exhibit B

Description of SCH 900978

Chemical Structure of SCH 900978:

Exhibit C

OPKO Patent Rights

[Attached]

Monday, November 22, 2010	Patent Status by Division
Division: OPKO
OPKO

Docket Country	SubCase	Case Type	Status Division Reference	Application Number Patent Number	Filing Date Issue Date	Next Action(s)	Due Date(s)
*

1

Monday, November 22, 2010				Report Selection
Record Count 187

	Sort Order: by Division				Print Remarks?:	No
					Print Inventors?:	No
					Print Abstract:	No
					Actions Due:	All

		Filing Date:	From:		To:

Docket Number:				Status Code: All

Division: OPKO					Case Type(s):		Status(es):

Agent:

Attorney:

Assignee:

Country:

Area:

Inventor:

Title: NK1 ANTGONISTS

2

Exhibit D

Technology Transfer Plan

[Attached]

TECHNOLOGY TRANSFER PLAN

This Technology Transfer Plan is an exhibit to the Exclusive License Agreement entered into between TESARO, Inc. (“TESARO”) and OPKO Health, Inc. (“OPKO”) (the “Agreement”), and is incorporated by reference into the Agreement. Capitalized terms used in this Technology Transfer Plan will have the meaning set forth in the Agreement.

Part A - General

1.             Technology Transfer Services. OPKO will transfer to TESARO (or TESARO’s designees) all OPKO Know How and related technical information, and provide such support, as is reasonably necessary to enable TESARO to assume responsibility for the research, formulation, development, testing and manufacture of Licensed Product, and, during the period commencing on the Effective Date and continuing until the later of the completion of all Technical Transfer Services (as defined below) or * from the Effective Date (such period being hereafter referred to as the “Transfer Period”), will provide reasonable ongoing assistance to TESARO in connection with such transfer and use of the OPKO Know-how. In connection with the foregoing, OPKO will perform the activities set forth in Parts B and C of this Technology Transfer Plan (the “Technology Transfer Services”). In addition, during the Transfer Period, OPKO will make its personnel reasonably available to TESARO to respond to questions related to the OPKO Know-how in connection with any of the activities described in this Technology Transfer Plan, and will provide such ongoing support and assistance as TESARO may reasonably request in the transition of development and manufacturing responsibility for Licensed Products to TESARO. TESARO acknowledges that OPKO and OPKO personnel were not involved in the discovery, manufacture, formulation, sourcing, research or development of the Licensed Product or any API and have only gained information relating to the Licensed Product in connection with the Asset Purchase Agreement and its research and development efforts undertaken since the consummation of the Asset Purchase Agreement in November 2009, much of which has been undertaken through the assistance of Third Party consultants. OPKO intended to use Third Parties for, and therefore had not engaged in, the development or formulation of dosage forms or the manufacture of drug product or API in support of the clinical development program or commercialization of Licensed Product. Accordingly, OPKO’s efforts, support and assistance and TESARO’s expectations under this Technology Transfer Plan must be considered in light of OPKO’s limited level of expertise, knowledge and familiarity with Licensed Product. Additionally, in making the decision to enter into the Exclusive License Agreement, TESARO has conducted its own independent investigation, review and analysis of the Licensed Product, OPKO Patent Rights and OPKO Know-how, and has had complete access to all of OPKO’s files, information, materials and data, and records relating to the Licensed Product. In connection with the foregoing, at the request of TESARO, OPKO will seek the assistance of Merck & Co., Inc. to the extent such support continues to be available under Section 2.5 of the Asset Purchase Agreement, and any other Third Party support, as specified in paragraph 2 of this Part A. To the extent information, data or materials referred to in this Technology Transfer Plan are not in the possession of OPKO, or cannot be obtained from Merck under the Asset Purchase Agreement pursuant to OPKO’s rights thereunder, OPKO will have no obligations hereunder or in the Agreement to provide or transfer such requested information, data or materials. Notwithstanding anything herein to the contrary, this Technology Transfer Plan will not be considered a limitation on, or a narrowing of, the obligations of either Party under the

Agreement.

2.             Third Party Support. If any materials or information to be provided under this Technology Transfer Plan or otherwise under the Agreement are in the possession or control of Merck & Co., Inc. or any other Third Party who provided services to OPKO, OPKO will use Commercially Reasonable Efforts to obtain such materials and information from Merck & Co., Inc. or such other Third Party, as the case may be. In the case of materials and information in the possession or control of Merck & Co., Inc., “Commercially Reasonable Efforts” under the preceding sentence will include an obligation on the part of OPKO to enforce its rights under the Asset Purchase Agreement. With respect to any provision under this Technology Transfer Plan requiring OPKO to provide support or information from, or access to, personnel, OPKO will, at the request of TESARO, arrange for, and facilitate, direct communication between TESARO and any Third Party who was responsible for generating or implementing the applicable OPKO Know-how. In particular, and especially with respect to the development, implementation, transfer, provision or explanation of production manufacturing or formulation processes for API or drug substance (for which OPKO has no direct knowledge), OPKO will, within ten (10) days of the Effective Date, send written notice to Merck & Co., Inc. under which OPKO shall specify TESARO as its designee under Section 2.5 of the Asset Purchase Agreement and authorizing Merck & Co., Inc. to provide information, support and assistance to TESARO to the same extent as available to OPKO under Section 2.5 of the Asset Purchase Agreement.

3.             Technical Transfer Team. Commencing as of the Effective Date, the Parties will form a technical transfer team (the “Technical Transfer Team”) comprised of the functions and individuals identified below to coordinate and oversee the Technology Transfer Services.

OPKO Representatives

Functional Area Represented	Role	Initial Designee
Team Leader	Act as primary interface with respect to OPKO’s technology transfer activities	*
Regulatory	Implement transfer of the INDs, IMPDs and correspondence with health authorities	*
Clinical Research

Address questions related to completed clinical studies and those under planning or in startup; oversee transfer of all clinical data (including but not limited to efficacy, safety, PK, ECG and pharmacovigilence), study documentation, safety reports, advisory meeting minutes, and inventoried biospecimens

*
Chemistry, Manufacturing, and Controls	Oversee transfer of all pharmaceutical development data, technical and manufacturing documentation and inventoried non-GMP and GMP materials	*

2

OPKO Representatives

Functional Area Represented	Role	Initial Designee
(Role is inclusive of API, starting materials, raw materials, retains, and stability programs in OPKO’s possession or control)
Preclinical Research

Address questions related to completed nonclinical studies and those under planning or in startup; oversee transfer of all nonclinical data, study documentation and inventoried specimens (Role is inclusive of all toxicology, pharmacology, and pharmacokinetic and other preclinical activities)

*
Analytical Methods	Oversee transfer of all clinical, nonclinical and pharmaceutical analytical method development reports, final SOPs and associated reference standards	*
Quality	Oversee transfer of all quality audit and inspection reports, quality release documentation and other all associated quality memorandums in support of completed and planned development activities	*
General	Oversee transfer of all agreements, if any, to be assigned; transfer of any general program information and commercial information; and transfer of project team meeting minutes	*
Commercial	Oversee transfer of all market survey data and reports	*
IT (electronic files)	Information transfer	*
Patents	Oversee transfer of OPKO Patent Rights	*

3

TESARO Representatives

Functional Area	Role	Initial Designee
Team Leader	Act as primary interface with respect to TESARO activities under Technology Transfer Plan	*
Regulatory	Receipt of IND and other regulatory does	*
Clinical Research	Oversee receipt of technology related to clinical development	*
Chemistry, Manufacturing and Controls	Oversee receipt and implementation of technology related to TESARO’s CMC efforts and activities	*
Preclinical Research	Oversee receipt of technology transfer related to preclinical research activities	*
Analytical Methods	Act as primary interface with respect to transfer of analytical methods	*
Quality	Act as primary interface with respect to quality matters	*
General	Oversee transfer of all agreements, if any, to be assigned; transfer of any general program information and commercial information; and transfer of project team meeting minutes	*
Commercial	Act as primary interface	*
IT	Oversee information transfer	*
Patents	Oversee transfer of OPKO Patent Rights	*

Either Party may replace its representatives on the Technical Transfer Team, provided that the OPKO representatives on the Technical Transfer Team will have comparative level of expertise, knowledge and familiarity with Licensed Product to the listed representative.

The responsibilities of the Technical Transfer Team will include, but not be limited to the following:

a.                                       Establish a complete and reasonably detailed accounting of all materials, samples, documents, data, contracts, CD/DVDs and other electronic files that constitute the technical information embodying the OPKO Know-how, and assist in the complete and accurate transfer of all items to TESARO and/or any of TESARO’S designees. Provide reasonable explanation to TESARO and/or any of TESARO’S designees how items are related, filed, and what supportive software programs are required to enable any of the electronic files and data sets.

b.                                      Facilitate the reasonable assistance of OPKO’s then current employees and

4

reasonable access to its other internal resources and to Third Parties who generated or possess or control OPKO Know-how, to provide TESARO and/or any of TESARO’s designees with a reasonable level of technical assistance and consultation in connection with the transfer of the OPKO Know-how to TESARO and/or any of TESARO’S designees, including the provision and explanation, upon request, to TESARO and/or any of its designees of all relevant technology, materials, reports, data, documents and materials describing or embodying the OPKO Know How.

c.                                       Facilitate the provision and explanation to TESARO and/or any of TESARO’s designees, of all production outlines, materials sourcing, specifications, and testing, standard testing requirements (release, in process, characterization and stability), standard operating procedures (e.g. analytical testing, equipment cleaning), technology, documents (e.g. Certificates of Analysis, Specifications, technical reports, development reports and memorandums, Material Safety Data Sheets, qualification and validation reports, master manufacturing batch records, executed batch records), data, notebooks or other information that constitutes the OPKO Know-how for manufacture of starting materials, API and Licensed Product and intermediates of any of the foregoing.

d.                                      Facilitate the development and implementation of a technology transfer protocol for the transfer of the manufacturing process (including in-process methods) and formulation process for API, final drug substance and final drug product for the Licensed Products to TESARO and/or its designees.

e.                                       Implement transfer of clinical drug assay methodologies and know-how for the Licensed Products, including parent and metabolites, inventoried samples and completed or partial analyses (e.g. toxicokinetics, pharmarcokinetics) to TESARO and/or its designees.

f.                                         Implement transfer of all regulatory filings and sponsor of the INDs as promptly as practicable following the Effective Date.

g.                                      Establish a plan for and implement transfer of all electronic data and confirmation of data integrity and completeness and accuracy following transfer.

h.                                      Introduce TESARO and/or any of TESARO’S designees, at TESARO’s request, to consultants, contractors or other vendors currently engaged or involved in future planning activities related to the Licensed Products.

i.                                          Implement transfer to TESARO’s designee all patent files related to OPKO Patent Rights in accordance with Section 5.1 of the License Agreement as necessary to allow TESARO to assume prosecution and maintenance of such OPKO Patent Rights without any loss of rights in the transition.

4.                                       Costs. * associated with technology transfer activities to be provided under this Technology Transfer Plan, including, but not limited to the *. To the extent any Technology Transfer Services to be provided under this Section require external resources, including

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consultation with Third Party consultants, * of such external resources, provided that such activities and costs are expressly set forth in this Technology Transfer Plan or are otherwise approved in writing in advance by *.

Part B — Activities.

The activities to be performed by OPKO under this Technology Transfer Plan, by technical area, are as follows:

Function	Service to be Provided by OPKO	Comments
Technical Operations

OPKO shall provide the reasonable assistance of OPKO’s then current employees and reasonable access to its other internal resources to provide TESARO (and/or TESARO’s designees)with a reasonable level of technical assistance and consultation in connection with the transfer and implementation of OPKO Know How to TESARO, including the provision and explanation, on request, to TESARO and its Affiliates of all technology, electronic files, materials, reports, data, documents, standard testing requirements, standard operating procedures, notebooks and materials describing or embodying the OPKO Know How.

TESARO will be given the reasonable opportunity to meet with, and receive assistance and services of, the OPKO’s knowledgeable personnel in connection with TESARO gaining competent knowledge of the contents of the OPKO Know How and OPKO’s activities related to Licensed Product. As stated above, OPKO personnel were not involved in the discovery, manufacture, formulation, sourcing, research or development of the Licensed Product or any API and have only gained information relating to the Licensed Product in connection with the Asset Purchase Agreement and its research and development efforts undertaken since the consummation of the Asset Purchase Agreement in November 2009, much of which has been undertaken through the assistance of Third Party consultants. OPKO intended to use Third Parties for, and therefore had not engaged in, the development or

6

Function	Service to be Provided by OPKO	Comments

formulation of dosage forms or the manufacture of drug product or API in support of the clinical development program or commercialization of Licensed Product. OPKO will seek the assistance of Merck & Co., Inc. to the extent such support continues to be available under Section 2.5 of the Asset Purchase Agreement to provide the Technical Operations Support, including discussion with appropriate Merck & Co., Inc. personnel, as outlined in the Technical Transfer Services included as Schedule 2.5 to the Asset Purchase Agreement, to:

•              Identify the identity and location of all archived development samples for transfer to TESARO and/or TESARO designees

•              Discuss regulatory files and correspondence with regulatory authorities, including an outline of open obligations

•              Discuss the rationale of Phase 3 dose and formulation and clinical utility of the current IV formulation. Personnel shall also identify the identity and location of all archived study samples for transfer to TESARO and/or TESARO designees.

•              Discuss key completed toxicology studies including but not limited to carcinogenicity studies, oral chronic toxicology, development and reproductivity studies, and IV studies, as well as safety pharmacology studies,. Personnel shall also identify the identity and location of all archived study samples for transfer to TESARO and/or TESARO designees.

•              Discuss past and current research and development efforts specific for the Licensed Product, including the status of study reports, data and analyses for each study completed as well as available biospecimens for transfer to TESARO and/or TESARO designees.

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Function	Service to be Provided by OPKO	Comments

•              Assist in the transfer of the current bioanalytical methods to TESARO and/or any of TESARO’S designees, as well as available biospecimens for transfer to TESARO and/or TESARO designees.

•              Provide relevant information particularly audit reports related to the Licensed Products to ensure all studies were conducted in accordance with GLP, GMP & GCP, to provide certification that appropriate storage conditions for all inventoried materials has been met at all locations of storage and during all periods of transit, and to provide appropriate documentation to support the chain of custody to OPKO and then to TESARO and/or any of TESARO’S designees.

•              IT personnel to discuss format, systems utilized and transfer of nonclinical, clinical and CMC data.

(Note: all such meetings and communication will be coordinated through the Team Leaders).

Regulatory Services

OPKO and TESARO shall establish a prompt communication and interaction process to ensure the orderly transfer of all regulatory filings related to Licensed Product (“Regulatory Filings”) as promptly as practicable following the Effective Date. Within thirty (30) days following the Effective Date, or as otherwise agreed by the Parties, the Parties shall file with the FDA and any other applicable Regulatory Authority, such information as may be required to transfer the Regulatory Filings from OPKO to TESARO. Both OPKO and TESARO agree to use Commercially Reasonable Efforts to take any actions required by the FDA or other applicable Regulatory Authority to affect the transfer of the Regulatory Filings to TESARO.

Manufacturing Process	Seek the assistance of Merck & Co., Inc. under Section 2.5 of the Asset Purchase Agreement towards the development and implementation

8

Function	Service to be Provided by OPKO	Comments

of a technology transfer protocol for the transfer of the manufacturing process (including in-process methods) and formulation process for API and formulated drug substance for the Licensed Product to TESARO and/or its designees.

Seek the assistance of Merck & Co., Inc. under Section 2.5 of the Asset Purchase Agreement to provide training to TESARO and/or TESARO’S designees in the manufacturing and testing of the Licensed Product.

Intellectual Property

OPKO shall transfer to TESARO responsibility for filing and prosecuting any patent applications and patents included in the OPKO Patent Rights and maintaining any patents included in the OPKO Patent Rights, and shall (a) execute any legal documents, such for recordation in any U.S. or foreign offices or agencies, to evidence TESARO’s control of prosecution and maintenance of the applicable OPKO Patent Rights, (b) performing all reasonable actions that may be necessary or useful to complete the assignment to TESARO of such responsibilities, and (c) provide reasonable cooperation to TESARO in connection with such activities in accordance with Section 5.1 of the Exclusive License Agreement.

Part C- Technology Transfer Schedule.

The schedule for performance of certain specified Technology Transfer Services and form of transfer of certain OPKO Know-how are set forth in the Table I below (the “Technology Transfer Schedule”). The Parties’ representatives comprising the Technical Transfer Team will have the ability, by mutual written agreement of the Team Leaders from both Parties, to modify in writing the Technology Transfer Schedule, provided that no such modification shall amend the terms of the Agreement other than to specifically amend the timelines and format set forth in the Technology Transfer Schedule unless both Parties agree in writing to amend this Agreement in accordance with Section 11.7 of the Agreement.

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Table 1

Technology Transfer Schedule

OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
Records related to Licensed Product in the Data Room	OPKO will provide within * calendar days of the Effective Date	To be delivered in such form as currently exists via commercial carrier.	Will contain the entire contents of the data room that was available to TESARO during due diligence.
IND 77,044	OPKO will provide within * calendar days of the Effective Date	To be delivered on CD or DVD via commercial carrier.	* which shall, in no event, be greater than 60 calendar days after the Effective Date.
IND 72,754	OPKO will provide within * calendar days of the Effective Date	To be delivered on CD or DVD via commercial carrier.	* which shall, in no event, be greater than 60 calendar days after the Effective Date.
Regulatory Documents
• *	To be delivered within * days of the Effective Date.

Hard copy (and electronic as may be available) of all correspondence to and from regulatory agencies and attachments arranged in chronological order. The original IND and IMPD to be delivered on CD or DVD.

Pharmacovigilance
• *	To be transferred to TESARO within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier	*
Discovery Biology
• *	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final reports, the original signed report should be provided. Should include any draft reports that may be in process.
Drug Metabolism & Pharmacokinetics
• *	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD via commercial	If hard copy signatures were obtained for final report, the original

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OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
	•	carrier	signed report should be provided. Should include any draft reports that may be in process, as well as associated raw data analyses.
Drug Safety
• *	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final report, the original signed report should be provided. Should include any draft reports that may be in process, as well as associated raw data analyses.
*	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final report, the original signed report should be provided. Should include any draft reports that may be in process, as well as associated raw data analyses.
• *	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD as electronic transport file via commercial carrier	Software that may be required to access the data will need to be specified by OPKO.
Early Clinical Research & Experimental Medicine
• *	• To be delivered within * days of the Effective Date.	• To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final report, the original signed report should be provided. Should include any draft reports that may be in process, as well as associated raw data analyses.
• *	To be delivered within * days of the Effective Date.	To be delivered on CD or DVD as a SAS transport file via commercial carrier	Software that may be required to access the data will need to be specified by OPKO.
Clinical Research
• *	* • To be delivered within * calendar days of the Effective	• To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final report, the original signed report should be provided.

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OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
	Date * • To be delivered within * calendar days of the Effective Date * • To be delivered within * calendar days of the Effective Date.	• Delivery conditions to be specified per sample requirements	Should include any draft reports that may be in process, as well as associated raw data analyses.
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD as a SAS transport file via commercial carrier	Software that may be required to access the data will need to be specified by OPKO.
Chemistry, Manufacturing, and Controls
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier	If hard copy signatures were obtained for final reports, the original signed report should be provided. Should include any draft reports that may be in process, as well as associated raw data analyses
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date	To be delivered on CD or DVD via commercial carrier	*
•
Occupational & Environmental Toxicology

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OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
Market Research	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * calendar days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
• *	To be delivered within * days of the Effective Date.	To be delivered on CD or DVD via commercial carrier
Physical chemical inventory
API *	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements	*
•
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements

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OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
the parties.
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements
*	To be delivered within * calendar days of TESARO providing OPKO with the shipping instructions and location, or as otherwise agreed by the parties.	OKPO will ship via commercial carrier under appropriate sample storage and control conditions per sample requirements
Samples
*	At TESARO’s direction, to be provided with * days of the Effective Date or retained by OPKO	Delivery conditions to be specified per sample requirements
OPKO Patent Rights
All * (whether * prosecution counsel relating to any or all OPKO Patent Rights, all * tile each issued patent under the OPKO Patent Rights).	Transfer of the patent portfolio will occur within * calendar days of the Effective Date	To be delivered on CD or DVD or hard copy via commercial carrier
Notebooks or all other relevant data or material (even draft form).
Originals or copies of *	To be delivered within * calendar	To be delivered on CD or DVD via	Materials will need to be redacted

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OPKO Know-how	Delivery Time (or such later time as TESARO may request)	Delivery Method	Discussion/Comments
	days of the Effective Date	commercial carrier	for information not relevant to the OPKO Know How.

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Exhibit E

Form of Press Release

[Attached]

FOR IMMEDIATE RELEASE

TESARO and OPKO Health Sign Exclusive License Agreement for Rolapitant

•                                          Rolapitant is a Phase III-ready neurokinin-1 (NK-1) receptor antagonist in development for chemotherapy induced nausea and vomiting (CINV)

•                                          TESARO responsible for worldwide development and commercialization of rolapitant

Boston, MA and Miami, FL — December 13, 2010 — TESARO, Inc. and OPKO Health, Inc. (NYSE Amex:OPK), today announced that they have signed a definitive agreement granting TESARO exclusive rights to the development, manufacture, commercialization and distribution of rolapitant and a related compound. Rolapitant is a potent and selective neurokinin-1 (NK-1) receptor antagonist with an extended plasma half-life that has the potential to improve the management of nausea and vomiting experienced by cancer patients undergoing chemotherapy. Rolapitant, which is Phase III ready, demonstrated promising efficacy in Phase II testing for prevention of nausea and vomiting in patients undergoing highly emetogenic chemotherapy.

Under the terms of the agreement, OPKO will acquire an approximately 10% equity investment in TESARO. OPKO is eligible for payments of up to over $120 million, including an up-front payment and additional payments based upon achievement of specified regulatory and commercialization milestones; in addition, OPKO will receive tiered royalties on sales.  Under the agreement, OPKO and TESARO will share future profits from the commercialization of licensed products in Japan and OPKO will have an option to market the products in Latin America.

“TESARO is very pleased to announce this agreement with OPKO and to advance the development of this important product candidate, rolapitant,” said Lonnie Moulder, Chief Executive Officer of TESARO. “Our leadership team has a deep understanding of the unmet need that still exists in oncology supportive care, given our successful commercialization of the market-leading therapy for CINV prevention at the helm of MGI PHARMA. We believe that rolapitant is a differentiated product with great potential to help cancer patients undergoing chemotherapy.”

TESARO was co-founded by former executives of MGI PHARMA, an oncology and acute-care focused specialty biopharmaceutical company that Eisai Co., Ltd. acquired in 2008 for $3.9 billion. While at MGI PHARMA, TESARO executives led the clinical development and commercialization of numerous drugs, including commercialization of Aloxi® (palonosetron HC1), the leading drug in the 5-HT3 receptor antagonist class for prevention of CINV.

“We are pleased to complete this important transaction and look forward to seeing rolapitant progress towards registration in key markets throughout the world,” said Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer. “The TESARO team’s successful experience with the development and commercialization of oncology supportive care products will be of special benefit in making rolapitant a commercial success.”

About Rolapitant:

Rolapitant, a potent and selective neurokinin-1 (NK-1) receptor antagonist with an extended plasma half-life, has completed Phase II clinical testing for prevention of chemotherapy induced nausea and vomiting indications. NK-1 receptors are highly concentrated in the brain and bind substance P, a neurokinin that elicits an emetogenic response. Activation of NK-1 receptors plays a central role in nausea and vomiting induced by emetogenic cancer chemotherapy.

About Chemotherapy Induced Nausea and Vomiting (CINV):

CINV is estimated to afflict over 70% of cancer patients undergoing chemotherapy and, if not prevented, may possibly result in a delay or even discontinuation of chemotherapy treatment. NK-1 receptor antagonists have been demonstrated to improve the management of nausea and vomiting experienced by cancer patients undergoing chemotherapy.

About OPKO Health, Inc.

Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems. Initially focused on the treatment and management of ophthalmic diseases, OPKO has since expanded into other areas of major unmet medical need. For more information, visit www.opko.com.

About TESARO, INC.

Founded in 2010, TESARO is a privately held oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients by developing and commercializing safer and more effective therapeutics. Earlier this year, TESARO secured $60 million in start-up funding from New Enterprise Associates (NEA) and the TESARO founders. TESARO is headquartered in Boston, Massachusetts. For more information, visit www.tesarobio.com.

For Further Information Contact:

For TESARO	For OPKO Health
Richard Rodgers	Steve Rubin
EVP & Chief Financial Officer	EVP — Administration
+1.339.970.0903	+1.305.575.6015
rrodgers@tesarobio.com	srubin@opko.com

This press release contains ‘forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” ‘Plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding product development efforts, including the ability to develop and commercialize rolapitant for chemotherapy-induced nausea and vomiting, the ability to obtain registration for rolapitant in key markets and the timing thereof and the potential for rolapitant to help cancer patients undergoing chemotherapy, as well as other non-historical statements about expectations, beliefs or intentions regarding business, technologies and products, financial condition, strategies or prospects. These forward-looking statements are not guarantees of OPKO ‘s or TESARO’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Many factors could cause either Company’s actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include, an inability to successfully develop and commercialize rolapitant and the NK-1 program assets, that rolapitant may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of this product, that others may develop products, including other NK-1 receptor antagonists, which are superior to rolapitant, and that the acquired compounds may not have advantages over presently marketed products. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and OPKO and TESARO do not undertake any obligation to update forward-looking statements. The Companies’ intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Exhibit F

Material Agreements

Asset Purchase Agreement, dated October 12, 2009, by and among Schering Corporation and OPKO Health, Inc., as amended by letter agreement dated June 29, 2010

Clinical Research Services Agreement, dated October 7, 2010, by and among OPKO Health, Inc. and Pharm-Olam International, Ltd.

Clinical Research Services Agreement, dated October 7, 2010, by and among OPKO Health, Inc. and Pharm-Olam International, Ltd.

Clinical Research Services Agreement, dated October 7, 2010, by and among OPKO Health, Inc. and Pharm-Olam International, Ltd.

Archiving Agreement, dated April 29, 2010, by and among OPKO Health, Inc. and EPL Pathology Archives, Inc.

Cost Proposal Regarding Retention of Radiolabeled and Stable Isotope Labeled Test Articles, dated June 7, 2010, by and among OPKO Health, Inc. and XenoBiotic Laboratories, Inc.

Consulting Agreement, dated October 9, 2009, as amended on October 15, 2010, by and among OPKO Health, Inc. and SNC Partners LLC.

Consulting Agreement, dated October 9, 2009, as amended on October 15, 2010, by and among OPKO Health, Inc. and Scott Reines, M.D., Ph.D.

Consulting Agreement, dated November 30, 2009, by and among OPKO Health, Inc. and Keith A. Candiotti, M.D.

Consulting Agreement, dated February 11, 2010, by and among OPKO Health, Inc. and Goldmann Consulting LLC.

Consulting Agreement, dated September 15, 2010, by and among OPKO Health, Inc. and Steven M. Grunberg, M.D.

Consulting Agreement, dated October 11, 2010, by and among OPKO Health, Inc. and INDAPharma, LLC.

Exhibit 10.18

EXECUTION COPY

CONFIDENTIAL MATERIAL OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASTERISKS DENOTE SUCH OMISSIONS.

EXCLUSIVE LICENSE AGREEMENT

by and between

AMGEN INC.

and

TESARO, INC.

Dated as of March 18, 2011

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of March 18, 2011 (the “Effective Date”) by and between AMGEN INC., a Delaware corporation having an address at One Amgen Center Drive, Thousand Oaks, California 91320 (“AMGEN”), and TESARO, INC., a Delaware corporation having an address at 309 Waverley Oaks Road, Suite 101, Waltham, Massachusetts 02452 (“TESARO”).  TESARO and AMGEN are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, AMGEN is a company engaged in the research, development, manufacturing and commercialization of pharmaceutical and biotechnology products;

WHEREAS, AMGEN possesses certain rights to patents and other intellectual property related to Anaplastic Lymphoma Kinase (“ALK”) compounds;

WHEREAS, TESARO desires to license from AMGEN such intellectual property rights, and to commercially develop, manufacture, use and distribute Products (as hereinafter defined) based upon the same throughout the world; and

WHEREAS, AMGEN desires to grant such a license to TESARO in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1.                             DEFINITIONS

All references to particular Exhibits, Articles or Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

Section 1.1            “Abandoned Patent Right” shall have the meaning set forth in Section 4.2 (AMGEN Step-In Right).

Section 1.2            “Agreement” shall have the meaning set forth in the Preamble.

Section 1.3            “Affiliate” means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. Notwithstanding the foregoing, the term “Affiliate” with respect to TESARO shall not include New Enterprise Associates and its Affiliates. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.

Section 1.4            “ALK Compounds” means any small molecule compound that inhibits ALK as *.

Section 1.5            “AMGEN” shall have the meaning set forth in the Preamble.

Section 1.6            “AMGEN Acquiree” shall have the meaning set forth in Section 10.9 (Sale Transaction or AMGEN Acquisition).

Section 1.7            “AMGEN Acquisition” shall have the meaning set forth in Section 10.9 (Sale Transaction or AMGEN Acquisition).

Section 1.8            “AMGEN Indemnified Parties” shall have the meaning set forth in Section 7.1.2 (By TESARO).

Section 1.9            “Audited Party” shall have the meaning set forth in Section 3.7 (Records and Audits).

Section 1.10         “Commercially Reasonable Efforts” means those efforts and resources commensurate with those efforts commonly used in the pharmaceutical industry by a company of comparable size in connection with the development or commercialization of pharmaceutical products that are of similar status, including, with respect to commercial potential, the proprietary position of the product, the regulatory status and approval process, the probable profitability of the applicable product, and other relevant factors such as technical, legal, scientific or medical factors. In determining the level of efforts constituting “Commercially Reasonable Efforts,” the following shall not be taken into account: (a) * or (b) *.

Section 1.11         “Confidential Information” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

Section 1.12         “Control” or “Controlled” means, with respect to any Know-How, material, Patent Right, or other intellectual property right, the possession (whether by ownership or license) by a Party or its Affiliates of the ability to grant to the other Party a license or access as provided herein to such Know-How, material, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement with any Third Party, or being obligated to pay any royalties or other consideration therefor, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.

Section 1.13         “Cover” means (a) with respect to Licensed Know-How, the Exploitation of the product would require use of such Licensed Know-How, and (b) with respect to a Patent Right, a Valid Claim would (absent a license thereunder or ownership thereof) be Infringed by the Exploitation of the product; provided, however, that in determining whether a Valid Claim that is

2

a claim of a pending application would be Infringed, it shall be treated as if issued as then currently prosecuted. Cognates of the word “Cover” shall have correlative meanings.

Section 1.14         “Defending Party” shall have the meaning set forth in Section 4.4 (Defense of Third Party Claims).

Section 1.15         “Diligence Notice” shall have the meaning set forth in Section 5.2 (Diligence).

Section 1.16         “Disclosing Party” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

Section 1.17         “Effective Date” shall have the meaning set forth in the Preamble.

Section 1.18         “EMA” means the European Medicines Agency or any successor entity thereto.

Section 1.19         “Enforcing Party” shall have the meaning set forth in Section 4.3.3 (Progress Reports).

Section 1.20         “Excluded Product” shall have the meaning set forth in Section 10.9 (Sale Transaction or AMGEN Acquisition).

Section 1.21         “Exclusivity Period” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.22         “Exploit” means to research, develop, make, use, offer for sale, sell, import, export or otherwise exploit, or transfer possession of or title in, a product. Cognates of the word “Exploit” shall have correlative meanings.

Section 1.23         “FDA” means the United States Food and Drug Administration or any successor entity thereto.

Section 1.24         “First Commercial Sale” means, with respect to any Product in any country, the first sale for end use or consumption of such Product in such country after an NDA has been granted in such country.

Section 1.25         “FTE” means the equivalent of the work of one employee full time for one year consisting of at least a total of * weeks or * hours per year (excluding *). No one person shall be permitted to account for more than one FTE.

Section 1.26         “FTE Rate” means $* per FTE per year.

Section 1.27         “GAAP” means United States generally accepted accounting principles applied on a consistent basis. Unless otherwise defined or stated herein, financial terms shall be calculated under GAAP.

Section 1.28         “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

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Section 1.29         “IND” means an Investigational New Drug Application filed with the FDA for human clinical testing of a drug or any foreign equivalent thereof.

Section 1.30         “Infringe” or “Infringement” means any infringement as determined by Law, including, without limitation, direct infringement, contributory infringement or any inducement to infringe.

Section 1.31         “Issuing Party” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.32         “Know-How” means techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material.

Section 1.33         “Law” means, individually and collectively, any and all laws, ordinances, rules, directives, administrative circulars and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.

Section 1.34         “Licensed ALK Compounds” means (a) those small molecule compounds listed on Exhibit B, and (b) any small molecule compound that both (i) inhibits ALK as * and (ii) has a sub-structure set forth on Exhibit F. For the sake of clarity, “Licensed ALK Compounds” shall exclude any *.

Section 1.35         “Licensed Field” means any and all human uses.

Section 1.36         “Licensed Know-How” means all Know-How that both (a) is Controlled by AMGEN and (b) was actually used by AMGEN in its development of the Licensed ALK Compounds listed on Exhibit B prior to the Effective Date, including the Know-How set forth on Exhibit A hereto.

Section 1.37         “Licensed Materials” means those certain chemical compounds set forth on Table 1 of Exhibit A hereto.

Section 1.38         “Licensed Patents” means the Patent Rights set forth on Exhibit C.

Section 1.39         “Losses” shall have the meaning set forth in Section 7.1.1 (By AMGEN).

Section 1.40         “Major EU Market Country” means any of the United Kingdom, France, Italy, Germany and Spain.

Section 1.41         “Major Market Country” means any of the United States of America, Japan, the United Kingdom, France, Italy, Germany and Spain.

Section 1.42         “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale of a Product in such country.

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Section 1.43         “Milestone Events” shall have the meaning set forth in Section 3.2 (Milestone Payments).

Section 1.44         “Milestone Payments” shall have the meaning set forth in Section 3.2 (Milestone Payments).

Section 1.45         *

Section 1.46         “NDA” means (a) a New Drug Application as described in Title 21 of the U.S. Code of Federal Regulations, Part 314, et seq., that is filed with the FDA in order to gain the FDA’s approval to commercialize a pharmaceutical product in the United States; or (b) any corresponding foreign application in another country or regulatory jurisdiction in the Territory, including in the case of the European Union, a Marketing Approval Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure.

Section 1.47         “Negotiation Notice” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.48         “Net Sales” means, with respect to any Product, the gross sales price of such Product sold by TESARO, its Affiliates or Sublicensee(s) (the “Selling Party”) for sale to Third Parties, less:

(a)                                  non-recoverable sales taxes, excise taxes, use taxes, VAT and duties paid by the Selling Party in relation to Product(s) and any other equivalent governmental charges imposed upon the importation, use or sale of Product(s) (excluding taxes when assessed on income derived from sales);

(b)                                 credits and allowances (actually allowed or paid) for defective or returned Product(s), including allowances for spoiled, damaged, out-dated, rejected, returned, withdrawn or recalled Product(s);

(c)                                  reasonable fees paid to wholesalers, distributors, selling agents (excluding any sales representatives of a Selling Party), group purchasing organizations, Third Party payors, other contractees and managed care entities;

(d)                                 reasonable transportation charges relating to Product(s), including handling charges and insurance premiums relating thereto to the extent included as a separate entry on the invoice for such product (provided, however, that the total of all items in subsection 1.48(d) shall be capped at 2% of the gross sales price for the relevant period);

(e)                                  retroactive price reductions actually granted to the Third Party applicable to sales of such product; and

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(f)                                    trade, cash, prompt payment and/or quantity discounts, actually allowed and taken directly by the Third Party, and mandated discounts.

Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Products are giving rise to Net Sales.

Where a Product is sold in combination with other pharmaceutical products, the Net Sales applicable to such transaction shall be calculated by multiplying the total Net Sales of such combined product by the fraction A/(A+B), where A is the actual price of the Product in the same dosage amount or quantities in the applicable country during the applicable quarter if sold separately, and B is the sum of the actual prices of all other products with which the Product is combined, in the same dosage amount or quantities in the applicable country during the applicable quarter if sold separately. If A or B cannot be determined because values for the Product or other products with which the Product is combined are not available separately in a particular country, then AMGEN and TESARO shall discuss an appropriate allocation for the fair market value of the Product and other products with which the Product is combined to mutually determine Net Sales for the relevant transactions based on an equitable method of determining the same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient, and relative value to the end user of each therapeutically active ingredient.

Net Sales shall also include, with respect to any Product sold or otherwise disposed of for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, an amount equal to the average sales price for such Product having the same dosage form and strength during the applicable reporting period in the country where such sale or other disposal occurred when such Product is sold alone and not with other products, or if such Product is not sold alone in such country during the applicable reporting period, then an amount equal to the average sales price during the applicable reporting period generally achieved for such Product having the same dosage form and strength in the rest of the Territory.

Sales of Product(s) between or among TESARO and its Affiliates or Sublicensees shall be excluded from the computation of Net Sales and no payments shall be payable on such sales except where such Affiliates or Sublicensees are end users.

Section 1.49         “Out-License” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.50         “Patent Rights” means any provisional and non-provisional patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals and the like with respect to any of the foregoing.

Section 1.51         “Party” shall have the meaning set forth in the Preamble.

Section 1.52         “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

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Section 1.53         “Phase 1 Clinical Trial” means any human clinical trial of a Product that would satisfy the requirements of 21 C.F.R. § 312.21(a) or its non-United States equivalents.

Section 1.54         “Phase 2 Clinical Trial” means any human clinical trial of a Product that would satisfy the requirements of 21 CFR § 312.21(b) or its non-United States equivalents. A “Phase 2/3 Clinical Trial” shall be deemed to be a Phase 2 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 2 component, in accordance with the applicable protocol.

Section 1.55         “Phase 3 Clinical Trial” means any human clinical trial of a Product that would satisfy the requirements of 21 CFR § 312.21(c) or its non-United States equivalents. A “Phase 2/3 Clinical Trial” shall be deemed to be a Phase 3 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 3 component, in accordance with the applicable protocol.

Section 1.56         “Product(s)” means any Licensed ALK Compound to the extent Covered either (a) under the Licensed Know-How or (b) by any Valid Claim under the Licensed Patents in any country. For the sake of clarity, if a Licensed ALK Compound is Covered by a Valid Claim under the Licensed Patents in one country within the Territory, it shall be deemed to be a Product in all countries within the Territory.

Section 1.57         “Receiving Party” shall have the meaning set forth in Section 8.1.1 (Confidential Information).

Section 1.58         “Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

Section 1.59         “Regulatory Exclusivity” means, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to the Product other than a Patent Right.

Section 1.60         “Release” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.61         “Reviewing Party” shall have the meaning set forth in Section 8.2.2 (Review).

Section 1.62         “Royalty Term” shall have the meaning set forth in Section 3.3 (Royalties).

Section 1.63         “Sale Transaction” shall have the meaning set forth in Section 10.9 (Successors and Assigns).

Section 1.64         “Sublicensee(s)” shall mean any Person other than an Affiliate of TESARO to which TESARO has granted a sublicense under this Agreement.

Section 1.65         “Summary” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.66         “Term” shall have the meaning set forth in Section 9.1 (Term).

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Section 1.67         “Territory” means the entire world.

Section 1.68         “TESARO” shall have the meaning set forth in the Preamble.

Section 1.69         “TESARO Indemnified Parties” shall have the meaning set forth in Section 7.1.1 (By AMGEN).

Section 1.70         “Third Party” means a Person other than (a) AMGEN or any of its Affiliates and (b) TESARO or any of its Affiliates.

Section 1.71         “Third Party Acquirer” shall have the meaning set forth in Section 10.9 (Sale Transaction or AMGEN Acquisition).

Section 1.72         “Transaction Notice” shall have the meaning set forth in Section 2.3 (Right of First Negotiation).

Section 1.73         “Valid Claim” means a claim of any issued and unexpired patent or patent application within the Licensed Patents and that has not been held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed; provided, however, that if a claim of a pending patent application within the Licensed Patents shall not have issued within * after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).

Section 1.74         “VAT” shall have the meaning set forth in Section 3.8.3 (VAT).

ARTICLE 2.        LICENSE GRANT

Section 2.1            Grant. Subject to the terms and conditions of this Agreement, AMGEN hereby grants to TESARO (a) an exclusive (even as to AMGEN and its Affiliates), royalty bearing, sublicenseable (but only in accordance with Section 2.2 (Sublicenses) and Section 2.3 (Right of First Negotiation)), license under the Licensed Patents and (b) a non-exclusive, royalty bearing, sublicenseable (but only in accordance with Section 2.2 (Sublicenses) and Section 2.3 (Right of First Negotiation)) license under the Licensed Know-How, in each case, to Exploit Product(s) in the Licensed Field in the Territory during the Term. Notwithstanding the foregoing, the Licensed Know-How shall be sublicenseable only in connection with the rights of TESARO with respect to Products and not with respect to any other products or services. Notwithstanding the foregoing, AMGEN retains the right to discover, make, have made, and use ALK Compounds (including Licensed ALK Compounds) for internal research purposes only (but not the right to further develop or commercialize any such ALK Compounds).

Section 2.2            Sublicenses. Subject to compliance by TESARO with its obligations under Section 2.3 (Right of First Negotiation) below, the licenses granted in Section 2.1 (Grant) may be sublicensed, in full or in part, by TESARO by a written agreement to its Affiliates and Third Parties (with the right to sublicense through multiple tiers), provided, that as a condition precedent to and requirement of any such sublicense:

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(a)                                  Any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement;

(b)                                 TESARO will be responsible for any and all obligations of such Sublicensee as if such Sublicensee were “TESARO” hereunder;

(c)                                  Any such Sublicensee will agree in writing to be bound by similar obligations as “TESARO” hereunder with respect to the activities of such Sublicensee hereunder (and not with respect to the activities of any other), including with respect to Article 8 (Confidentiality) and Sections 2.5 (Restrictions), 2.7 (Limited Exploitation Rights), 7.1 (Indemnity), 9.2.2 (Termination for IP Challenge), and 9.5 (Effects of Termination); and

(d)                                 Amgen will be made an express third-party beneficiary of any such Sublicensee’s obligations under such sublicense agreement that relate to compliance with the terms and conditions of this Agreement, including with respect to Article 8 (Confidentiality) and Sections 2.5 (Restrictions), 2.7 (Limited Exploitation Rights), 7.1 (Indemnity), 9.2.2 (Termination for IP Challenge), and 9.5 (Effects of Termination).

Section 2.3            Right of First Negotiation. If TESARO seeks to grant a sublicense (an “Out-License”) under the Licensed Patents or Licensed Know-How to a Third Party for development and/or commercialization of any Product, then TESARO will notify AMGEN in advance in writing and provide a non-confidential summary of the Product that is the subject of the proposed sublicense, as well as the intended scope (i.e., field and territory) of the Out-License (a “Transaction Notice”). If AMGEN desires to evaluate such Out-License, then AMGEN will notify TESARO within * days of its receipt of the Transaction Notice (a “Negotiation Notice”). Promptly after TESARO’s receipt of a Negotiation Notice, TESARO will provide AMGEN with a confidential summary of the Product (each, a “Summary”), including material clinical and preclinical data (as well as such other information that AMGEN may reasonably request), which Summary shall be deemed to be Confidential Information of TESARO under this Agreement. For * days following AMGEN’s receipt of a Summary (the “Exclusivity Period”), AMGEN will have an exclusive right to negotiate an exclusive, royalty-bearing license to such Product from TESARO. If AMGEN (a) does not deliver a Negotiation Notice to TESARO within the applicable * day period, (b) does not deliver to TESARO a written proposal for the terms of an Out-License to AMGEN during the Exclusivity Period, or (c) declines in writing the Out-License after review of the Summary, then AMGEN shall be deemed to have waived its rights under this Section 2.3 (Right of First Negotiation) with respect to such Product (but solely to the extent as proposed in such Transaction Notice). If AMGEN and TESARO do not mutually agree on the terms of an Out-License to AMGEN within the Exclusivity Period, TESARO will be free to negotiate an Out-License for such Product with any Third Party, subject to the terms of Section 2.2 (Sublicenses); provided, however, that TESARO would not be entitled to subsequently grant development or commercialization rights to a Third Party on financial and commercial terms less favorable, in the aggregate, to TESARO than those last offered by AMGEN or with a broader scope than as set forth in the Transaction Notice. For the sake of clarity, an Out-License shall not include the grant of a sublicense to a contract manufacturer or a contract research

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organization solely for the purpose of manufacturing or developing Products for TESARO or to a Third Party distributor selling finished Product purchased from TESARO.

Section 2.4            Transfer of Licensed Know-How and Licensed Materials. AMGEN shall transfer to TESARO, at * expense, the Licensed Know-How and Licensed Materials listed on Exhibit A in accordance with the protocols listed on Exhibit A. Thereafter, to the extent reasonably requested by TESARO in connection with its Exploitation of a Product, AMGEN shall provide reasonable consulting support to TESARO as specified in Exhibit A at * expense (including *). TESARO acknowledges that any materials transferred by AMGEN to TESARO under this Agreement are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of any such materials. Accordingly, no such materials shall be used in any human application, including any clinical trial.

Section 2.5            Restrictions. During the Term, AMGEN (and, subject to Section 10.9 (Sale Transaction or AMGEN Acquisition), its Affiliates) shall not Exploit any ALK Compound; provided, however, that AMGEN shall retain the right to research, make, have made, and use any ALK Compound (including Licensed ALK Compounds) for internal research purposes. During the Term and for a period of * years thereafter, TESARO (and, subject to Section 10.9 (Sale Transaction or AMGEN Acquisition), its Affiliates) shall not, and shall not license or authorize any Third Party to, Exploit any ALK Compound, except, during the Term, for a Product.

Section 2.6            No Other Rights. TESARO acknowledges that the rights and licenses granted under this Article 2 (License Grant) and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by AMGEN to TESARO. All rights that are not specifically granted herein are reserved to AMGEN. Without limiting the foregoing, TESARO hereby acknowledges that AMGEN retains the right to Exploit, and authorize (by license or otherwise) Third Parties to Exploit, any product other than a Product even if such product is covered by a claim within the Licensed Patents.

Section 2.7            Limited Exploitation Rights. Without limiting the provisions of Section 2.6 (No Other Rights), TESARO agrees (on behalf of itself and its Affiliates), and shall cause each of its Sublicensees to agree as a condition to the grant of a Sublicense, not to Exploit any Licensed Know-How or Licensed Patents for any products other than Products.

ARTICLE 3.        FEES, ROYALTIES, & PAYMENTS

Section 3.1            Upfront Payment. TESARO shall pay to AMGEN, within ten (10) days of the Effective Date, a non-refundable, non-creditable upfront payment of Five Hundred Thousand Dollars ($500,000.00).

Section 3.2            Milestone Payments. TESARO shall pay to AMGEN certain milestone payments (“Milestone Payments”) following the first occurrence of certain milestone events, as set forth in Section 1 of Exhibit D (the “Milestone Events”). TESARO shall pay to AMGEN the applicable Milestone Payment within * days after the first occurrence of an applicable Milestone Event. For clarity, each Milestone Payment is payable only once; no Milestone

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Payment shall be payable for subsequent or repeated achievements of such Milestone Event with one or more of the same or different Products. Each of the Milestone Payments shall be nonrefundable and non-creditable. In the event that a Milestone Event relating to clinical development is achieved and payment with respect to the previous Milestone Event(s) has not been made by TESARO, then TESARO shall promptly pay AMGEN all such unpaid payments with respect to such previous Milestone Event(s).

Section 3.3            Royalties. TESARO shall pay to AMGEN the tiered royalties set forth in Section 2 of Exhibit D on cumulative Net Sales of all Products sold by a Selling Party during the applicable Royalty Term. Any such payments shall be made within * days of the end of each calendar quarter. TESARO’s obligation to pay royalties with respect to a Product in a particular country shall commence upon the First Commercial Sale of such Product in such country and shall expire on a country-by-country and Product-by-Product basis on the later of (a) the date on which the Exploitation of a Product is no longer Covered by a Valid Claim of a Licensed Patent in such country, (b) the loss of Regulatory Exclusivity for the Product in such country, or (c) the * anniversary of the First Commercial Sale of the Product in such country (the “Royalty Term”).

Section 3.4            Method of Payment. Unless otherwise agreed by the Parties, all payments due from TESARO to AMGEN under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to the following account:

Beneficiary Name: Amgen Inc.

Beneficiary Account #: *

Bank Name: *

ABA#: *

Swift Code: *

After the First Commercial Sale of the first Product and until expiration of the last Royalty Term, TESARO shall prepare and deliver to AMGEN royalty reports of the sale of Products by the Selling Parties for each calendar quarter within * days of the end of each such calendar quarter specifying in the aggregate and on a Product-by-Product and country-by-country basis: (a) *; (b) * (“Net Sales”) *; (c) Net Sales; and (d) royalties payable.

Section 3.5            Currency Conversion. In the case of sales outside the United States, payments received by TESARO will be expressed in the U.S. Dollar equivalent calculated on a quarterly basis in the currency of the country of sale and converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable calendar quarter to which the sales relate, in accordance with GAAP and the then current standard methods of TESARO or the applicable Sublicensee, to the extent reasonable and consistently applied; provided, however, that if, at such time, TESARO does not use a rate for converting into U.S. Dollar equivalents that is maintained in accordance with GAAP, then TESARO shall use a rate of exchange which corresponds to the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last day of the applicable reporting period (or, if unavailable on such

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date, the first date thereafter on which such rate is available). TESARO will inform AMGEN as to the specific exchange rate translation methodology used for a particular country or countries.

Section 3.6            Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the day following the due date thereof, calculated at the annual rate of the sum of * on the date said payment is due, the interest being compounded on the last day of each calendar quarter; provided, however, that in no event shall said annual interest rate exceed the maximum rate permitted by Law. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Article 9 (Term & Termination).

Section 3.7            Records and Audits. TESARO will keep complete and accurate records relating to the calculations of Net Sales generated in the then current calendar year and payments required under this Agreement, and during the preceding * years. AMGEN will have the right, * at *, to have a nationally recognized, independent, certified public accounting firm, selected by it, review any such records of TESARO and its Affiliates and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice (which shall be no less than * days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under Section 3.3 (Royalties) within the * month period preceding the date of the request for review. No * will be subject to audit under this Section more than once. TESARO will receive a copy of each such report concurrently with receipt by AMGEN. Should such inspection lead to the discovery of a discrepancy to AMGEN’s detriment, TESARO will, * days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 3.6 (Late Payments). * will pay the full cost of the review unless the underpayment of amounts due to * is greater than * percent * of the amount due for the entire period being examined, in which case * will pay the cost charged by such accounting firm for such review. Should the audit lead to the discovery of a discrepancy to * detriment, * may credit the amount of the discrepancy, without interest, against future payments payable to * under this Agreement, and if there are no such payments payable, then * shall pay to * the amount of the discrepancy, without interest, within * days of * receipt of the report.

Section 3.8            Taxes.

3.8.1       Sales Tax. TESARO is responsible for the payment of any state or local, sales or use, or similar fees or taxes arising as a result of the transfer of Licensed Materials by AMGEN to TESARO pursuant to Section 2.4 (Transfer of Licensed Know-How and Licensed Materials), and TESARO will remit such fees or taxes to AMGEN, as the collection agent, upon invoice.

3.8.2       Withholding. In the event that any Law requires TESARO to withhold taxes with respect to any payment to be made by TESARO pursuant to this Agreement, TESARO will notify AMGEN of such withholding requirement prior to making the payment to

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AMGEN and provide such assistance to AMGEN, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in AMGEN’s efforts to claim an exemption from or reduction of such taxes. TESARO will, in accordance with such Law withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish AMGEN with proof of payment of such taxes within * days following the payment. If taxes are paid to a tax authority, TESARO shall provide reasonable assistance to AMGEN to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

3.8.3       VAT. All payments due to AMGEN from TESARO pursuant to this Agreement shall be paid exclusive of any value-added tax (“VAT”) (which, if applicable, shall be payable by TESARO upon receipt of a valid VAT invoice). If AMGEN is required to report any such tax, TESARO shall promptly provide AMGEN with applicable receipts and other documentation necessary or appropriate for such report.

ARTICLE 4.        PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

Section 4.1            Prosecution and Maintenance. TESARO shall have the first right to file, prosecute and maintain all Patent Rights specified under Licensed Patents * using outside counsel reasonably acceptable to AMGEN. TESARO will use Commercially Reasonable Efforts to prepare, file, prosecute, defend and maintain all Patent Rights specified under Licensed Patents, provided, however, that TESARO does not represent or warrant that any patent will issue or be granted based on patent applications contained in the Licensed Patents. AMGEN shall reasonably cooperate with TESARO’s requests for data, affidavits, and other information and assistance to support prosecution and maintenance of the Patent Rights in the Licensed Patents; provided, however, that * shall reimburse * with respect to such cooperation. TESARO shall promptly upon receipt forward to AMGEN copies of any significant office actions, communications, and correspondence relating to the Licensed Patents. AMGEN shall have the right to comment on and to discuss prosecution and maintenance activities with TESARO, and TESARO shall consider the same in good faith.

Section 4.2            AMGEN Step-In Right. Notwithstanding the foregoing, if TESARO declines to file, prosecute or maintain any Patent Rights, elects to allow any Patent Rights to lapse in any country, or elects to abandon any Patent Rights (in each case to the extent contained in the Licensed Patents) before all appeals within the respective patent office have been exhausted (each, an “Abandoned Patent Right”), then:

(a)                                  TESARO shall provide AMGEN with reasonable notice of such decision so as to permit AMGEN to decide whether to file, prosecute or maintain such Abandoned Patent Rights and to take any necessary action (which notice shall, in any event, be given no later than * days prior to the next deadline for any action that may be taken with respect to such Abandoned Patent Right with the U.S. Patent & Trademark Office or any foreign patent office).

(b)                                 AMGEN, at AMGEN’s expense, may assume control of the filing, prosecution and/or maintenance of such Abandoned Patent Rights.

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(c)                                  AMGEN shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Abandoned Patent Rights to patent counsel (outside or internal) selected by AMGEN.

(d)                                 TESARO shall, at AMGEN’s reasonable request, assist and cooperate in the filing, prosecution and maintenance of such Abandoned Patent Rights.

(e)                                  In the event a patent issues with respect to any such Abandoned Patent Rights, AMGEN shall provide reasonable notice to TESARO thereof and such Abandoned Patent Right shall be excluded from the license granted by AMGEN to TESARO under Section 2.1 (Grant), unless TESARO reimburses AMGEN for its internal and external costs and expenses related to the prosecution and maintenance of such Abandoned Patent Right within * days of issuance of any such patent and assumes, in writing, the responsibility for the continued prosecution and maintenance of such Patent Rights in accordance with the provisions of Section 4.1 (Prosecution and Maintenance). Additionally, in the event a patent issues with respect to any Abandoned Patent Rights and TESARO does not elect to reimburse AMGEN pursuant to clause (i) of this Section 4.2(e) and assume prosecution and maintenance of such Patent Rights pursuant to clause (ii) of this Section 4.2(e), then, notwithstanding the provisions of Section 2.5 (Restrictions), AMGEN shall be permitted to pursue any product, including an ALK Compound, that is covered by any such Abandoned Patent Right.

Section 4.3            Enforcement.

4.3.1       TESARO Enforcement. Each Party will notify the other promptly in writing when any Infringement by a Third Party is uncovered or reasonably suspected. TESARO shall have the first right to enforce any patent within the Licensed Patents against any Infringement or alleged Infringement thereof, and shall at all times keep AMGEN informed as to the status thereof. TESARO may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery). AMGEN shall reasonably cooperate in any such litigation at TESARO’s expense. TESARO shall not enter into any settlement of any claim described in this Section 4.3.1 (TESARO Enforcement) that admits to the invalidity or unenforceability of the Licensed Patents, incurs any financial liability on the part of AMGEN or requires an admission of liability, wrongdoing or fault on the part of AMGEN without AMGEN’s prior written consent.

4.3.2       AMGEN Enforcement. If TESARO elects not to enforce any patent within the Licensed Patents, then it shall so notify AMGEN in writing within * days of receiving notice that an Infringement exists, and AMGEN may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5 (Recovery). TESARO shall reasonably cooperate in any such litigation at AMGEN’s expense. AMGEN shall not enter into any settlement of any

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claim described in this Section 4.3.2 (AMGEN Enforcement) that admits to the invalidity or unenforceability of the Licensed Patents, incurs any financial liability on the part of TESARO or requires an admission of liability, wrongdoing or fault on the part of TESARO without TESARO’s prior written consent.

4.3.3       Progress Reports.  The Party initiating or defending any such enforcement action (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to participate with counsel of its own choice at its own expense.

Section 4.4            Defense of Third Party Claims. If either (a) any Product Exploited by or under authority of TESARO becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the manufacture, use, sale, offer for sale or importation of such Product in the Licensed Field in the Territory, or (b) if a declaratory judgment action is brought naming either Party as a defendant and alleging invalidity of any of the Licensed Patents, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “Defending Party”). None of the Parties shall enter into any settlement of any claim described in this Section 4.4 (Defense of Third Party Claims) that admits to the invalidity or unenforceability of the Licensed Patents, incurs any financial liability on the part of any other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party without such other Party’s written consent. In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s request and expense.

Section 4.5            Recovery. Except as otherwise provided, the costs and expenses of the Party bringing suit under Section 4.3 (Infringement) shall be borne by such Party, and any damages, settlements or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of each Party in connection with such action; and then (ii) the remainder of the recovery shall be shared as follows:

(a)                                  If * is the Enforcing Party, * percent * to * and * percent * to *; and

(b)                                 If * is the Enforcing Party, * percent * to *.

Section 4.6            Patent Term Extensions and Filings for Regulatory Exclusivity Periods. TESARO will advise AMGEN when it is considering any patent term extension or supplementary protection certificates or their equivalent for the Licensed Patents. With respect to any patent listings required for any Regulatory Exclusivity for Products, the Parties will mutually agree on which Licensed Patents to list.

Section 4.7            Patent Marking. TESARO will mark, and will cause all other Selling Parties to mark, Products with all Licensed Patents in accordance with applicable Law, which marking obligation will continue for as long as (and only for as long as) required under applicable Law.

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ARTICLE 5.        OBLIGATIONS OF THE PARTIES

Section 5.1            Responsibility. Following the Effective Date and at all times during the Term (except as expressly stated otherwise herein), TESARO shall be responsible for, and shall bear all costs associated with, the worldwide research, development and commercialization of the Product(s), including regulatory, manufacturing, distribution, marketing and sales activities. Subject to TESARO’s obligations hereunder, all decisions concerning the development, marketing and sales of Product(s) including the clinical and regulatory strategy, design, sale, price and promotion of Product(s) covered under this Agreement shall be within the sole discretion of TESARO.

Section 5.2            Diligence. TESARO shall (directly and/or through one or more Affiliates and/or Sublicensees) use Commercially Reasonable Efforts to develop and commercialize a Product. The foregoing shall include use of Commercially Reasonable Efforts (directly and/or through one or more Affiliates and/or Sublicensees) with respect to each of the Major Market Countries. In addition to the obligations of TESARO to use Commercially Reasonably Efforts, if TESARO, its Affiliates and/or their respective Sublicensees have not * by the * anniversary of the Effective Date, TESARO shall promptly (but in no event later than * days) notify AMGEN in writing of such failure to achieve such event in a timely manner (the “Diligence Notice”). AMGEN shall have the right to terminate this Agreement by providing written notice to TESARO upon becoming aware of such failure to achieve such event in a timely manner but no later than * days after receipt of the Diligence Notice.

Section 5.3            Reports. Prior to the payment of all Milestone Payments set forth in Section 1 of Exhibit D, on * of each year, TESARO shall submit to AMGEN a report summarizing in reasonable detail TESARO’s and its Affiliates’ activities related to the Exploitation of Products during the preceding *-month period.

Section 5.4            Product Supply. Except for the Licensed Materials listed on Exhibit A, TESARO shall be responsible for, and shall bear the cost of, obtaining (whether by manufacturing or causing to be manufactured) research, clinical and commercial supplies of Products.

ARTICLE 6.        REPRESENTATIONS

Section 6.1            Mutual Warranties. Each of AMGEN and TESARO represent and warrant that:

(a)                                  it is duly organized and validly existing under the Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)                                 it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

(c)                                  this Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding,

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oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

Section 6.2            Additional AMGEN Warranties. AMGEN warrants to TESARO that, as of the Effective Date:

(a)                                  AMGEN Controls the Licensed Patents and the Licensed Know-How listed on Exhibit A, and is entitled to grant the licenses specified herein. AMGEN has not caused any Patent Right included in the Licensed Patents to be subject to any liens or encumbrances and AMGEN has not granted to any Third Party any rights or licenses under such Patent Rights or Licensed Know-How that would conflict with the licenses granted to TESARO hereunder. None of the Licensed Patents are in-licensed by AMGEN;

(b)                                 AMGEN has no knowledge of any claim or litigation that has been brought or threatened in writing by any Third Party alleging that the Licensed Patents are invalid or unenforceable;

(c)                                  and to Amgen’s knowledge, AMGEN is not currently Exploiting any * that includes ALK as a target.

Section 6.3            Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 6 (REPRESENTATIONS), NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENT RIGHTS, OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

Section 6.4            TESARO Covenants. TESARO covenants to AMGEN that:

(a)                                  it will conduct, and will cause its contractors to conduct, all preclinical and clinical studies for Products and manufacturing of Products, in accordance with (i) all U.S. Laws and the country in which such clinical studies are conducted, (ii) the known or published standards of the FDA and the Regulatory Authority in such country, and (iii) the scientific standards applicable to the conduct of such studies and activities in the United States and in such country including current good laboratory practice, current good clinical practice and current good manufacturing practice. Neither TESARO, nor any officer, employee or agent of TESARO, will make an

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untrue statement of a material fact to any Regulatory Authority with respect to Products (whether in any submission to such Regulatory Authority or otherwise), and neither will knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority with respect to Products;

(b)                                 it will not knowingly employ any personnel or knowingly use a contractor or consultant that has been debarred by the FDA (or subject to a similar sanction of a Regulatory Authority), or that is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority); and

(c)                                  it shall comply with all (i) U.S. Laws prohibiting the re-export, directly or indirectly, of certain controlled U.S.-origin items without a license to parties located in certain countries or appearing on certain U.S. Government lists of restricted parties; (ii) U.S. Laws prohibiting participation in non-U.S. boycotts that the United States does not support; and (iii) U.S. Laws prohibiting the sale of products to parties from any country subject to U.S. economic sanctions or who are identified on related U.S. Government lists of restricted parties.

ARTICLE 7.        INDEMNIFICATION

Section 7.1            Indemnity.

7.1.1       By AMGEN. AMGEN agrees to defend TESARO and its (and its Affiliates’) directors, officers, employees and agents (the “TESARO Indemnified Parties”) at AMGEN’s cost and expense, and will indemnify and hold TESARO and the other TESARO Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including legal fees and expenses) (collectively, “Losses”) resulting from any Third Party claim (including product liability claims) arising out of or otherwise relating to (a) the negligence or willful misconduct of AMGEN, or (b) the material breach of this Agreement or the representations and warranties made hereunder by AMGEN; except, in each case, to the extent such Losses result from clause (a), (b), or (c) of Section 7.1.2 (By TESARO). In the event of any such claim against the TESARO Indemnified Parties by a Third Party, TESARO shall promptly notify AMGEN in writing of the claim (provided, however, that any failure or delay to notify shall not excuse any obligations of AMGEN except to the extent AMGEN is actually prejudiced thereby) and AMGEN shall solely manage and control, at its sole expense, the defense of the claim and its settlement; provided, however, that AMGEN shall not settle any such claim without the prior written consent of TESARO if such settlement does not include a complete release from liability or if such settlement would involve undertaking an obligation (including the payment of money by a TESARO Indemnified Party), would bind or impair a TESARO Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of TESARO is invalid or unenforceable. The TESARO Indemnified Parties shall cooperate with AMGEN and may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.

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7.1.2       By TESARO. TESARO agrees to defend AMGEN and its (and its Affiliates’) directors, officers, employees and agents (the “AMGEN Indemnified Parties”) at TESARO’s cost and expense, and will indemnify and hold AMGEN and the other AMGEN Indemnified Parties harmless from and against any Losses resulting from any Third Party claim (including product liability claims) arising out of or otherwise relating to (a) the negligence or willful misconduct of TESARO, its Affiliates, or their respective Sublicensees, (b) the Exploitation of any Product by or on behalf of TESARO, its Affiliates, or their respective Sublicensees (including from product liability and intellectual property infringement claims), or (c) the material breach of this Agreement or the representations, warranties and covenants made hereunder by TESARO; except, in each case, to the extent such Losses result from clause (a) or (b) of Section 7.1.1 (By AMGEN). In the event of any such claim against the AMGEN Indemnified Parties by a Third Party, AMGEN shall promptly notify TESARO in writing of the claim (provided, however, that any failure or delay to notify shall not excuse any obligation of TESARO except to the extent TESARO is actually prejudiced thereby) and TESARO shall solely manage and control, at its sole expense, the defense of the claim and its settlement; provided, however, that TESARO shall not settle any such claim without the prior written consent of AMGEN if such settlement does not include a complete release from liability or if such settlement would involve undertaking an obligation (including the payment of money by an AMGEN Indemnified Party), would bind or impair an AMGEN Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of AMGEN is invalid or unenforceable. The AMGEN Indemnified Parties shall cooperate with TESARO and may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.

Section 7.2            LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY PUNITIVE, RELIANCE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION 7.2 (LIMITATION OF DAMAGES) SHALL NOT APPLY WITH RESPECT TO (A) ANY BREACH OF ARTICLE 8 (CONFIDENTIALITY) OR (B) THE INTENTIONAL MISCONDUCT OF A PARTY. NOTHING IN THIS SECTION 7.2 (LIMITATION OF DAMAGES) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER THIS ARTICLE 7 (INDEMNIFICATION) WITH RESPECT TO ANY DAMAGES PAID BY THE OTHER PARTY TO A THIRD PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM.

Section 7.3            Insurance. At least * days prior to the initiation of the first Phase 1 Clinical Trial, TESARO shall at its own expense procure and maintain during the Term (and for * years thereafter) clinical trial liability insurance coverage adequate to cover its obligations hereunder and which is/are consistent with normal business practices of prudent pharmaceutical companies. Additionally, at least * days prior to First Commercial Sale, TESARO shall at its own expense procure and maintain during the Term (and for * years thereafter) product liability insurance coverage adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent pharmaceutical companies. Each insurance policy required by and procured by TESARO under this Section 7.3 (Insurance) shall name AMGEN as an additional

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insured. Such insurance shall not be construed to create a limit of TESARO’s liability with respect to its indemnification obligations under this Article 7 (Indemnification). TESARO shall provide AMGEN with a certificate of insurance or other evidence of such insurance, upon request. TESARO shall provide AMGEN with written notice at least * days prior to the cancellation, non renewal or a material change in such insurance which materially adversely affects the rights of AMGEN hereunder, and * days prior written notice of cancellation for non-payment of premiums. TESARO’s insurance hereunder shall be primary with respect to the obligations for which TESARO is liable hereunder.

ARTICLE 8.        CONFIDENTIALITY

Section 8.1            Confidential Information.

8.1.1       Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under this Agreement, certain proprietary or confidential information of Disclosing Party in connection with this Agreement. The term “Confidential Information” will mean (a) all Licensed Know-How, (b) all Licensed Materials, and (c) all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Third Parties. Without limiting the foregoing, Licensed Know-How will be considered Confidential Information of AMGEN, and all financial and business disclosures from TESARO to AMGEN will be considered Confidential Information of TESARO.

8.1.2       Restrictions. During the Term and for * years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information.  Receiving Party will not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent, to the extent and only to the extent reasonably necessary, to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are required to comply with the restrictions on use and disclosure in this Section 8.1.2 (Restrictions). Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 8.1.2 (Restrictions). Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

8.1.3       Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third

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Party under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

8.1.4       Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)                                  in order to comply with applicable law (including any securities law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding;

(b)                                 in connection with prosecuting or defending litigation, Marketing Approvals and other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)                                  in connection with exercising its rights hereunder, to its Affiliates; potential and future collaborators (including Sublicensees where TESARO is the Receiving Party); permitted acquirers or assignees; and investment bankers, investors and lenders;

provided, however, that (1) with respect to Sections 8.1.4(a) or 8.1.4(b), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to Section 8.1.4(c), each of those named people and entities are required to comply with the restrictions on use and disclosure in Section 8.1.2 (Restrictions) (other than investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

Section 8.2            Terms of this Agreement; Publicity.

8.2.1       Restrictions. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 8.1.4 (Permitted Disclosures). Except as required by law and except for the press release attached hereto as Exhibit E, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party not to be unreasonably withheld (or as such consent may be obtained in accordance with Section 8.2.2 (Review)).

8.2.2       Review. In the event either Party (the “Issuing Party”) desires to issue a press release or other public statement disclosing information relating to this Agreement or the

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transactions contemplated hereby or the terms hereof, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”). The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such Release (but in no event less than * days) and if the Receiving Party fails to provide any comments during the response period called for by the Issuing Party, the Reviewing Party will be deemed to have consented to the issuance of such Release. If the Receiving Party provides any comments, the Parties will consult on such Release and work in good faith to prepare a mutually acceptable Release. Either Party may subsequently publicly disclose any information previously contained in any Release so consented to. For the avoidance of doubt, TESARO, in its sole discretion, may disclose the results of research and any clinical trial conducted by TESARO or any health or safety matter related to a Product.

Section 8.3            Relationship to the Confidentiality Agreement. This Agreement supersedes that certain Confidential Disclosure Agreement between the Parties dated October 11, 2010, as amended; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.

Section 8.4            Publications.

8.4.1       Right to Publish. Subject to the provisions of Sections 8.1 (Confidential Information), 8.2 (Terms of this Agreement; Publicity) and 8.4.2 (Review), both Parties shall have the right to publish with respect to ALK Compounds in publications, and to make scientific presentations on ALK Compounds (provided, however, that prior to any such publication or presentation by * with respect to a Product, * shall obtain * prior written consent).

8.4.2       Review. Except as required by Law or court order, for any proposed publication or presentation regarding an ALK Compound, the Party desiring to make such publication: (a) shall transmit a copy of the proposed publication for review and comment to the other Party at least thirty (30) days prior to the submission of such publication to a Third Party; shall postpone such publication for up to an additional sixty (60) days upon request of a Party to allow the consideration of appropriate patent applications or other protection to be filed; upon request of the other Party (or applicable licensee) shall remove all Confidential Information of the other Party (or applicable licensee); and (d) shall consider all reasonable comments made by the other Party (or its applicable licensee).

ARTICLE 9.      TERM & TERMINATION

Section 9.1            Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Article 9 (Term & Termination), shall continue in full force and effect until expiration of the last-to-expire Royalty Term for any Product in the Territory. Upon expiration of this Agreement, the licenses granted to TESARO by AMGEN under this Agreement to Exploit Products shall be fully paid-up, irrevocable and non-exclusive.

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Section 9.2            Termination by AMGEN.

9.2.1       Breach. AMGEN will have the right to terminate this Agreement in full upon delivery of written notice to TESARO in the event of any material breach by TESARO of any terms and conditions of this Agreement, provided, however, that such termination will not be effective if such breach has been cured within ninety (90) days after written notice thereof is given by AMGEN to TESARO specifying the nature of the alleged breach; provided further, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within * days after written notice thereof is given by AMGEN to TESARO.

9.2.2       Termination for IP Challenge. AMGEN will have the right to terminate this Agreement in full upon written notice to TESARO in the event that TESARO or any of its Affiliates or Sublicensees directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability or validity of any Licensed Patents; provided, however, that AMGEN will not have the right to terminate this Agreement under this Section 9.2.2 (Termination for IP Challenge) for any such challenge by * if such challenge is dismissed within thirty (30) days of AMGEN’s notice to TESARO under this Section 9.2.2 (Termination for IP Challenge) and not thereafter continued.

Section 9.3            Termination by TESARO.

9.3.1       Breach. TESARO will have the right to terminate this Agreement in full upon delivery of written notice to AMGEN in the event of any material breach by AMGEN of any terms and conditions of this Agreement, provided, however, that such termination will not be effective if such breach has been cured within ninety (90) days after written notice thereof is given by TESARO to AMGEN specifying the nature of the alleged breach.

9.3.2       Discretionary Termination. TESARO will have the right to terminate this Agreement in full * days after delivery of written notice to AMGEN if the Board of Directors of TESARO concludes due to scientific, technical, regulatory or commercial reasons, including (a) *, (b) *, (c) * or (d) *.

Section 9.4            Termination Upon Bankruptcy. Either Party may terminate this Agreement if, at any time, the other Party will file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within sixty (60) days after the filing thereof, or if the other Party will propose or be a Party to any dissolution or liquidation, or if the other Party will make an assignment for the benefit of its creditors.

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Section 9.5            Effects of Termination. Upon termination by either Party under Sections 9.2 (Termination by AMGEN), 9.3 (Termination by TESARO) or 9.4 (Termination Upon Bankruptcy):

(a)                                  TESARO will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced or, if reasonably practicable and requested by AMGEN, allow TESARO, its Affiliates or its Sublicensees to complete such trials. TESARO will be responsible for any costs associated with such wind-down. AMGEN will pay all costs incurred by either Party to complete such studies should AMGEN request that such studies be completed.

(b)                                 A termination of this Agreement, will automatically terminate any sublicense granted by TESARO pursuant to Section 2.2 (Sublicenses).

(c)                                  All rights and licenses granted by AMGEN to TESARO in Article 2 (License Grant) will terminate, and TESARO and its Affiliates, and Sublicensees will cease all use of Licensed Know-How and Licensed Patents and all Exploitation of any Products.

(d)                                 Upon AMGEN’s request, all Marketing Approvals and other regulatory filings and communications owned (in whole or in part) or otherwise controlled by TESARO and its Affiliates, and Sublicensees, and all other documents relating to or necessary to further Exploit any Products, as such items exist as of the effective date of such termination (including all related completed and ongoing clinical studies) will be assigned to AMGEN, and TESARO will provide to AMGEN one (1) copy of the foregoing and all documents contained in or referenced in any such items, together with the raw and summarized data for any clinical studies (and where reasonably available, electronic copies thereof). In the event of any failure to obtain assignment, TESARO hereby consents and grants to AMGEN the right to access and reference (without any further action required on the part of TESARO, whose authorization to file this consent with any Regulatory Authority is hereby granted) any such item.

(e)                                  TESARO hereby grants to AMGEN and its Affiliates, and AMGEN and its Affiliates will automatically have, a worldwide, perpetual and irrevocable, royalty-free and fully paid-up, exclusive license, with the right to grant sublicenses through multiple tiers, under Know-How and Patent Rights that are Controlled by TESARO or any of its Affiliates and Sublicensees for Exploiting Products (such license effective only as of and after the effective date of such termination). The Patent Rights so licensed will be subject to the prosecution and maintenance and enforcement and defense rights and obligations set forth in Article 4 (Patent Prosecution, Maintenance & Infringement) as if they were “Licensed Patents”

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thereunder, with the roles of AMGEN and TESARO reversed (and such other changes as are appropriate from the context).

(f)                                    Upon AMGEN’s request, TESARO will assign (or, if applicable, will cause its Affiliates or Sublicensees to assign) to AMGEN all of TESARO’s (and such Affiliates’ and Sublicensees’) right, title and interest in and to any registered or unregistered trademarks or internet domain names that are specific to a Product worldwide (it being understood that the foregoing will not include any trademarks or internet domain names that contain the corporate or business name(s) of TESARO).

(g)                                 TESARO agrees (and shall cause its Affiliates and Sublicensees as a condition of the grant of the applicable Sublicense to so agree) to fully cooperate with AMGEN and its designee(s) to facilitate a smooth, orderly and prompt transition of the Exploitation of Products to AMGEN and/or its designee(s). Upon request by AMGEN, TESARO shall transfer to the AMGEN some or all quantities of Products in its possession. If TESARO is, at the time of such termination of this Agreement, party to any Third Party contracts with respect to a Product, then it shall provide AMGEN notice of and (to the extent permitted to do so), copies thereof. TESARO shall assign to AMGEN any such contracts requested by AMGEN, to the extent it has the right under such contract(s) to do so (and shall use commercially reasonable efforts to obtain any required consents). In addition, TESARO shall, at * cost and expense, provide any cooperation reasonably requested by AMGEN to ensure uninterrupted supply of Products. If TESARO manufactured any Product at the time of termination, then TESARO shall continue to provide for manufacturing of such Product for AMGEN, at * percent * of the fully-burdened manufacturing cost therefore, from the date of notice of such termination until the sooner to occur of such time as AMGEN is able, using commercially reasonable efforts to do so, to secure an acceptable alternative commercial manufacturing source from which sufficient quantities of Product may be procured and legally sold in the Territory or * months from the effective date of termination of this Agreement.

Section 9.6            Survival. In addition to the termination consequences set forth in Section 9.5 (Effects of Termination), the following provisions will survive termination or expiration of this Agreement: Articles 1 (Definitions), 7 (Indemnification), 8 (Confidentiality), and 10 (Miscellaneous) and Sections 2.7 (Limited Exploitation Rights), 3.2 (Milestone Payments) (with respect to milestones reached prior to such expiration or termination), 3.3 (Royalties) (with respect to sales made before such expiration or termination), 3.4 through 3.8 (inclusive) (with respect to periods with sales of Products made before such expiration or termination), 4.3 through 4.5 (with respect to any action initiated prior to such expiration or termination), 6.3 (Disclaimer), 9.5 (Effects of Termination) and this Section 9.6 (Survival). Additionally, Section 2.5 (Restrictions) will survive termination (but not expiration) of this Agreement with respect to TESARO (but not AMGEN). Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such

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termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon expiration of this Agreement.

ARTICLE 10.                                              MISCELLANEOUS

Section 10.1         Entire Agreement; Amendment. This Agreement and all Exhibits attached to this Agreement constitute the entire agreement between the Parties as to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. None of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by all Parties.

Section 10.2         Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

Section 10.3         Independent Contractors. The relationship between TESARO and AMGEN created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

Section 10.4         Governing Law; Jurisdiction. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Licensed Patent, which issue shall be determined in accordance with the laws of the country in which such patent was issued. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated

26

hereby in the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.

Section 10.5         Notice. All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below or to such other address as one Party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third (3rd) business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to TESARO:	Tesaro, Inc.
309 Waverley Oaks Road, Suite 101
Waltham, MA 02452
Attn: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
Attn: Asher M. Rubin

If to AMGEN:	Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320
Attn: Corporate Secretary

Section 10.6         Compliance With Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 10.7         Non-Use of Names. AMGEN shall not use the name, trademark, logo, physical likeness or name of TESARO or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without such TESARO’s prior written consent. AMGEN shall require its Affiliates to comply with the foregoing. TESARO shall not use the name, trademark, logo, physical likeness or name of AMGEN or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without AMGEN’s prior written consent. TESARO shall require its Affiliates and Sublicensees to comply with the foregoing.

27

Section 10.8         Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld or delayed except that either Party shall be free to assign this Agreement in connection with any merger, sale of such Party or sale of all or substantially all of the assets of the Party (a “Sale Transaction”), without the prior consent of the non-assigning Party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Any assignment of this Agreement in contravention of this Section 10.9 (Successors and Assigns) shall be null and void.

Section 10.9         Sale Transaction or AMGEN Acquisition. In the event of (x) a Sale Transaction, or (y) the acquisition by AMGEN of all or substantially all of the business of a Third Party (together with any entities that were Affiliates of such Third Party immediately prior to such acquisition, an “AMGEN Acquiree”), whether by merger, sale of stock, sale of assets or otherwise (an “AMGEN Acquisition”):

(a)                                  intellectual property rights of the acquiring party in a Sale Transaction, if other than one of the Parties to this Agreement (together with any entities that were affiliates of such Third Party immediately prior to such Sale Transaction, a “Third Party Acquirer”), or the AMGEN Acquiree, as applicable, shall not be included in the technology licensed hereunder or otherwise subject to this Agreement; and

(b)                                 in the event of a Sale Transaction involving AMGEN or an AMGEN Acquisition, notwithstanding any other provision of this Agreement to the contrary, no product of the Third Party Acquirer or AMGEN Acquiree (each such product, an “Excluded Product”), shall be deemed a “Product” hereunder (even if such Excluded Product would be within the definition of “Product” hereunder), so long as such Excluded Product is: (i) controlled by the Third Party Acquirer prior to the Sale Transaction, or by the AMGEN Acquiree prior to consummation of the AMGEN Acquisition, as applicable; (ii) acquired (whether by in-license or otherwise) by the Third Party Acquirer, or by the AMGEN Acquiree, as applicable, in each case, from another Third Party after consummation of such Sale Transaction or AMGEN Acquisition; or (iii) solely in the case of a Sale Transaction, developed internally by the Third Party Acquirer without material use of or reference to Confidential Information of AMGEN within the Licensed Know-How.

Section 10.10       Waivers. A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance

28

shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

Section 10.11       No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 7 (Indemnification) (with respect to which the persons to which Article 7 (Indemnification) applies shall be Third Party beneficiaries in accordance with Article 7 (Indemnification)).

Section 10.12       Headings; Exhibits. Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement. All Exhibits are incorporated herein by this reference.

Section 10.13       Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. All references to a “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the United States. The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

Section 10.14       Counterparts. This Agreement may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles or .pdf documents.

[signature page follows]

29

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

TESARO, INC.		AMGEN INC.

By:	/s/ Lonnie Moulder	By:	/s/ Jonathan Peacock
Name:	Lonnie Moulder	Name:	Jonathan Peacock
Title:	Chief Executive Officer	Title:	Executive Vice President and Chief
Financial Officer

/s/ Mary Lynne Hedley		By:	/s/ Roger Perlmutter
Name:	Mary Lynne Hedley Ph.D.	Name:	Roger Perlmutter, M.D., Ph.D.
Title:	President, C.S.O.	Title:	Executive Vice President, Research
and Development

30

EXHIBIT A

LICENSED KNOW-HOW
TECHNOLOGY TRANSFER

Amgen shall provide to Tesaro the content of Tables 1 - 4 within * days (unless otherwise noted) of the Effective Date.

Table 1. Licensed Materials

Identifier Name	Epitope	Function	Quantity	Concentration

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

Exhibit A - 1

*	*	*	*	*

Table 2. Experimental Methods

Method	Number	Function

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

Exhibit A - 2

*	*	*

*	*	*

Exhibit A - 3

Table 3. ALK Research Program

Filenames indicated as “Same” have a Filename identical to the Description.

Description	Filename

Summary

*	*

*	*

*	*

Publications

*	*

*	*

*	*

In Vitro

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Pharmacodynamics

*	*

*	*

*	*

Exhibit A - 4

*	*

Description	Filename

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Chemistry

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Exhibit A - 5

Intellectual Property

*	*

*	*

*	*

Description	Filename

*	*

*	*

*	*

*	*

PKDM

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Exhibit A - 6

*	*

*	*

*	*

*	*

Description	Filename

*	*

*	*

Pharmaceutics

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Exhibit A - 7

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Description	Filename

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Exhibit A - 8

*	*

*	*

*	*

*	*

*	*

*	*

*	*

Crystallography

*	*

*	*

Description	Filename

*	*

Preclinical report to be provided

*

Exhibit A - 9

Table 4. Chemical Synthesis

Description	Filename

*	*

*	*

*	*

*	*

*	*

*	*

Exhibit A - 10

AMGEN consulting support

AMGEN to provide consulting support (not to exceed * in the aggregate) in connection with the transfer of Licensed Know-How and Licensed Materials and the Exploitation of Products. The aggregate maximum * of consulting support shall be allocated across activities a, b, and c below.

a.             Up to * of AMGEN scientist’s time per * report listed on Table 5 below (or any alternative or additional reports thereto) will be provided to consult with TESARO in TESARO’s writing of such reports (including the provision of any * reasonably necessary to prepare such report);

b.             * support to transition the * of the Licensed ALK Compounds listed on Exhibit B to TESARO or *; and

c.             General support.

Notwithstanding the forgoing, in the event that TESARO requires additional consulting support in excess of * in connection with the transfer of Licensed Know-How and Licensed Materials or the Exploitation of Products, then TESARO may request such additional support in writing. AMGEN shall notify TESARO within * days of receipt of such request whether it, in its * discretion, is willing to provide such additional consulting support.

All of TESARO’s requests for consulting support shall be directed to Amgen’s * (currently *).

Exhibit A - 11

Table 5. Tentative Titles of IND Enabling Study Reports for Amgen Generated Data

Report No.	Title

1	*

2	*

3	*

4	*

5	*

6	*

7	*

8	*

9	*

10	*

11	*

12	*

Exhibit A - 12

Report No.	Title

13	*

14	*

15	*

16	*

17	*

18	*

19	*

20	*

21	*

Exhibit A - 13

EXHIBIT B

LICENSED ALK COMPOUNDS

*

Exhibit B - 1

EXHIBIT C

LICENSED PATENTS

1.               *

2.               *

Exhibit C - 1

EXHIBIT D

LICENSE FEES & ROYALTIES

1.                                       Milestone Payments: The Milestone Events and Milestone Payments to be made pursuant to Section 3.2 of the Agreement are as follows:

Milestone Event	Region (if applicable)	Payment
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*
*	*	$	*

2.                                       Royalties: The royalty rates payable under Section 3.3 of the Agreement with respect to Net Sales of Product(s):

a.                                       * percent * on the portion of cumulative Net Sales for all Products less than $*.

b.                                      * percent * on the portion of cumulative Net Sales for all Products between $* and $*, inclusive.

c.                                       * percent * on the portion of cumulative Net Sales for all Products greater than $*.

Exhibit D - 1

For the avoidance of doubt, (i) if a Product is covered by more than one Licensed Patent, the above royalty shall be paid only once, and (ii) the royalty tiers for Net Sales for all Products shall be determined on a cumulative, not annual, basis.

3.                                       Third Party Payments. In the event that * obtains a license under Patent Rights of a Third Party in any country that *, on the advice of patent counsel, determines, in the absence of a license thereunder, would be considered to be infringed by the manufacture, use, sale, offer for sale or import of a Product sold by * in such country (in each case, a “Necessary Third Party License”), then * may deduct * of the royalties actually paid to such Third Party under such Necessary Third Party License with respect to sales of such Product in such country from the * owed to * pursuant to Section 2 of this Exhibit D with respect to Net Sales of such Product in such country.

4.                                       No Valid Claim. In the event that no Products are Covered by at least one (1) Valid Claim of a Licensed Patent within the Territory, then the royalty rates set forth in Section 2 of this Exhibit D shall be reduced to * percent * of Net Sales.

5.                                       Maximum Deduction. In no event, however, will a deduction, or deductions, in the royalty rate pursuant to Section 3 of this Exhibit D or Section 4 of this Exhibit D, reduce the royalty rate payable by * on Net Sales of Products pursuant to Section 2 of this Exhibit D below * percent * of Net Sales.

6.                                       Mutual Convenience of the Parties. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to AMGEN. TESARO hereby stipulates to the fairness and reasonableness of such royalty and other payments obligations and covenants not to allege or assert, nor to allow any of its Affiliates or Sublicensees to allege or assert, nor further to cause or support any other Third Parties to allege or assert, that any such royalty or other payments obligations are unenforceable or illegal in any way.

Exhibit D - 2

EXHIBIT E

PRESS RELEASE

FOR IMMEDIATE RELEASE

TESARO ENTERS INTO EXCLUSIVE LICENSE AGREEMENT WITH AMGEN TO ACQUIRE RIGHTS TO ANAPLASTIC LYMPHOMA KINASE (ALK) PROGRAM

TESARO will be responsible for worldwide development and commercialization

Amgen’s oral, small molecule ALK inhibitors are highly potent and selective, and possess desirable pharmaceutical properties

Recent clinical proof-of-concept has been demonstrated for ALK inhibition in patients with ALK positive non-small cell lung cancer

Boston, MA — March XX, 2011 — TESARO, Inc., an oncology-focused biopharmaceutical company, today announced the signing of an agreement with Amgen Inc. granting TESARO exclusive worldwide rights for the development, manufacture, commercialization and distribution of small molecule inhibitors of Anaplastic Lymphoma Kinase (ALK). TESARO plans to develop one or more compounds for oncology indications, including the treatment of patients with non-small cell lung cancer (NSCLC) whose tumors are ALK-positive. The agreement includes an upfront payment and potential future payments and royalties associated with the achievement of certain development and commercial milestones.

Abnormal ALK fusion proteins are thought to be a key driver of certain types of cancers, including a sub-population of NSCLC as demonstrated in recent clinical trials of an ALK inhibitor. Sub-populations of other cancers including lymphoma and neuroblastoma are also associated with abnormal expression of ALK proteins. ALK is generally not expressed in normal adult tissue and therefore represents a promising molecular target for the development of a cancer therapeutic. Amgen’s oral, small molecule ALK inhibitors are highly potent and selective, and possess desirable pharmaceutical properties.

“TESARO is very pleased to announce this license agreement and intends to rapidly complete the necessary studies and activities required for submission of an IND application and advance this promising therapeutic for cancer patients to clinical phase testing,” said Mary Lynne Hedley, Ph.D., President and Chief Scientific Officer of TESARO. “Molecularly targeted therapies associated with companion diagnostic tests could allow for more rapid and efficient drug development and increase the likelihood of success in defined patient populations. ALK inhibition shows great promise for a specific and identifiable population of patients. Obtaining rights to this potentially best-in-class program advances our mission to make a difference in the lives of cancer patients and enhances our company’s pipeline of cancer therapeutics and supportive care agents.”

Exhibit E - 1

About Anaplastic Lymphoma Kinase and Non-Small Cell Lung Cancer

ALK gene fusions that result in constitutive activation of ALK are associated with sub-sets of certain cancers including non-small cell lung cancer. ALK is thought to be a key driver of certain types of cancers, including a sub-population of NSCLC as demonstrated in recent clinical trials of an ALK inhibitor. Abnormal ALK proteins are also associated with sub-populations of other cancers including lymphoma and neuroblastoma. ALK is generally not expressed in normal adult tissue and therefore represents a promising molecular target for the development of a cancer therapeutic.

Worldwide, over 1.3 million new lung cancer cases are identified annually. Lung cancer is the leading cause of cancer death in men and the second leading cause of cancer death in women. NSCLC is responsible for approximately 85% of all lung cancer cases with 75% of these patients being diagnosed with metastatic or advanced disease, for which the five-year survival rate is approximately 5%. ALK is believed to be a key driver of tumor development in approximately 5% of all NSCLC patients.

About TESARO, Inc.

Founded in 2010, TESARO is a privately held oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients by acquiring, developing and commercializing safer and more effective therapeutics. The Company is developing rolapitant, a potent, selective neurokinin-1 receptor antagonist that has completed Phase 2 clinical testing for the prevention of chemotherapy induced nausea and vomiting. Phase 3 clinical testing of rolapitant is planned to commence during 2011. TESARO was co-founded by former executives of MGI PHARMA, an oncology and acute-care focused biopharmaceutical company that Eisai Co., Ltd. acquired in 2008 for $3.9 billion. TESARO is headquartered in Waltham, Massachusetts. For more information, visit www.tesarobio.com.

For Further Information Contact:

For TESARO

Richard Rodgers

EVP & Chief Financial Officer

+1.305.575.6015

rrodgers@tesarobio.com

###

Exhibit E - 2

EXHIBIT F

ALK COMPOUND SUB-STRUCTURES

*

Exhibit F - 1

Exhibit 10.19

CONFIDENTIAL MATERIAL OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASTERISKS DENOTE SUCH OMISSIONS.

PROCESS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Process Development and Manufacturing Services Agreement is entered into as of the 28th day of March, 2012 (the “Effective Date”), by and between Hovione Inter Limited, a Swiss corporation, having a principal place of business at Bahnhofstrasse 21 CH-6000 Lucerne 7 Switzerland (together with its Affiliates “Hovione”), and TESARO, Inc., a Delaware corporation, having a principal place of business at 1000 Winter Street, Suite 3300, Waltham, MA 02451 (“Client”).  Each of Hovione and Client may be referred to in this Agreement, individually, as a “Party” and, collectively, as the “Parties”.

Background

A.            Client is a biopharmaceutical company currently developing a product known as Rolapitant.

B.            Hovione is a contract manufacturer with the capabilities and facilities necessary to be able to provide process development and manufacturing services with respect to pharmaceutical products.

C.            Client desires to engage Hovione to provide certain process development services with respect to the manufacture of Rolapitant, and, if the manufacturing process is successfully implemented at Hovione, to manufacture Rolapitant in the quantities from time to time ordered by Client, and Hovione is willing to perform such services for Client, in each case subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

SECTION 1.           DEFINITIONS.  As used in this Agreement, the following words and phrases will have the following meanings, whether used in the singular or plural:

1.1             “AAA” has the meaning set forth in Section 18.3.

1.2             “Affiliate,” as to a Party, means any entity which, directly or indirectly, controls, is controlled by, or is under common control with such Party.  For the purposes of this definition, “control” refers to any of the following: (i) direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest with the power to direct management in the case of any other type of legal entity; or (ii) any other arrangement where an entity possesses, directly or indirectly, the power to direct the management or policies of another entity, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, the term “Affiliate” with respect to Client will not include New Enterprise Associates or any entity controlled by New Enterprise Associates other than the Client and its subsidiaries.

1.3             “Agreement” means this Process Development and Manufacturing Services Agreement, together with all Appendices attached hereto, Work Plans, and accepted Purchase Orders, as amended from time to time by the Parties in accordance with Section 20.2.

1.4             “Applicable Laws” means all laws, statutes, regulations, rules and guidances applicable to (a) activities performed under this Agreement in the jurisdiction where they are performed, other than activities described in clauses (b) and (c) of this paragraph, (b) Manufacturing in the jurisdiction of Manufacture, and (c) the supply, use, marketing or sale of Product in any jurisdiction where such Product is to be supplied, used, marketed or sold, including laws, statutes, regulations, rules and guidances related to Manufacture of Product that apply by reason of the supply, use, marketing or sale of Product in such jurisdiction; provided that, notwithstanding anything to the contrary in this Agreement, with regard to the supply, use, marketing or sale of Product, Product Manufactured by Hovione will only be required to comply with the applicable laws, regulations, guidelines, and directives, including cGMP, of (i) the FDA, the EMA, and PMDA, and (ii) such other comparable Regulatory Authority (ies) in the Territory as the Parties agree in writing, such agreement not to be unreasonably withheld, conditioned or delayed.

1.5             “Auditable Requirements Records” has the meaning set forth in Section 4.1(c).

1.6             “Batch” means a specific quantity of a Product that is intended to be of uniform character and quality and is produced during the same cycle of Manufacture in accordance with the Manufacturing Process in the amount and at the scale set forth in the applicable Master Batch Documentation.

1.7             “Batch Delivery Date” has the meaning set forth in Section 6.2.

1.8             “Batch Records” means the final executed batch production records for each Batch of Product Manufactured under this Agreement, prepared in accordance with cGMP, if applicable.

1.9             “Bulletin of Analysis,” as to any Batch of Product, means a certificate attesting to the results of testing of such Batch of Product against the criteria specified in relevant Product Specifications, and including test methods, specification parameters and the pass/fail criteria, used to show that a particular Batch of such Product meets Product Specifications and was Manufactured in accordance with the executed Batch Records.

1.10           “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 and October 1 during the Term.

1.11           “Cancellation Fee” has the meaning set forth in Section 5.7(b).

1.12           “Certificate of Analysis,” as to any Batch of Product, means a certificate attesting to the results of testing of such Batch of Product against the criteria specified in relevant Product Specifications, and including test methods, specification parameters and the pass/fail criteria, used to show that a particular Batch of such Product meets Product Specifications, and a statement attesting that a particular Batch of a Product was Manufactured in accordance with cGMP and the executed Batch Records.

1.13           “cGMP” means current good manufacturing practices applicable to the Manufacture of Product as follows: (i) current good manufacturing practices promulgated by the FDA, as specified in the United States Code of Federal Regulations and FDA’s guidance documents, as such practices govern the Manufacture of Product intended for use in the United States; (ii)  current good manufacturing practices as defined in the Q7A Guidance on Good Manufacturing Practices of the International Conference on Harmonization of Technical

Requirements of Pharmaceuticals for Human Use (ICHQ7A) and other ICH guidelines applicable to the manufacture of the drug substance; (iii) current good manufacturing practices or equivalent standards promulgated by Regulatory Authorities of Japan; and (iv) current good manufacturing practices or equivalent standards promulgated by such other countries of the Territory in which Product is intended to be supplied, used, marketed or sold and which other countries are agreed to in writing between the Parties, such agreement not to be unreasonably withheld, conditioned or delayed.

1.14           “Change Order” means a written description of a change in the scope of Services or other terms specified in a Work Plan or in the prices or payment schedule for such Work Plan as executed by both Parties in accordance with Section 2.3, but not including changes to Purchase Orders for Manufacture of commercial supplies of Product which are covered by Section 5.6(b).

1.15           “Client Background Intellectual Property” means Client Background Know-How and Client Background Patent Rights.

1.16           “Client Background Know-How” means any and all inventions, discoveries, trade secrets, processes, process improvements, procedures, materials, components, designs, documentation, technical data, analytical information and other data, information and know-how whether or not protectable under patent, trademark, copyright or similar law, that are either generated, owned or controlled (with the right to sublicense) by Client or any of its Affiliates, with the right to sublicense, (i) prior to the Effective Date or (ii) independent of this Agreement and without the use of the Confidential Information of Hovione or Hovione Background Know-How.

1.17           “Client Background Patent Rights” means any and all U.S. and foreign patents and patent applications, including divisions, continuations, continuations-in-part, additions, renewals, extensions, re-examinations and reissues, if any, owned by Client or any of Client’s Affiliates, or controlled by Client or any of its Affiliates (i) prior to the Effective Date, or (ii) arising independently of this Agreement, including after the Effective Date, and without the use of the Confidential Information of Hovione or Hovione Background Know-How.

1.18           “Client Indemnified Parties” has the meaning set forth in Section 14.2.

1.19           “Client-Supplied Materials” means the specific raw materials, ingredients, and other materials to be provided by Client, as listed in Appendix A or the applicable Work Plan, as updated by Client in writing, from time to time.

1.20           “CMC Documentation” means the chemistry, manufacturing and controls section of a Regulatory Filing.

1.21           “Commercial Supply Election” has the meaning set forth in Section 4.1(a).

1.22           “Confidential Information” as to Client means (i) any information of a confidential or proprietary nature, including, but not limited to, scientific, technical, trade and business information, provided by or on behalf of Client to Hovione under the CDA or this Agreement; (ii) subject to Section 9.6 and excluding any Proprietary Formats contained in the following, the Master Batch Documentation, Batch Records and other Development Deliverables; (iii) any Product-Related Know-How; (iv) Client’s development plans and timelines related to Product; and (v) other information generated by Hovione in the course of

Services that is specific to Product and not related to manufacture of other product, in each case, whether or not labeled or identified as confidential.  “Confidential Information” as to Hovione means (y) any information of a confidential or proprietary nature, including, but not limited to, any scientific, technical, trade and business information, provided by or on behalf of Hovione to Client or any of its Affiliates under the CDA or this Agreement, but not including the Development Deliverables (except for Proprietary Formats in any Development Deliverables) or Product-Related Know-How and (z) Hovione Background Intellectual Property and Hovione Improvements, in each of (y) and (z) whether or not labeled or identified as confidential.

1.23           “Costs Savings” has the meaning set forth in Section 7.4.

1.24           “Costs Savings Target” means *.

1.25           “Deficiency Notice” has the meaning set forth in Section 6.4.

1.26           “Development Deliverables” means (i) the Product Specifications; (ii) Master Batch Documentation; (iii) Batch Records; (iv) procedures, processes, protocols and analytical methods developed in the performance of the Services that are solely related to Product; (v) technical reports prepared as part of Services; and (vi) other deliverables specified in a Work Plan which may include, but shall not be limited to, raw data and in-process controls (IPC)  results.

1.27           “Development Fees” has the meaning set forth in Section 7.1.

1.28           “Development Services” means the activities related to technology transfer; process development, including particle design; process validation; CMC Documentation preparation; analytical development and validation, stability testing, scale-up and other services related to the Manufacture of Product, as described in the Work Plan attached to this Agreement as Appendix D or in any additional Work Plan executed by the Parties in accordance with Section 2.1, but not including Manufacturing Services.  For the sake of clarity, the Manufacture of Product for clinical studies, if requested by Client, will be performed as part of Development Services under a mutually agreed upon Work Plan.  Manufacture of commercial supplies, to the extent Client elects to proceed under Section 4.1, will be part of Manufacturing Services.

1.29           “Disclosing Party” has the meaning set forth in Section 11.1.

1.30           “Dispute” has the meaning set forth in Section 18.2.

1.31           “EMA” means the European Medicines Agency, or any successor entity thereto.

1.32           “Executive Officers” has the meaning set forth in Section 18.2.

1.33           “Facilities” means the Hovione facility used in the conduct of Services, as specified in the applicable Work Plan and any other Hovione facility approved in writing by Client prior to use in the performance of Services.

1.34           “FDA” means the United States Food and Drug Administration, or any successor entity thereto.

1.35           “Force Majeure Event” has meaning set forth in Section 19.

1.36           “Hovione Background Intellectual Property” means Hovione Background Know-How and Hovione Background Patent Rights.

1.37           “Hovione Background Know-How” means any and all inventions, discoveries, trade secrets, designs, processes, process improvements, procedures, materials, components, documentation, technical data, analytical information, and other data and the like, information and know-how whether or not protectable under patent, trademark, copyright or similar law, that are either generated, owned or controlled (with the right to sublicense) by Hovione (i) prior to the Effective Date, or (ii) arising independently of this Agreement and without the use of the Confidential Information of Client or Client Background Know-How.

1.38           “Hovione Background Patent Rights” means any and all U.S. and foreign patents and patent applications, including divisions, continuations, continuations-in-part, additions, renewals, extensions, re-examinations and reissues, if any, owned by Hovione, or controlled by Hovione (with the right to sublicense) (i) prior to the Effective Date, or (ii) arising independent of this Agreement and without the use of the Confidential Information of Client or Client Background Know-How.

1.39           “Hovione Improvements” means any and all inventions, discoveries, know-how, trade secrets, processes, process improvements, procedures, materials, components, designs, information, data and the like, whether or not protectable under patent, trademark, copyright or similar law, that are generated, conceived, developed, created, invented, made or reduced to practice solely by or on solely on behalf of Hovione by any Third Party engaged by Hovione in the conduct of Development Services or Manufacturing Services under this Agreement other than Product-Related Improvements.

1.40           “Hovione Indemnified Parties” has the meaning set forth in Section 14.1.

1.41           “Hovione Personnel” has the meaning set forth in Section 15.2.

1.42           “Independent Expert” has the meaning set forth in Section 6.5.

1.43           “Initial Order Date” has the meaning set forth in Section 5.3.

1.44           “Inspection Period” has the meaning set forth in Section 6.4.

1.45           “Joint Project Team” has the meaning set forth in Section 2.6.

1.46           “Launch Date” means the date of the first commercial sale in a country within the Territory following regulatory approval in such country, by Client or its Affiliates or their respective designees in the Territory of Product Manufactured in accordance with this Agreement or a product containing or comprised of Product.

1.47           “Liability” has the meaning set forth in Section 14.1.

1.48           “Manufacture”, “Manufacturing” or “Manufactured” will mean all steps, processes and activities of Hovione to produce Product (or any step, process or activity therein), including the manufacture, production, Materials sourcing, other than Client-Supplied Materials, and testing as applicable, packaging, labeling, warehousing, quality control testing

(including in-process, release and stability testing, when applicable), release, preparation for shipping and storing of any Product, either as part of Development Services or Manufacturing Services.

1.49           “Manufacturing Documents” has the meaning set forth in Section 2.2.

1.50           “Manufacturing Process” means any and all processes and activities (or any step in any process or activity) used or intended to be used in the Manufacture of a Product as described in the Master Batch Documentation.

1.51           “Manufacturing Services” means, subject to Section 4.1, the Manufacture by Hovione of commercial Batches of Product ordered by Client after Process Validation Completion.

1.52           “Manufacturing Standards” means, with respect to the Manufacture of a Product that the Product: (i) has been Manufactured in accordance with the Master Batch Documentation and in accordance with the applicable Quality Agreement; (ii) at the time of delivery conforms to the agreed upon Product Specifications; and (iii) has been prepared for shipment in accordance with the procedures and requirements mutually agreed upon by the Parties; (iv) has been Manufactured in accordance with Applicable Laws including, cGMP (if applicable).

1.53           “Master Batch Documentation”, as to a Product, means the documents that specify or reference the complete set of formal instructions for the Manufacture of such Product, including Material descriptions, in process testing and finished Product Specifications developed and mutually approved by Hovione and Client under the terms of this Agreement, as amended from time to time by in accordance with Section 8.3.

1.54           “Material Gain” means, for the relevant period, the amount by which (a) the quantity of Client-Supplied Materials used to Manufacture Product in the relevant period is less than (b) the specified range of the quantity of Client-Supplied Materials that would be used to Manufacture the same amount of Product at the standard per kilogram input as set forth in the Validation Report, and is the difference between (a) and (b).

1.55           “Material Loss” means, for the relevant period, the aggregate amount of Client-Supplied Materials lost in such period (a) in the performance of Services by Hovione, or any of its agents, subcontractors or employees or, subject to Section 6.6(e), failure of Product to meet the Manufacturing Standards, or (b) as a result of any Yield Loss, in each case using as a base line the specified range of the quantity of Client-Supplied Material used to Manufacture a kilogram of Product as set forth in the Validation Report.

1.56           “Material Specifications” means the specifications for Materials including, but not limited to, written release specifications and testing instructions, as specified in the Master Batch Documentation or as otherwise mutually agreed upon in writing by the Parties.

1.57           “Materials” means any key starting materials and other raw materials and ingredients used in the Manufacture of a Product including Client-Supplied Materials.

1.58           “Minimum Purchase Obligation” means * percent (*%) of the total quantity of Product purchased by Client for commercial sale in the Territory on an annual basis during the Term, subject to adjustment in accordance with Section 4.1; provided that, Client may designate up to *% of Product purchased on an annual basis as “safety stock” and such safety stock shall not be deemed to be “for commercial sale” for the purposes of calculating the percentage of the total quantity of Product purchased by Client hereunder.

1.59           “PMDA” means the Pharmaceuticals and Medical Device Agency in Japan, or any successor entity thereto.

1.60           “Process Validation Completion” means the date on which Client provides written notice of approval of the validation report documenting the successful completion by Hovione of the validation of the Manufacturing Process for the Product in accordance with the validation master plan approved in writing by both Parties which notice shall be no later than * days after Hovione submits such report to Client.  For the sake of clarity, Client shall have no obligation to provide such approval if the report documents other than successful completion of the validation of the Manufacturing Process, as determined by Client, acting reasonably.

1.61           “Product” means the product described in Appendix C, as amended from time to time by mutual written agreement of the Parties.

1.62           “Product Consumption Report” has the meaning set forth in Section 4.1(b).

1.63           “Product-Related Improvements” means Product-Related Know-How and Product-Related Patent Rights.

1.64           “Product-Related Know-How” means any and all inventions, discoveries, know-how, trade secrets, designs, processes, process improvements, procedures, materials, components, information, data, and the like, whether or not protectable under patent, trademark, copyright or similar law, that are generated, conceived, developed, created, invented, made or reduced to practice by or on behalf of Hovione or any Third Party engaged by Hovione in the conduct of Development Services or Manufacturing Services under this Agreement that (i) constitute an improvement, modification or new use of Product; (ii) constitute an improvement or modification to the Manufacturing Process for Product that is specific to Product; or (iii) constitute an improvement or modification to Client Background Know-How.

1.65           “Product-Related Patent Rights” means any and all United States and foreign patents and patent applications, including divisions, continuations, continuations-in-part, additions, renewals, extensions, re-examinations and reissues, covering inventions included within Product-Related Know-How, and any extensions and supplemental protection certificates with respect to any of the foregoing.

1.66           “Product Specifications”, as to a Product, means the written release specifications, as mutually agreed upon in writing by the Parties in the course of the Development Services, and as amended from time to time by mutual agreement of the Parties in accordance with Section 8.2.

1.67           “Project Manager” has the meaning set forth in Section 2.6(b).

1.68           “Proprietary Format” means those proprietary document formats of Hovione as are expressly listed in Appendix E, but solely with respect to the corresponding document as listed on Appendix E, provided that a format will not be treated as a Proprietary Format if it is included in a document that is in the public domain or made available by Hovione to Third Parties on non-confidential basis.

1.69           “Purchase Order” means any order instructions, including quantity of Product ordered, delivery date, and shipping instructions, submitted by Client or any of its Affiliates for commercial supply of a Product in accordance with Section 5.7.

1.70           “Quality Agreement” has the meaning set forth in Section 6.3.

1.71           “Receiving Party” has the meaning set forth in Section 11.1.

1.72           “Records” has the meaning set forth in Section 8.14.

1.73           “Regulatory Authority” means the FDA, the EMA the PMDA or any other governmental or regulatory body, agency authority or entity which regulates, directs or controls the manufacture, clinical testing, commercialization or use of pharmaceutical products in, or with respect to, the country of manufacture or sale within the Territory which are agreed to in writing between the Parties, such agreement not to be unreasonably withheld, conditioned or delayed.

1.74           “Regulatory Filings” means the governmental filings required to obtain approval to conduct clinical trials of a Product, or to market and sell a Product in a given country within the Territory, including, but not limited to, Product registrations and Product marketing approvals, as applicable, in each such country.

1.75           “Response Date” has the meaning set forth in Section 6.5.

1.76           “Response Notice” has the meaning set forth in Section 6.5.

1.77           “Retention Period” has the meaning set forth in Section 8.14.

1.78           “Rolling Forecast” has the meaning set forth in Section 5.4.

1.79           “Services” means Development Services and Manufacturing Services.

1.80           “Shipping Instructions” means the standards and other requirements for the packaging and preparation of the Product for shipment that are mutually agreed to in writing by the Parties.

1.81           “Supply Failure” means (i) any notification from Hovione under Section 5.7 of an anticipated Product shortage or inability to fill a Purchase Order in either case for a period of * days or more from the agreed upon delivery date; (ii) a Force Majeure Event affecting Hovione’s ability to supply Product that meets the Manufacturing Standards in accordance with this Agreement for a period of * days or more from the agreed upon delivery date; (iii) a material breach by Hovione of its supply obligation under this Agreement which such breach is not cured for a period of * days of receipt of written notice from Client; or (iv) the occurrence on more than two (2) occasions within a twelve month period of a material breach by Hovione of its obligation to supply Product that meets the Manufacturing Standards whether or not such breach has been cured.

1.82           “Supply Price” shall have the meaning set forth in Section 7.2.

1.83           “Supply Price Target” means: *

1.84           “Target Yield” means the target Yield using the specified ranges of the quantities of Client-Supplied Materials established after Process Validation Completion and updated annually by mutual written agreement of the Parties based on the historical performance of the Manufacturing Process during the Parties’ annual product quality review meeting.

1.85           “Technology Transfer” has the meaning set forth in Section 10.2(a).

1.86           “Term” has the meaning set forth in Section 12.1.

1.87           “Territory” means the United States, European Union, Japan, Canada, India, Brazil, Australia, New Zealand, Russia, China, and South Korea and such other countries as are specified in a Work Plan or as agreed to in writing between the Parties, such agreement not to be unreasonably withheld, conditioned or delayed.

1.88           “Third Party” or “Third Parties” means any person or entity, as applicable, other than Client or Hovione or any of their respective Affiliates.

1.89           “Work Plan” means a written order for the performance of Services by Hovione under this Agreement, in substantially the form attached hereto as Appendix B, signed by duly authorized representatives of both Parties and referencing this Agreement.  The initial Work Plan is attached as Appendix D to this Agreement.

1.90           “Yield” means the quantity of Product obtained that conforms to Product Specifications (if applicable) and has been Manufactured in accordance with the Manufacturing Standards.

1.91           “Yield Loss” applies if (a) the amount of Product Manufactured in the relevant period is below (b) the amount that would be expected to be Manufactured using the same quantity of Client-Supplied Materials at the Target Yield, and means the difference between (a) and (b).

SECTION 2.           DEVELOPMENT SERVICES.

2.1             Development Services.  Subject to the terms and conditions of this Agreement and the applicable Work Plan, Hovione will perform technology transfer, process and analytical development, process and analytical validation, CMC Documentation preparation, Manufacture of demonstration batches, validation batches, registration batches and clinical supplies, stability studies and other Development Services, as may be, from time to time, set forth in one or more Work Plans, and deliver to Client the corresponding Product or other Development Deliverables, in each case in accordance with the timelines and specifications for performance set for in the applicable Work Plan and in this Agreement.  The initial Work Plan is attached as Appendix D.  Each Work Plan executed under this Section shall contain the material terms for Development Services specifically requested by Client, and agreed upon by Hovione, the fees and payment schedule for such Development Services, the schedule for performance and the deliverables, and such other details and special arrangements agreed to by the Parties.  Once executed, the Work Plan is subject to the terms and conditions of this Agreement and incorporated herein in its entirety, and any changes or additions to a Work Plan, including, but not limited to changes in scope, fees and timing shall be made by a Change Order in accordance with Section 2.3.  In the event of any conflict between this Agreement and any Work Plan, this Agreement shall control, except to the extent that the Work Plan expressly specifies that a particular provision in the Work Plan will take precedent over this Agreement.

2.2             Manufacturing Documents for Approval.  As part of Development Services, Hovione shall deliver to Client the Master Batch Documentation, the Product Specifications, Product-specific procedures, protocols and technical reports, and such other documents as are specified in the applicable Work Plan, including but not limited to, raw data and IPC results (the “Manufacturing Documents”).  Drafts of all Manufacturing Documents and such other documents as are to be approved in writing by Client, as specified in the Quality Agreement or agreed to by the Joint Project Team, will be provided to Client for approval at least * days in advance of commencement of the first cGMP Batch or on such other schedule as the Joint Project Team agrees.

2.3             Change Orders.  Any changes in, or additions to, a Work Plan, including changes to specific assumptions set forth in such Work Plan, scope, fees, and timing, will be made only by mutual written agreement of the Parties.  In the event Hovione reasonably believes that any activity requested by Client constitutes a change in the scope of the Work Plan or otherwise identifies the need for a Change Order, Hovione will provide Client with a proposed Change Order (which, if it includes a change in any payment amounts shall be commercially reasonable in light of the change in scope).  When the Parties agree on a written Change Order documenting such change in scope and any agreed upon changes in the payment amounts,  it shall be effective upon execution by authorized representatives of both Parties, provided that Client may, in writing, authorize Hovione to proceed with a change pending final agreement on and execution of the applicable Change Order.

2.4             Compliance.  In performing Development Services under this Agreement, Hovione will comply with all Applicable Laws and generally accepted industry standards, and any protocols, guidelines, instructions, processes and procedures referenced in the applicable Work Plan (provided the same do not violate any Applicable Laws and/or generally accepted industry standards), and the Manufacturing Documents, to the extent applicable, or mutually agreed to in writing signed by both Parties.  If requested by Client in a Work Plan or Change Order, Hovione will comply with all reasonable and applicable guidelines and instructions that Client provides that do not conflict with Applicable Laws, and provided that in no event will Hovione be required to reform its cGMP documentation unless such documentation does not comply with cGMP or change any of its policies if such change would result in Hovione not complying with cGMP.  In the event that a Work Plan specifies that a protocol applicable to Development Services must be agreed upon by both Parties, Hovione will provide such protocol to Client at least * business days’ prior to commencement of the relevant Development Services.  Hovione will perform Development Services in accordance with the timelines set forth in the applicable Work Plan provided that timelines may be extended to accommodate any material delays in Client document review or other material delays originating from Client communications required by this Agreement. Client acknowledges that timelines in Work Plans are dependent upon: (i) timely reviews and approvals by Client, and (ii) Client maintaining a sufficient inventory of Client-Supplied Materials as required by Section 5.5.  In the event that Client’s material delay is longer than * weeks, Hovione will be entitled, at its sole option, to reallocate resources otherwise reserved for the performance of those Services without penalty.  Notwithstanding the foregoing sentence, Hovione will use commercially reasonable efforts to promptly recommence Services based on availability of resources at the time of the conclusion of said delay taking into account its other contractual commitments.  In the event there is a dispute between Client and Hovione regarding the schedule for recommencing Services pursuant to the foregoing sentence, the Parties will work together in good faith to resolve such dispute pursuant to the dispute resolution provisions of Section 18.2.  Hovione will use commercially reasonable efforts to ensure that the data, reports, Development Deliverables and other results of Development Services provided to Client under this Agreement are truthful and accurate in all respects.  Hovione acknowledges that, subject to the obligations of Client under clauses (i) and (ii) of this Section 2.4, time is of the essence with regard to the performance of Services under this Agreement, including the date of delivery by Hovione of any Product.

2.5             Reports.  While Services under any Work Plan are ongoing, Hovione will provide to Client, on a monthly basis, or at such other frequency as is set forth in the applicable Work Plan or agreed upon by the Joint Project Team, detailed written reports on the status and results to date of the Development Services.  Hovione will provide a final report describing in detail the results of Development Services under a Work Plan within * days of completion of all activities under such Work Plan or on such other schedule as is set forth in such Work Plan or as the Parties otherwise mutually agree in writing.  Reports provided under this Section sentence will be in such format as determined by the Joint Project Team.

2.6             Governance.

(a)                 Joint Project Team.  During the Term, the Parties will maintain a Joint Project Team (the “Joint Project Team”) comprised of * representatives from each Party *.  The Project Manager of each Party shall be a member of the Joint Project Team.  The Joint Project Team will be responsible for coordinating the Development Services and making recommendations to Client with respect to the implementation of Work Plan activities before and during Process Validation Completion, and will provide a forum for communication regarding Manufacturing activities after Process Validation Completion.  The Joint Project Team will not have any ability to make any changes to the terms and conditions of this Agreement, including, but not limited to, any Work Plan.  Each Party’s representative(s) on the Joint Project Team will have the appropriate technical knowledge and expertise as relevant to the activities allocated to such Party under this Agreement.  Additional attendees may attend meetings of the Joint Project Team at the discretion of either who wants such attendee to attend, subject to the confidentiality obligations set forth in Section 11.  The Joint Project Team will meet, twice each month, in person or by phone, during the course of performance of Development Services and after completion of all Development Services will meet quarterly or at such other frequency as the Parties mutually agree.  Each Party will bear its own expenses related to the participation of its representatives on the Joint Project Team.  Each Party may change its designees on the Joint Project Team, in its sole discretion, upon written notice to the other Party.

(b)                 Project Manager.  Each Party has designated a representative (the “Project Manager” who will act as the primary interface for interactions with the other Party related to activities under this Agreement.  Each Party may replace its Project Manager upon written notice to the other Party. The Project Managers will communicate on a regular basis and make themselves reasonably available for purposes of this Agreement.

(c)                 Annual Meeting.  At least annually and at such other reasonable times, upon request by either Party, designees of the senior management teams of both Parties will meet to discuss the overall business relationship of the Parties, and to discuss areas for improvement and planning for future activities.

2.7             Non-competition.  Hovione will not for itself or any of its Affiliates, nor shall it provide to any Third Party, directly or indirectly, any development, consulting, validation, contract manufacturing or any other services with respect to any product that incorporates the same active pharmaceutical ingredient as the Product during the Term of this Agreement and for a period of * thereafter, except that with respect to Third Parties, Hovione may provide such service to a Third Party that Client confirms to Hovione in writing has the necessary rights from Client to, manufacture, have manufactured and/or develop or have developed the product containing such active pharmaceutical ingredient, such written confirmation not to be unreasonably withheld, conditioned, or delayed.

SECTION 3.           CLIENT RESPONSIBILITIES

3.1             Process Information; Client Background Know-How.  Client will be responsible for (i) providing Hovione with such Client Background Know-How and other information as is specified in each Work Plan as to be provided by Client or such other Client Background Know-How reasonably requested by Hovione as is readily accessible to Client and necessary for Hovione to perform Services; and (ii) ensuring that such information is complete and accurate in all material respects; and (iii) reviewing and approving the Manufacturing Documents prepared by Hovione.

3.2             Client-Supplied Materials.  Except as expressly set forth in this Agreement or in a Work Plan or as otherwise agreed upon by the Parties, Client will be responsible for sourcing and providing to Hovione all Client-Supplied Materials, *, for all Development Services and Manufacturing Services.  Hovione’s requirements for Client-Supplied Materials and the dates by which such Client-Supplied Materials must be provided to Hovione for the commencement of the applicable Services (a) will be set forth in the applicable Work Plan or otherwise mutually agreed to in writing for Development Services, and (b) is set forth in Section 5.5 for Manufacturing Services.  Notwithstanding anything in this Agreement to the contrary, Hovione will not be in breach of its obligation to supply Product or perform Services by the agreed to delivery date and it will not constitute a Supply Failure if the delivery or performance delay is substantially the result of Client’s failure to meet its material obligations in accordance with the terms of this Agreement; provided that, if such failure is reasonably likely to cause the delivery or performance delay, Hovione promptly notifies Client thereof and provides Client with a reasonable estimate of the delay and Hovione uses all reasonable efforts to mitigate the delay.  Hovione will promptly advise Client in writing of any Client-Supplied Materials that are lost or damaged, including any Material Loss.

3.3             Client Personnel.  Client will be responsible for providing Hovione with reasonable access to knowledgeable Client personnel for consultation regarding Client Background Know-How, Confidential Information of Client, Client-Supplied Materials and the Services.

3.4             Notice of Hazardous Materials.  Prior to Hovione commencing the Services, Client shall inform Hovione of all material characteristics, including all health and safety characteristics, of the Client-Supplied Materials to the extent known by Client, and when appropriate, provide Hovione with a Material Safety Data Sheet on Client-Supplied Materials and Product.  Client shall promptly notify Hovione of any new hazards or potential new hazards to the health and safety of Hovione personnel relating to the Client-Supplied Materials or Product of which Client becomes aware.

SECTION 4.           MANUFACTURING SERVICES.

4.1             Manufacture and Sale of Product.

(a)                 General. Unless terminated in accordance with Section 12.2(a), 12.2(b), or 12.2(c) or Section 12.3. Client will be deemed to have elected to have Hovione perform

Manufacturing Services (“Commercial Supply Election”).  In the event the Commercial Supply Election has occurred, then, commencing upon agreement by the Parties of a Supply Price, Client will, except as otherwise set forth in this Agreement, be required to purchase no less than the Minimum Purchase Obligation from Hovione each calendar year during the remainder of the Term in accordance with the terms of this Agreement or reimburse Hovione for the shortfall under Section 4.1(b).  Notwithstanding the foregoing, the Minimum Purchase Obligation shall no longer apply for periods commencing after the first occurrence of either of the following:  (i) the Supply Price exceeds the Supply Price Target, or (ii) a Supply Failure. Client will not be responsible for any failure to purchase the Minimum Purchase Obligation arising from a breach by Hovione of its obligations under this Agreement, whether or not cured.

(b)                 Product Reports.  Within * days after the end of each calendar year during the Term, Client will provide to Hovione a report (the “Product Consumption Report”) in a form mutually agreed by the Parties setting forth (i) the total quantity of Product purchased by Client for commercial sale in the Territory in the immediately preceding calendar year; (ii) based on the foregoing, the Minimum Purchase Obligation under this Agreement for the applicable calendar year; and (iii) the total amount of Product purchased from Hovione under this Agreement during the applicable calendar year.  Further, if requested in writing by Hovione at least * business days prior to issuance of a given Product Consumption Report, Client shall have such Product Consumption Report signed by a duly authorized representative of Client.  If any such Product Consumption Report shows that Client has not met its Minimum Purchase Obligation, if any, with respect to a given calendar year then Client will include with such Product Consumption Report a payment to Hovione at the Supply Price in effect at the end of such calendar year for the requirements shortfall.

(c)                 Requirements Records.  Client shall keep complete and accurate written records in connection with Minimum Purchase Obligation.  Such records shall be in sufficient detail to permit verification of all Product Consumption Reports provided by Client pursuant to Section 4.1(b), and shall be maintained and may be audited for a period of * from the end of the calendar year to which they relate (the “Auditable Requirements Records”).  Upon * business days prior written notice from Hovione, Client shall permit Hovione’s Third Party auditors to examine and audit such Auditable Requirements Records during normal business hours, * to verify the accuracy of all amounts reported to Hovione by Client in such Product Consumption Reports.  Hovione’s Third Party auditors must be from a nationally (i.e., United States) known independent audit firm.  If an audit under this Section 4.1(c) reveals that Client has not met its obligations for the applicable calendar year, either through purchases made during the calendar year or the shortfall payment specified in Section 4.1(b), then unless Client disputes the finding in such audit report by providing written notice to Hovione within * days of receipt of such written audit report, Client shall, within * days after Client receives the written audit report so concluding, make to Hovione a payment at the Supply Price in effect at the end of the relevant calendar year for any shortfall not already covered by Section 4.1(b).  * shall bear the costs and fees associated with any audit under this 4.1(c); provided, however, that if such audit demonstrates that Client has not met its minimum purchase obligations under 4.1(a) and/or shortfall payment obligations under Section 4.1(b) by greater than * of the Minimum Purchase Obligation, then the costs and fees associated with the audit shall be paid by *.  Any audit under this 4.1(c) conducted by or on behalf of Hovione shall not relieve either Party from any of its obligations or liabilities under this Agreement.  Hovione’s right to examine or have such Auditable Requirements Records examined shall survive termination or expiration of this Agreement, solely to the extent necessary to provide Hovione with the rights set forth in the first sentence of this subsection (c).

4.2             Materials.  Except as set forth in Section 3.2, Hovione will purchase, *, all Materials and equipment used in Manufacturing Services which cost shall be *.  All such Materials will conform to the applicable Materials Specifications.  The Materials identified in Appendix F will be supplied by Client-approved suppliers.

4.3             Inventory.  Hovione will maintain an inventory of Materials in a minimum amount to be determined by mutual agreement of the Parties based on the recommendation of the Joint Project Team, such agreement not to be unreasonably withheld.

4.4             Use of Third Parties.  Hovione will not utilize any Third Party to Manufacture all or any portion of the Product except as permitted in accordance with Section 16(b).

SECTION 5.           ORDERS AND FORECASTS.

5.1             First Year Estimate.  Within * days after the Commercial Supply Election, if any, Client will provide Hovione with a written nonbinding estimate of Client’s quarterly requirements of the initial Product to be ordered from Hovione as part of Manufacturing Services for the then current Calendar Quarter and the following three Calendar Quarters.

5.2             First Order.  Hovione and Client will cooperate fully in estimating and scheduling production for Client’s first order of Product as part of Manufacturing Services.

5.3             First Firm Order.  On not fewer than * calendar days in advance of the desired Product availability date after Process Validation Completion or on such other schedule as agreed upon by the Joint Project Team (the “Initial Order Date”), Client will place its first firm Purchase Order for Product (the “Initial Order”).  At the same time, Client will provide to Hovione a nonbinding estimate of Client’s quarterly requirements of Product to be supplied by Hovione as part of Manufacturing Services for the next succeeding * calendar month period.

5.4             Rolling Forecast.  At the beginning of each Calendar Quarter during the Term following the Initial Order Date, Client will provide to Hovione a rolling * month projection of its requirements of Product to be supplied by Hovione (the “Rolling Forecast”).  Commencing with Rolling Forecasts provided after a Commercial Supply Election, the first  * quarters of a Rolling Forecast will be a binding commitment to purchase, and the remainder of such Rolling Forecast will be nonbinding. For the sake of clarification, in each updated Rolling Forecast after a Commercial Supply Election, the first 1st and 2nd quarter binding commitment shall be identical in quantity to the quantity shown for the same quarter on the Rolling Forecast provided in the immediately preceding Calendar Quarter unless mutually agreed to between the Parties in writing.

5.5             Client Supplied Materials.  Commencing upon a Commercial Supply Election, Client agrees to use commercially reasonable efforts to build, over time, an inventory of Client-Supplied Materials at the Facility to support * of the Rolling Forecast, and will, at a minimum, provide Client-Supplied Materials to Hovione sufficient to enable Hovione to manufacture the then current binding portion of the Rolling Forecast at least *calendar days in advance of said requirement.

5.6             Purchase Orders.

(a)                 Client will submit Purchase Orders for each order for the Manufacture and supply of Product as part of Manufacturing Services at least * days in advance of the requested delivery date for such Product.  The Purchase Order will be accepted in writing within * business days of its receipt by Hovione confirming acceptance of the Purchase Order.  Hovione may not withhold its acceptance of a Purchase Order unless the supply price is inconsistent with the Supply Price as calculated in accordance with Sections 7.2 and 7.3 or the quantity ordered would cause the total amount ordered by Client in the applicable Calendar Quarter to be more than * of the amount shown for such Calendar Quarter in the Rolling Forecast provided at the beginning of the immediately prior Calendar Quarter or the Purchase Order otherwise fails to comply with the terms of this Agreement.  Hovione shall deliver to Client the quantity of Product specified in each accepted Purchase Order on the date specified in each accepted Purchase Order, unless Hovione is not able to do so solely due to any act or omission of Client.  Each accepted Purchase Order or any acknowledgment thereof, whether printed, stamped, typed, or written will be governed by the terms of this Agreement and none of the provisions of such Purchase Order or acknowledgment will be applicable except those specifying Product and quantity ordered, delivery location, delivery dates, special shipping instructions and invoice information.

(b)                 Changes to Purchase Orders.  Client may cancel an accepted Purchase Order for commercial supplies of Product upon written notice to Hovione, subject to payment of a cancellation fee (a “Cancellation Fee”) as follows:

(i)        In the event Client provides written notice of cancellation to Hovione less than * calendar days, but more than * calendar days prior to the proposed delivery date, Client will pay Hovione * of the Supply Price for the total amount of Product ordered under the cancelled portion of the order;

(ii)       In the event Client provides written notice of cancellation to Hovione less than * calendar days, but more than * calendar days prior to the proposed delivery date, Client will pay Hovione * of the Supply Price for the total amount of Product ordered under the cancelled portion of the order; and

(iii)      In the event Client provides written notice of cancellation * calendar days or more prior to the proposed delivery date, then *.

Hovione will provide Client with an estimated, non-binding target date on which the Manufacture of a Batch under a Purchase Order will commence; such target date shall be based upon the relevant Forecast provided by Client.  However, notwithstanding anything to the contrary in this subsection (b), if a Purchase Order is cancelled after Manufacture has commenced, Client will pay Hovione * of the Supply Price for the total amount of Product ordered under the cancelled order.  For purposes of this Section 5.6, the Manufacture of a Batch of Product shall conclusively be deemed to have commenced when the first materials for such Batch have been charged to a reactor.

5.7             Notice of Inability to Supply.  Hovione shall notify Client within * days of (i) any damage to the Facility that will or may affect or delay Hovione’s ability to Manufacture Product under this Agreement; or (ii) the occurrence of any other event that may or will impact Hovione’s ability to fill an accepted Purchase Order by the requested delivery date.  The foregoing will not be deemed a limitation on Hovione’s obligations or the rights of Client under this Agreement.

5.8             Product Title and Shipment.  Any Product Manufactured by Hovione pursuant to this Agreement will, after release by Hovione, or, at Client’s request under quarantine pending final release by Hovione (i) be packaged and prepared for shipment in accordance with the Shipping Instructions), and delivered FCA the Facility (Incoterms 2010), or (ii) be stored by Hovione at the Facility, as requested by Client and agreed by Hovione in advance in writing.  Title and risk of loss will pass to Client in accordance with FCA (Incoterms 2010) upon delivery of Product, or upon release of Product by Hovione, if Product is, at Client’s request, stored by Hovione.  Product will be shipped via a carrier designated in writing by Client, and will be packaged for delivery in accordance with the Shipping Instructions to the location specified by Client in the applicable Purchase Order.

5.9             Storage.  Hovione will maintain all Products stored by Hovione in accordance with the storage specifications for the Product as agreed upon between the Parties in writing.

5.10           Invoices.  Hovione will be entitled to send invoices to Client with respect to a Batch of Product upon the issuance by Hovione to Client of the Certificate of Analysis or Bulletin of Analysis, as described in an applicable Work Order, for the Batch but not earlier than the specified delivery date of the Product to Client.  Subject to Section 6.6, invoices are payable by Client in accordance with Section 7.4.

5.11           Conflicts.  In the event of any conflict between this Agreement and any accepted Purchase Order or issued invoice, the terms of this Agreement shall control.

SECTION 6.           QUALITY CONTROL.

6.1             Quality Control.  Hovione will apply its quality control procedures and in-plant quality control checks to the Manufacture of Product for Client, including both Manufacture of Product as part of Development Services and Manufacture of Product as part of Manufacturing Services, in accordance with Applicable Laws and other industry standards.  In addition, Hovione will test and release Product in accordance with the Product Specifications and the Master Batch Documentation.

6.2             Batch Records and Deviations.  Upon completion of any Product testing required to be done by Hovione under this Agreement for a Batch, Hovione will make the Batch available to Client in accordance with (i) or (ii) of the first sentence of Section 5.8, and will provide to Client copies of the Batch Records related to such Batch, and the Certificate of Analysis or Bulletin of Analysis, as described in an applicable Work Order, and quality control records containing the raw data from test results related to the Certificate of Analysis or, if requested in advance in writing by Client, make such Batch Records available to Client for review at the Facility.  The date when the Batch and Batch Records and the Certificate of Analysis or Bulletin of Analysis, as described in an applicable Work Order, are delivered or, at Client’s request, otherwise made available to Client, is the “Batch Delivery Date”.  All deviations from the Manufacturing Standards will be investigated and fully documented by Hovione.  Documentation related to any such deviation and investigation will be retained as part of the Batch Records for the Batch affected.  When reasonably deemed necessary, Client reserves the right to request a more in-depth investigation of any deviation by Hovione.  Hovione and Client will work together in determining the need for additional investigational work.  If Client approves of any significant deviation from the Manufacturing Standards, then such approval will be obtained in writing (.pdf electronic document confirmation is acceptable).  At Client’s request, Client and Hovione will jointly provide the documented product impact assessment for all deviations that may impact the Product.

6.3             Quality Assurance.  The Parties will negotiate and approve a quality agreement (“Quality Agreement”) outlining the responsibilities and key contacts for quality and quality-related issues consistent with the terms of this Agreement.  The Parties will use good faith efforts to negotiate and execute the Quality Agreement for Development Services no later than * days after the Effective Date, but in any event prior to commencement of Manufacturing of any cGMP Batches, and the Quality Agreement for Manufacturing Services no later than * days after a Commercial Supply Election.  Matters that may be addressed in the Quality Agreement include, but are not limited to, quality responsibilities related to recalls, complaints, annual Product reviews, returned goods, regulatory audits, and compliance with such other quality-related concerns as are deemed appropriate by the Parties.

6.4             Acceptance of Product. Client or Client’s designee will have * days from the Batch Delivery Date to inspect and test samples of the Product, using the testing methods identified in the Product Specifications (unless the Parties mutually agree in writing to any alternative testing methods) and review the Batch Records (the “Inspection Period”), and will give Hovione notice (a “Deficiency Notice”) (i) of any Product that fails to comply with any of warranties of Hovione stated in Section 13.2(a) or that is delivered without a Certificate of Analysis or Bulletin of Analysis, as applicable; (ii) if applicable, of any shortages reconciled against the relevant Purchase Order; and (iii) of any Product that does not comply with the Manufacturing Standards.  Such notice shall specify the nature of the Product’s non-compliance.  In the event Client fails to provide Hovione with a Deficiency Notice for Batch of Product within the Inspection Period, then such Batch of Product will be deemed to have been accepted by Client.  Notwithstanding anything in this Agreement to the contrary, the remedies available to Client under this Section 6 will be extended if Client discovers a latent defect in a Batch of Product within * after the date of delivery of such Batch of Product provided that Client provides a Deficiency Notice to Hovione within * days after Client’s discovery of such latent defect.  Nothing in this Section shall be deemed a limitation on Client’s rights and Hovione’s obligations under Section 14.2.

6.5             Determination of Deficiency.  Upon receipt of a Deficiency Notice, Hovione will have * business days from Hovione’s receipt of the Deficiency Notice (the “Response Date”) to advise Client in writing that (a) it disagrees in good faith with the contents of such Deficiency Notice, or (b) that despite using good faith efforts, additional time will be required to assess the Deficiency Notice (either, a “Response Notice”).  In the case of a Response Notice identifying that additional time is required, the Response Notice shall specify how much additional time is reasonably required by Hovione, which shall not be more than * business days unless Hovione specifically identifies issues that cannot be properly addressed within such * period, and the Response Date will be deemed extended by such period.  If Hovione does not respond to the Deficiency Notice within the Response Date the Deficiency Notice will be deemed accepted by Hovione.  If Client and Hovione fail to agree within * business days after Client’s receipt of a Response Notice from Hovione as to whether the Product satisfies the Manufacturing Standards then the Parties will promptly mutually select an independent laboratory that meets the requirements of cGMP, if Product analysis is required, and an independent Third Party expert with manufacturing expertise, as appropriate, if any other evaluation is required, in either case, of recognized standing in the industry (each such laboratory or expert to be referred to as, an “Independent Expert”), to evaluate a representative sample of Product, using a review of Batch Records and the testing methods described in the Product Specifications, to determine if the Product is nonconforming from the relevant Product Specifications or to otherwise determine whether Product meets the Manufacturing Standards.  Consent to the appointment of such Independent Expert shall not be unreasonably withheld or delayed by either Party.  Such evaluation will be binding on the Parties absent manifest error, and if such evaluation certifies that the Product is nonconforming from any Product Specifications or otherwise does not meet the Manufacturing Standards, Client may reject said Product as set forth in Section 6.6.  If such evaluation reveals that the Product in question complies with the Product Specifications and meets the other Manufacturing Standards then Client will be deemed to have accepted delivery of such Product upon the Independent Expert issuing its opinion.  The fees and expenses of the Independent Expert incurred in making such determination shall be paid by the Party against whom the determination is made.

6.6             Rejection.

(a)                 Subject to Sections 6.4, 6.5, 6.6(b) through 6(e) and 6.7, Client has the right to reject and return, *, any portion of any shipment of Product as to which (i)  Hovione has not sent a Response Notice within * business days from its receipt of a Deficiency Notice; (ii) an Independent Expert engaged under Section 6.5 has found is nonconforming from the Product Specifications or otherwise does not meet the Manufacturing Standards, or (iii) the Parties agree is nonconforming from the Product Specifications or has not been Manufactured in accordance with the Manufacturing Standards, without invalidating any remainder of such shipment.  For clarity, the Deficiency Notice will apply only to those portions of the shipment identified in the Deficiency Notice and the remedies set forth in this Section 6.6 will not apply to any other portions of such shipment.

(b)                 In such event, Hovione will, at * cost subject to Sections 6.4, 6.5, 6.6(a), 6.6(c) and 6(e) and 6.7, within * days after receipt of additional Client-Supplied Materials, or as mutually agreed to between the Parties, replace such rejected amounts with Product that conforms with the Product Specifications and has been Manufactured in accordance with the Manufacturing Standards, except that in the case where such nonconforming Product was the result of Hovione’s gross negligence or willful misconduct, then Hovione will, at Client’s election, either, (i) * days after receipt of additional Client-Supplied Materials, replace, at * cost, such rejected amounts with Product that, subject to Section 6.6(e) conforms with the Product Specifications and has been Manufactured in accordance with the Manufacturing Standards, or (ii) refund to Client all amounts paid by Client for such amount of Product within * days of Client’s election of a refund.

(c)                 Material Losses/Gains.  In the event there has been any Material Loss or Material Gain in any calendar year during the Term, the following terms will apply:

(i)        Prior to Process Validation Completion: Material Loss.  Prior to Process Validation Completion for the Product and subject to the limits set forth in Section 14.4, Hovione will, within * days of the end of each calendar year, issue Client a credit in the amount of the quantity of Materials represented by such Material Loss, but solely to the extent such Material Loss results from Hovione’s gross negligence or willful misconduct or failure to perform Manufacturing activities in accordance with the Master Batch Documentation and cGMP.

(ii)       After Process Validation Completion: Material Loss.  Subject to the limits set forth in Section 14.4 and the offset provisions of Section 6.6(c)(iii), after Process Validation Completion, Hovione will, within * days of the end of each calendar year, issue Client a credit in the amount of the quantity of Client-Supplied Materials represented by such Material Loss.

(iii)      After Process Validation Completion: Offset for Material Gain.  After Process Validation Completion, any Material Loss in each calendar year will be offset by *of any Material Gain in such calendar year prior to calculation of the credit to be issued to Client under Section 6.6(c)(ii).

(iv)      Report.  For each calendar year during the Term, Hovione will provide Client with a written report showing how the credit was calculated in this Section 6.6(c), including showing the amount of Material Loss and any Material Gain during such calendar year, and describing the nature of any Material Loss and Material Gain, respectively, during such calendar year.

(v)       Reimbursement.  Within * days of the termination or expiration of this Agreement, Hovione will pay to Client, or Client will pay to Hovione, as the case may be,  an amount equal to the value of any credits accrued under this Section 6.6(c); provided however, that any amounts that a party is required to pay pursuant to this Section 6.6(c)(v) may be offset against other amounts otherwise owed to such client pursuant to Section 12.4 of this Agreement, as the case may be.

(d)           Sole Remedy.  The remedies set forth in this Section 6.6 are Client’s sole remedy under this Agreement with respect to non-conforming Product.  Notwithstanding the foregoing, nothing in this Section shall be deemed a limitation on Hovione’s obligations, or Client’s rights, under Sections 8.11 or 14.2.

(e)           Prior to Process Validation Completion: Conformance.  Notwithstanding anything in this Section 6 to the contrary, prior to Process Validation Completion the remedies available to Client under this Section 6 will not apply to Product that fails to conform to the Product Specifications or subsection (ii) of the Manufacturing Standards, unless such failure resulted from Hovione’s negligence or willful misconduct or failure to perform Manufacturing activities in accordance with the Master Batch Documentation and cGMP.

6.7             Nonconformity of Client-Supplied Materials.  Notwithstanding anything to the contrary in this Agreement, Product will not be considered to be nonconforming with Product Specifications or the Manufacturing Standards if such failure is a result of a latent defect caused by Client-Supplied Materials.

SECTION 7.           PAYMENT TERMS.

7.1             Development Fees.  Client will pay for Development Services (including fees and specified pass-through costs) in accordance with the applicable payment terms for such Development Services as specified in the applicable Work Plan (the “Development Fees”), but not to exceed, in the aggregate with respect to any Work Plan, the cap for Development Fees specified in the Work Plan, unless the Work Plan and payment amounts and payment schedule have been amended in writing through a Change Order signed by both Parties in accordance with the terms of Section 2.3.

7.2             Supply Price for Manufacturing Services.  Based on the outcome of the Development Services and no later than * days after Process Validation Completion, the Parties will mutually agree in writing on a price per kg of Product (not including the cost of Client-Supplied Materials) for Manufacture of commercial supplies of Product (the “Supply Price”) to apply in the event of a Commercial Supply Election, provided that in no event will the negotiated per unit Supply Price exceed *per kg., not including the *, subject to adjustment as set forth in Section 7.3.

7.3             Client will pay for Product Manufactured under this Agreement and delivered pursuant to each accepted Purchase Order at the per unit Supply Price agreed upon under the preceding sentence, provided, that, for the sake of clarity, the cost of Manufacture of Product as part of Development Services is included in the Development Fees, and there will not be an additional Supply Price for such Manufacture.

7.4             Supply Price Increases.  Not more than *, commencing * delivery of the first Batch of Product ordered after Process Validation Completion, Hovione may increase the Supply Price by *.

7.5             Costs Savings. The Parties agree to work together diligently and in good faith to achieve costs savings on both Materials and processes used in the Manufacture of Product (“Costs Savings”).  In the event that the following initial Costs Savings (per kg) amounts (as such amounts may be amended as set forth below, the “Initial Cost Savings Targets”) are achieved, * of the Initial Cost Savings Targets shall benefit *:

•	Initial Costs Savings Target Related to *
	(reduction in molar equivalence) is Realized at Scale:	*

•	Initial Costs Savings Target Related to an Alternate Supplier
	of * Following the Qualification of Such Alternate Supplier:	*

For the avoidance of doubt, * of the actual Cost Savings achieved that are equal to or less than the Initial Cost Savings Targets listed above will benefit *.  In the event the Initial Cost Savings Targets cannot be achieved, the parties will agree to a reduced Initial Cost Savings Target to reflect those amounts actually achieved.  In the event that the total amount of actual Cost Savings exceeds the Initial Costs Savings Targets, the Parties agree * such Costs Savings that exceed the Initial Cost Savings Targets (such Cost Savings that exceed the Initial Cost Savings Target being referred to as the “Excess Cost Savings”). The following example is an application of the foregoing Cost Savings principles:

•

*

7.6             Invoices.  Hovione will send Client an invoice according to the invoice schedule outlined in the applicable Work Plan for Development Services, or in accordance with Section 5.11 for Manufacturing Services, as applicable.  Payment on undisputed invoices will be due * days after receipt of the applicable invoice by Client.  In the event any undisputed payment is not made on time, Hovione will be entitled, in addition to its other rights and remedies to assess a late fee on any undisputed amounts not paid when due, on a pro rata basis, at a rate of *.  All payments due under this Agreement will be paid in U.S. Dollars by wire transfer of immediately available funds to the following bank account:

HSBC Bank (through correspondent bank, HSBC Bank USA)

Bowery Street

New York, NY 10012

For the Account of Hovione International Ltd.,

Account *

7.7             Audit.  For a period of *, Client will have the right to conduct an audit of Hovione’s records with respect to (i) Hovione’s costs for any Supply Price increases imposed by Hovione under Section 7.3; (ii) any pass-through costs paid as part of Development Fees; and (iii) any Material Loss and Material Gains under Section 6.6(c).  In the event any audit shows that a Supply Price increase paid by Client in any year exceeded the permitted Supply Price increase under Section 7.3 or Client overpaid Development Fees or Hovione underpaid any amount due Client or underpayment Client of any amounts due Hovione under Section 6.6(c) then Hovione will credit the overpayment or underpayment by Client or the underpayment or overpayment by Hovione to the next invoice issued to Client immediately following written notice of the results of such audit.  * shall bear the costs and fees associated with any audit conducted under this Section 7.5; provided, however, that if such audit demonstrates that *, then the costs and fees associated with the audit shall be paid by *.

7.8             Taxes.  Except as expressly set forth in the Work Plan, all fees are exclusive of value-added taxes.  If Client is required by law to pay or withhold any income or other taxes on behalf of Hovione with respect to amounts paid to Hovione under this Agreement; (i) Client shall deduct such taxes from the amounts paid to Hovione; (ii) any such tax required to be paid or withheld shall be an expense of and borne solely by Hovione; and (iii) Client shall promptly provide Hovione with a certificate or other documentary evidence to enable Hovione to support a claim for a refund or foreign tax credit. Notwithstanding the foregoing, Client shall be solely responsible for any taxes including, but not limited to value-added tax or importation duties, related to Client-Supplied Materials.

SECTION 8.           COMPLIANCE AND REGULATORY MATTERS.

8.1             Compliance with Manufacturing Standards.  Except for those Batches specifically specified as non-cGMP Batches in the Work Plan and subject to Section 6.6(e), all Product delivered to Client under this Agreement will meet the Manufacturing Standards.

8.2             Modification of Product Specifications.  Prior to Process Validation Completion, any changes to the Product Specifications will be reviewed and approved in writing by both Parties and, to the extent the change affects the fees set forth in a Work Plan, will be documented in a Change Order or a new or amended Work Plan by the Parties.  After Process Validation Completion, Hovione will implement any modification, material or otherwise, to any Product Specifications as requested by Client or a Regulatory Authority (but under no circumstances without the consent of Client), subject to agreement by the Parties on a Change Order or a new or amended Work Plan or amendment to the Supply Price, as applicable, if such change will affect the fees set forth in a Work Plan or the costs used in the calculation of Supply Price under Section 7.2.  If such modification results in the requirement to reprocess and/or retest previously Manufactured and otherwise acceptable Product, any additional costs incurred by Hovione in such reprocessing and/or retesting will be paid by * within * days after Client’s receipt of the final report of the results of the retest or reprocessing or as otherwise set forth in the relevant Work Plan.  If any modification to any Product Specifications is requested by a Regulatory Authority, but not agreed to by Client and the failure of Client to provide such consent cannot otherwise be resolved as between Client and Hovione, the matter shall be resolved pursuant to Section 18; provided however; nothing contained herein shall prevent Hovione from taking any and all actions it reasonably believes are required to comply with all Applicable Laws and all obligations imposed by any Regulatory Authority.

8.3             Modification of Product Process.  Hovione will make changes to the Manufacturing Process or the Master Batch Documentation or other Manufacturing Documents as requested by Client or a Regulatory Authority, subject to agreement by the Parties on a Change Order or a new or amended Work Plan or amendment to the Supply Price, as applicable, if such change will affect the fees set forth in a Work Plan or the costs used in the calculation of Supply Price under Section 7.2, but will not otherwise make any such change with respect to the Manufacture of the Product without the prior written approval of Client. Client will be responsible for obtaining all necessary regulatory approvals from Regulatory Authorities, if any are required, in connection with any proposed change to the Manufacturing Process.

8.4             Changes to Facility.  Hovione will not use any facility in the Manufacture of Product other than the Facilities.  Hovione will not make any change at the Facility that would result in a change of the Manufacturing Process or may affect the identity, quality, purity, potency or bioavailability of Product or that would otherwise require prior approval of any applicable Regulatory Authority without giving Client at least * days’ prior written notice of such change and making available to Client all information required for applicable Regulatory Authority approval.  Hovione will notify Client, in writing, of all other changes to the Facilities as required by Applicable Law.

8.5             Environmental Compliance.  The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated by or on behalf of Hovione in connection with the Manufacture of Product and other Services under this Agreement will be the responsibility of Hovione, at the cost and expense of Hovione.  Without limiting other legally applicable requirements, Hovione will prepare, execute, and maintain as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Laws.  Client will provide Hovione the information set forth in Section 3.4.

8.6             Audit by Client.  Upon at least * business days’ prior written notice, and, subject to the next sentence, no more than * per Facility, Hovione will permit two (2) (or such other number of persons agreed to by Hovione) Client representatives (which may include representatives of Client’s Affiliates and any of their respective consultants, but will not include representatives who are competitors of Hovione) who are subject to confidentiality obligations no less stringent than the confidentiality obligations set forth in this Agreement, to conduct, during normal business hours during the Term, quality assurance audits and inspections of Hovione’s Records and the Facilities related to Development Services or Manufacturing Services solely to ascertain compliance by Hovione with the terms of this Agreement in the performance of the Services.  Notwithstanding the foregoing, (i) the vendor selection audit performed on the 12th and 13th of May, 2011 by Client or Client’s representatives to qualify Hovione as a vendor does not qualify as an * audit and (ii) any vendor selection audit to qualify Hovione to perform additional Services other than the Services included in the Work Plan that is attached as Appendix D, and preparatory audits conducted in preparation for an approval inspection by a Regulatory Authority may be conducted in addition to the foregoing * audit; and (iii) Client may, upon * business days’ written notice, conduct additional audits in the event any audit conducted by Client or an audit by a Regulatory Authority reveals a material compliance deficiency.  All information disclosed or ascertained by Client in connection with any audit or inspection that is not Confidential Information of Client will be deemed to constitute Confidential Information of Hovione, subject to the terms of Section 11.  Except as expressly set forth in the Work Plan, the costs of Hovione personnel participating in any audit under this Section will be borne by *.

8.7             Regulatory Authority Inspections. Hovione will be responsible for inspections of its Facilities by any Regulatory Authorities, and will, to the extent permitted by Applicable Law, within * business days of receipt of notice from a Regulatory Authority, notify Client if such inspections are directly related to the Manufacture of Product or if the results of a non-related inspection could reasonably be expected to impair the ability of Hovione to perform in accordance with this Agreement.  With respect to inspections solely related to the Product, Hovione will, to the extent permitted by Applicable Law, (i) provide Client with copies of all documents, reports or communications received from or given to any Regulatory Authority associated therewith; (ii) permit Client’s representatives to be present on site and participate, as appropriate, based on questions or requests specific to Client or Product, and as permitted by Regulatory Authorities, in such inspections and participate in the wrap-up sessions; and (iii) allow Client the opportunity to review and provide comments to Hovione with respect to matters related to the Product, and Hovione will draft any such correspondence to Regulatory Authorities taking into account Client’s comments.

8.8             Cure of Deficiencies.  Hovione will be responsible for correcting any deficiencies identified in any inspection of the Facilities conducted by any Regulatory Authority from the U.S, the European Union or Japan or by any other Regulatory Authority if the deficiency is a failure to comply under Applicable Law under this Agreement, at the cost of Hovione.  In addition, following any audit provided for in Section 8.6, Client will discuss its observations and conclusions with Hovione and any corrective actions will be discussed by the Parties. If Hovione agrees that an item identified by Client is a deficiency (such agreement not to be unreasonably withheld, conditioned or delayed) for which Hovione is responsible, Hovione will correct such deficiency, at the sole cost of *.

8.9             Interactions with Regulatory Authorities.  Except as set forth in Section 8.7 or for approvals and licenses required with respect to the Facilities which will be the responsibility of Hovione and, except for any portion of the CMC Documentation to be prepared by Hovione as part of Development Services, Client will be responsible for the preparation and filing of Regulatory Filings, if any, and for all contacts and communications with any Regulatory Authorities with respect to matters specifically relating to Product, and Hovione will have no such contact or communication with any Regulatory Authority without the prior written consent of Client.  Hovione will notify Client promptly (and in no event later than *) after Hovione receives any communication from any Regulatory Authority related in any way to the Development Services or Manufacturing Services of Product.  Hovione will provide Client with copies of any such correspondence or other communication within * of receipt of such communication by Hovione.  Hovione will use commercially reasonable efforts to consult with Client regarding the response to any inquiry or observation from any Regulatory Authority relating to Product and, except with respect to matters related to the Facilities, will allow Client, at its discretion, to participate in any further contacts or communications relating to Product.  Hovione will comply with all reasonable requests and comments by Client with respect to all contacts and communications with any Regulatory Authority relating in any way to the Development Services or the Manufacturing Services provided however, that such participation will not prohibit Hovione from responding directly to any Regulatory Authority as required by Applicable Law.  Hovione will provide Client with drafts of any correspondence or other reports to be submitted to Regulatory Authorities concerning the Development Services or the Manufacturing Services for review prior to submission, will consider in good faith Client’s comments, and will provide final copies to Client promptly after submission.  All documents provided to Client under this Section 8.9 may be redacted to remove confidential information of Third Parties.

8.10           Product Complaints.  If Hovione becomes aware that any of the Products Manufactured under this Agreement, whether as part of Development Services or Manufacturing Services, are or may become harmful to persons or property, or that any such Product has become adulterated, contaminated or misbranded, or that the design or manufacture of the Products is defective in any manner which is or may be in violation of Applicable Laws, Hovione shall promptly give written notice to Client, including all relevant information with respect thereto.  Without limiting the generality of the foregoing, Hovione will give Client written notice of any report of a medical or non-medical complaint related to Product Manufactured by Hovione.  Client will be responsible for customer response communications and communications to patients and physicians, to the extent applicable, and reports to Regulatory Authorities.  If any such complaint or report relates to a death or injury following administration of Product or otherwise relates to Product quality, purity, safety or effectiveness, Hovione will notify Client in writing of such complaint or report within *.  All other notices of a complaint or report will be provided to Client within * business days. If Client receives, or reasonably determines that a complaint or report on the Product relates to Product quality, purity, the Manufacturing Standards, or the Facility, Client will notify Hovione promptly in writing of such complaint or report but in any event no more than within * business days.  Hovione will cooperate by conducting any investigation related to Manufacturing of Product related to any such complaint as Client may reasonably request.  Additional processes related to handling and reporting of complaints will be set forth in the Quality Agreement.

8.11           Recalls.  Product recalls will be the responsibility of, and under the control of, Client.  In the event that Hovione has reason to believe that any Product should be recalled or withdrawn from distribution, it will promptly inform Client in writing of such belief.  Client will notify the appropriate Regulatory Authorities of any recall, if required under Applicable Law, and will be responsible for coordinating all necessary activities regarding the action taken.  Hovione and Client will fully cooperate to complete the recall, and will thereafter resolve any allocation of liability as may be appropriate in accordance with the terms of this Agreement.  The costs and expenses of conducting any recall will be treated as follows:

(a)                 If any Product is recalled as a result of Hovione’s negligence or willful misconduct in Manufacture of the Product or failure to Manufacture Product in accordance with the Manufacturing Standards then, except to the extent the recall resulted from any failure of Client-Supplied Materials unless Hovione knew of, or should have known of a failure of the Client Supplied Materials to conform to the applicable Material Specifications, as a result the testing of Client-Supplied Materials the parties had mutually agreed in writing would be performed by Hovione as part of Services, *.  In addition, in such event, Hovione, *, will promptly replace such rejected and recalled amounts with Product that conforms to the Product Specifications and is Manufactured in accordance with the Manufacturing Standards and shall reimburse Client for Material Loss in accordance with Section 6.6. Hovione’s total liability to Client under this Section 8.11 for each particular recall, market withdrawal or correction shall not exceed the aggregate Manufacturing Fees, if any, paid by Client to Hovione for the total amount of Product that is contained in the drug product that is recalled, withdrawn from the market or corrected. In addition, the limitations set forth in Section 14.4 hereof shall also apply to any liability of Hovione under this Section 8.11.

(b)                 If each Party contributes to the cause for a recall, the amounts contemplated under paragraph (a) will be *; and

(c)                 All recalls of Product supplied to Client under this Agreement other than those described in clauses (a) or (b) will be at * sole expense.

Client will give Hovione prompt written notice of any Product recalls for which Client believes Hovione has responsibility under Section 8.11(a) or (b).

8.12           Information.  Hovione will supply to Client, for use by Client and its Affiliates and their respective licensees or sublicensees and contractors who are subject to written obligations of non-use and confidentiality with Client at least as stringent as those obligations set forth in this Agreement, such data and information related to Development Services and Manufacturing Services as Client may, from time to time reasonably request, including, but not limited to, information in support of filings, if any, with Regulatory Authorities or in response to questions from Regulatory Authorities, concerning the Development Services or the Manufacture of Product.

8.13           Client Employees On-Site.  During the Term of this Agreement, Client will have the right to have up to * on site to observe Development Services and Manufacturing Services during Client’s normal business hours of 8 A.M. to 5 P.M. local time in the location at which the Development Services or Manufacturing Services are being performed or at such other reasonable time(s) as Hovione may agree to upon the request of Client, such agreement not to be unreasonably withheld, conditioned or delayed by Hovione.  Client agrees to require each of its employees on site to comply with posted policies or other written policies of Hovione of which Client is made aware, in each case to the extent such policies are in compliance with Applicable Laws.

8.14           Records and Retained Samples.  Hovione will maintain all materials, data and documentation obtained or generated by Hovione in the course of performing the Development Services or Manufacturing Services under this Agreement, including all reference standards, retained samples of Product and key intermediates, and computerized records and files (the “Records”) in a secure area reasonably protected from fire theft and destruction for the longer of (i) * after completion of the applicable Work Plan under which such Records were generated or (ii) * past the last expiration date of Product supplied under this Agreement, or, in each case, such longer period as is required by Applicable Law (the “Retention Period”).  At the end of the Retention Period, all Records will, at Client’s option, either be (a) delivered to Client or to its designee in such form as is then currently in the possession of Hovione, (b) retained by Hovione, *, until further disposition instructions are received or (c) disposed of, at the direction and written request of Client.  In no event will Hovione dispose of any Records without first giving Client at least * days’ prior written notice of its intent to do so and an opportunity to have the Records transferred to Client.  While in the possession and control of Hovione, Records will be available during audits or at other mutually agreed to times for inspection, examination, review or copying by Client and its representatives; provided, however, that Hovione may exclude or redact from such Records any confidential or proprietary information of Third Parties.  Notwithstanding anything in this Section to the contrary, Hovione may retain copies of any Records as necessary to comply with Applicable Law, regulatory requirements or its obligations under this Agreement, subject to the obligations of confidentiality of Hovione under this Agreement.

8.15           Other Notices.  Hovione will notify Client within * business days (or such shorter period as may be required by applicable law) of becoming aware of (i) any error or mistake in the Batch Records with respect to Product; and (ii) any other event that might reasonably be expected to have an adverse effect on Hovione’s ability to meet its obligations under this Agreement with respect to Services.  The foregoing notices shall not relieve Hovione of any liability hereunder associated with the subject of such notices.

SECTION 9.           INTELLECTUAL PROPERTY.

9.1             Existing Proprietary Information.  All rights to and interest in Hovione Background Intellectual Property and Confidential Information of Hovione will remain the exclusive property of Hovione, subject to the license granted to Client under Section 10.3, and all rights to and interest in Client Background Intellectual Property and Confidential Information of Client will remain the exclusive property of Client subject to the license granted to Hovione under Section 9.2(b).

9.2             Client Intellectual Property.

(a)                 Assignment of Product-Related Intellectual Property.  Hovione hereby assigns to Client all of the right, title and interest of Hovione in and to the Product-Related Improvements.  Hovione agrees to assist Client in securing for Client any patents, copyrights or other proprietary rights in Product-Related Know-How, and agrees to take such actions and execute such documents as Client may reasonably request in connection with providing such assistance or otherwise to vest in Client all right, title and interest in Product-Related Improvements.  Hovione will be compensated for all of its reasonable out-of-pocket costs and expenses associated with such requested assistance.  To the extent Product-Related Improvements cannot be assigned to Client under this Section, Hovione grants to Client and its Affiliates an exclusive perpetual, irrevocable, transferable, fully paid-up, worldwide license, with the right to grant sublicenses, under such Product-Related Improvements for any and all purposes.

(b)                 License Grant.  Client hereby grants to Hovione a worldwide, nonexclusive, fully paid-up license, without the right to grant sublicenses except to subcontractors specifically approved by Client under Section 16(b), to any Client Background Intellectual Property and Product-Related Improvements solely for use in Manufacturing of Product for Client under this Agreement.

9.3             Hovione Improvements.  Hovione will remain the owner of all of its rights to and interest in Hovione Improvements, subject to the rights and licenses granted to Client and its Affiliates under Section 10.3 provided in any case, that Hovione will not use any Hovione Improvements in violation of Section 2.7.

9.4             Patents.  Client will have the exclusive right to prepare, file, prosecute, maintain and defend, at * expense, any patent applications and/or patents that claim Product-Related Improvements.  Hovione will have the exclusive right to prepare, file, prosecute, maintain and defend, at * expense, any patent applications and/or patents that claim Hovione Improvements.

9.5             Development Deliverables.  Client will own the Development Deliverables except for any Proprietary Formats and other Confidential Information of Hovione contained in such Development Deliverables.  Client will have the right to transfer the Development Deliverables to one or more Third Parties, including Confidential Information of Hovione contained in such Development Deliverables, provided that such Third Parties, other than Regulatory Authorities, are subject to confidentiality and non-use terms with respect to Confidential Information of Hovione no less restrictive than those set forth in this Agreement, and provided further that, to the extent feasible and reasonably practical, Client uses good faith efforts to remove the Proprietary Formats that do not fall under the exceptions set forth in Section 11.2 prior to transferring the Development Deliverables to such Third Party other than Regulatory Authorities unless Hovione otherwise agrees in writing.  Notwithstanding anything in this Agreement to the contrary, Client will not be required to remove Proprietary Formats prior to transferring the Development Deliverables to an Affiliate of Client or to a consultant of Client providing quality assurance/quality control services pertaining to this Agreement to Client or providing regulatory support services with respect to Product as long as such Affiliate or consultant is bound by obligations of confidentiality and restrictions on use at least as stringent as those set forth in this Agreement.  For the sake of clarity, and not in limitation of any term of this Agreement, Hovione will not have the right to use the Development Deliverables or Product-Related Improvements for any purpose other than performance of the Development Services or Manufacturing Services for Client and its Affiliates under this Agreement.  For clarity, nothing herein is intended to limit Hovione’s right to use the Proprietary Formats and other Confidential Information of Hovione contained in the Development Deliverables.

9.6             Third Party Technology.  Hovione will not knowingly utilize in the performance of the Development Services or in the Manufacture of Product under this Agreement or incorporate into the Manufacturing Process or any Development Deliverables any technology or materials covered by proprietary rights of a Third Party except as Hovione is freely permitted to do without further compensation by Client to Hovione or to any Third Party.

SECTION 10.             TECHNOLOGY TRANSFER AND LICENSE GRANT

10.1           Internal Technology Transfer.  Notwithstanding anything in this Agreement to the contrary, internal technology transfer activities conducted by Hovione within the Facilities will be the * responsibility of * of the final technology transfer plan and of the technology transfer data package that establishes that the activities have been successfully transferred.  For sake of clarification, internal technology transfer activities do not include production of any registration and/or validation batches required to qualify another facility to the extent such activities are set forth in a mutually agreed upon Work Plan.

10.2           Technology Transfer to Third Party.

(a)                 General.  Hovione will, at Client’s request upon the occurrence of (b)(i), (b)(ii) or (b)(iii) below and subject to the applicable terms set forth in such subsections, cooperate with Client in the transfer of the Manufacturing Process and Master Batch Documentation to one (1) Third Party designated by Client by providing such technical assistance and documentation as Client may reasonably request (a “Technology Transfer”).

(b)                 Technology Transfer Terms.

(i)        Because of Termination by Hovione.  In the event of termination of this Agreement by Hovione under Section 12.2(d), Client may exercise its right to Technology Transfer, but must exercise its right to a Technology Transfer within * after notice of termination by Hovione pursuant to Section 12.2(d).  Any Technology Transfer under this subsection (i) will be provided by Hovione * to Client.

(ii)       Because of Supply Failure.  Upon the occurrence of a Supply Failure  or in the event of termination of this Agreement by Client under Section 12.3(a), (b) or (c), Client may exercise its right to a Technology Transfer provided that in the case of a Supply Failure, if Client fails to exercise Client’s right to a Technology Transfer prior to Hovione remedying such Supply Failure, then such right due to a Supply Failure will be suspended until such time, if ever, that another Supply Failure occurs.  Any Technology Transfer under this subsection (ii) will be provided by Hovione at no charge to Client.

(iii)          Qualification of Second Supplier.  Subject to the terms of this Agreement, Hovione recognizes that Client may wish to use an additional manufacturer to Manufacture or process Product in order to, among other reasons, reduce or spread Client’s business risk and Hovione agrees, at Client’s request, to provide a Technology Transfer to such additional manufacturer.  All Technology Transfer costs billed by Hovione pursuant to this subsection (iii) shall be paid *.

(iv)          No Limitation on Use of Development Deliverables.  For the sake of clarity, this Section 10.2 is not intended to be a limitation of Client’s rights under Sections 9.5 or 10.3 and, without being considered Technology Transfer under this Section 10.2, Hovione will make available the Manufacturing Documents and other Development Deliverables to Client, at Client’s request.

10.3           License Grant to Client.  Subject to Sections 11.3 and 9.5, Hovione hereby grants to Client an irrevocable (with respect to Product), worldwide, nonexclusive, fully paid-up license, with the right to grant sublicenses, to any Hovione Background Know-How and Hovione Improvements which have been incorporated into the Manufacturing Process or into any Development Deliverable (including, subject to Section 9.5, any Proprietary Formats) and under any corresponding Hovione Background Patent Rights and under Hovione’s intellectual property rights covering Hovione Improvements, in each case, solely for use in manufacturing of Product whether by Client or any of its Affiliates, or any of their respective licensees or sublicensees or by a Third Party for the benefit of Client or any of its Affiliates or any of their respective licensees or sublicenses solely for use in manufacturing of Product.

10.4           Requirements for Sublicenses.  Client shall be solely responsible for the actions of any Third Party or Affiliate of Client to which Client sublicenses its rights under Section 10.3.  Client shall cause any such sublicensee to be bound by, and to comply with, (i) the limitations on Client’s rights granted in Section 10.3, and (ii) confidentiality requirements relating to the Hovione Background Know-How, Hovione Improvements and other Hovione Confidential Information that are no less strict than those applicable to Client under this Agreement.

SECTION 11.             CONFIDENTIAL INFORMATION.

11.1           Obligation.  A Party (the “Receiving Party”) receiving or in the possession of Confidential Information of the other Party (the “Disclosing Party”) will not, without the prior written consent of the Disclosing Party, (i) use the Disclosing Party’s Confidential Information except for purposes of fulfilling the Receiving Party’s obligations or exercising its rights under this Agreement or as otherwise expressly permitted under this Agreement, or (ii) disclose the Disclosing Party’s Confidential Information to any Third Party, except as otherwise expressly permitted under this Agreement.  The Receiving Party may disclose Confidential Information of the other Party to those employees, directors, representatives, advisors, consultants, service providers, or agents of the Receiving Party who have a specific need to know such information for permitted uses under this Agreement and who are subject to restrictions on use and nondisclosure obligations at least as stringent as those obligations set forth in this Agreement.  The obligations of each Party under this Section 11 relating to the other Party’s Confidential Information will expire * after expiration or termination of this Agreement, except that with respect to any Confidential Information comprising a trade secret of the Receiving Party, the obligations of the Receiving Party under this Section with respect to such Confidential Information will continue until the information becomes the subject of one of the exceptions set forth in Section 11.2.  The disclosure of Confidential Information by the Disclosing Party under this Agreement does not constitute the grant of any license or any other rights, or generate any business arrangements, unless specifically set forth herein or in another writing.  The Disclosing Party will, at the time of disclosure, label all trade secrets as such at the time of disclosure.

11.2           Exceptions.  Notwithstanding the foregoing, the obligations of confidentiality and nonuse under this Section 11 will not apply to, information of a Disclosing Party if such information:

(a)       is already known to the Receiving Party prior to receipt or being generated under, or related to this Agreement, as evidenced by the Receiving Party’s written records and without obligation of confidentiality;

(b)       is disclosed to the Receiving Party without restriction after the Effective Date by a Third Party who has the right to make such disclosure on a non-confidential basis and is not providing such information on behalf of the Disclosing Party;

(c)       is independently developed by or for the Receiving Party other than in connection with this Agreement without use of, reference to, or reliance on the Confidential Information of the Disclosing Party as evidenced by the Receiving Party’s written records; or

(d)       becomes available to the general public without fault of the Receiving Party.

  In addition, notwithstanding anything in this Agreement to the contrary, the Receiving Party will be entitled to disclose Confidential Information of the Disclosing Party to the extent such disclosure is required by applicable law or pursuant to a subpoena or other court order of a proper authority, provided that, to the extent permitted by applicable law, the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure and provides assistance to the Disclosing Party, at the reasonable request and expense, of the Disclosing Party in limiting the scope of the information to be provided or in obtaining an order protecting the information from public disclosure.

11.3           Other Permitted Disclosures and Use.  Notwithstanding anything in this Agreement to the contrary, Client and its Affiliates, licensees and sublicensees may use Confidential Information of Hovione in connection with Regulatory Filings related to Product or for any other purposes that are consistent with the rights or licenses granted to Client under Section 9 and Section 10.3, including, but not limited to, using any Confidential Information of Hovione incorporated into the Development Deliverables (including, subject to Section 9.5, any Proprietary Formats) for the purpose of manufacturing Product or having Product manufactured for Client or any of its Affiliates, licensees or sublicensees by a Third Party, to the extent consistent with the terms of this Agreement.  To the extent consistent with the foregoing sentence, Client may disclose Confidential Information of Hovione (i) to any Regulatory Authority or other governmental authority and (ii) to any Affiliate of Client or to any licensee or sublicense or other Third Party who is manufacturing Product or providing related services to Client or any of its Affiliates, licensees or sublicensees, provided each such Third Party other than a Regulatory Authority is under an obligation of confidentiality and restrictions on use with respect to such information that are at least as restrictive as those applicable to Client under this Section.

11.4           Terms of Agreement.  The terms and conditions of this Agreement are the Confidential Information of both Parties.  Neither Party will disclose the existence of this Agreement or any terms and conditions of this Agreement except (a) with the other Party’s prior written consent; (b) as required to comply with foreign, federal, state or local laws and regulations (including, without limitation, federal and state securities laws and regulations or listing requirements of any stock exchange or market); (c) to advisors, investors and potential investors and potential acquirers and, in the case of Client, to existing or potential collaborators, licensees and Third Party consultants and service providers, in each case on a need-to-know basis under circumstances that ensure confidentiality; or (d) in a public announcement permitted under Section 20.6.  Notwithstanding the foregoing, Client may publicly identify Hovione as one of its contract manufacturers and as the source of Product supplied under this Agreement.

11.5           Remedies.  Each Party acknowledges that the remedy at law for any breach of this Section 11 may be inadequate, and the full amount of damages that may result from such breach may not readily susceptible to being measured in monetary terms.  Accordingly, in the event of a breach or threatened breach by either Party of this Section 11, the other Party will be entitled to seek immediate injunctive relief and specific performance.  Such remedies will be in addition to any other remedies that may be available in law or equity.

SECTION 12.             TERM AND TERMINATION

12.1           Term.  This Agreement will become effective as of the Effective Date, and unless earlier terminated under this Section 12, will continue in effect for * from the last to occur of (i) the completion of all Development Services under the last Work Plan executed by the Parties prior to the * of the Effective Date, or (ii) Launch Date of the Product in the first to occur of Europe, Japan or the United States subject in each of (i) and (ii) to extension by signed, written agreement of both Parties (the “Term”).

12.2           Voluntary Termination Right.

(a)                 Development Work.  Client, will have the right to terminate this Agreement, in its entirety, after each phase of the initial Work Plan attached to this Agreement as Appendix D, *.  For the avoidance of doubt, Hovione’s final invoice for each phase of the Initial Work Plan shall serve as written notification to Client of the completion of that phase of the Initial Work Plan.  In the event Client does not provide written notice of termination within * days’ of completion of a given phase of such initial Work Plan (following receipt of Hovione’s notice), Client will not have a further right of termination under this paragraph (a) until completion of the next phase of such initial Work Plan.  In addition, Client may terminate any Work Plan for Development Services executed after the initial Work Plan upon at least * days’ prior written notice to Hovione without terminating the entire Agreement.

(b)                 Termination of the Product.  In the event Client provides Hovione with written notice that Client suspends the development or commercial sale (if such suspension is following approval by a Regulatory Authority to market and sell the Product) of the Product and Client does not recommence the development or commercial sale of the Product for a period of * consecutive months following the date of such notice, then, following the expiration of such * month period, both Client and Hovione will each have the right, but not the obligation, to terminate this Agreement.

(c)                                  Process Validation Completion.  Client will have the right to terminate this Agreement within * days of Process Validation Completion or in the event Process Validation Completion does not occur by * (or any such later date as may be mutually agreed upon by the Parties in writing), within * days thereof; provided that, the basis for such Process Validation Completion having not occurred by such date was due to reasons other than Client’s material breach of this Agreement.

(d)                                 After Commercial Supply Election.  If, after occurrence of the Commercial Supply Election, either Party is dissatisfied with the other Party’s performance under this Agreement, the dissatisfied Party must provide the other Party with written notice identifying the specific issues and problems with which the dissatisfied Party is dissatisfied (the “Deficiency Notice”) and, acting in good faith, the Parties will attempt to resolve the issues and problems according to the dispute resolution provisions set forth in Section 18.2. If, despite working together in good faith, the Parties cannot sufficiently resolve the problems or issues set forth in the Deficiency Notice through the dispute resolution process set forth in Section 18.2, the dissatisfied Party may, subject to Section 12.4, terminate this Agreement upon at least * months’ prior written notice to the other Party.

12.3               Other Termination Rights.

(a)                                  For Breach.  Either Party may terminate this Agreement or any Work Plan by giving the other Party * days’ prior written notice upon the material breach of any provision of this Agreement by such other Party if the breach is not remedied prior to the expiration of such period, except that with respect to a breach of payment obligations, the preceding period shall be limited to * days, provided that the notice of breach of the payment obligation references the termination right set forth in this Section.

(b)                                 Due to Force Majeure.  Either Party shall have the right to terminate this Agreement or any active Work Plan(s) by written notice to the other Party upon the occurrence of a Force Majeure Event preventing the other Party from performing its obligations hereunder as provided in Section 19 for * days or more; provided, however, that the right to terminate under this clause shall be limited to the Work Plan(s) affected.

(c)                                  For Bankruptcy.  Either Party shall have the right to terminate this Agreement or any active Work Plan by written notice to the other Party if the other Party ceases for any reason to carry on business, or becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or has a receiver or manager appointed in respect of all or any part of its assets (which appointment will not be vacated within * days after filing) or is the subject of any proposal for a voluntary arrangement or enters into liquidation.

12.4               Actions on Termination.

(a)                                  Confidential Information and Records.  Upon termination of this Agreement for any reason, each Party will deliver to the other, or destroy at the Disclosing Party’s election, all materials, reports, and other documents (including copies thereof) in its possession or control containing Confidential Information of the other Party, and each will cease to make use of the other Party’s Confidential Information, except that (i) Client will have no obligation to return or destroy or to cease to make use of any information that Client has a continuing license to use under this Agreement or that is incorporated into Master Batch Documentation, Batch Records or other Manufacturing Documents or that is included in any regulatory filing and (ii)

neither Party will be obligated to return or destroy automatically generated copies stored on system back-up media.

(b)                                 Other Obligations on Termination.  Upon termination of this Agreement or any Work Plan(s) pursuant to this Section 12 Hovione shall suspend work at the earliest possible point and, with respect to each terminated Work Plan shall: (i) perform only those Services and activities mutually agreed upon by Client and Hovione as being necessary or advisable in connection with the close-out of the relevant Work Plan; (ii) use commercially reasonable efforts to cancel any Third Party obligations; (iii) promptly deliver to Client all materials ordered by Hovione for Customer, all Development Deliverables and all Product (including any work in process) after receipt of payment in full by Customer of the amount referenced in the next sentence for such materials, Development Deliverables not yet delivered and Product; and (iv) promptly return to Client all Client-Supplied Materials.  Upon termination of this Agreement or any Work Plan(s) pursuant to this Section 12, Client shall, with respect to each terminated Work Plan pay Hovione any monies due and owing Hovione, up to the time of termination, for Services actually performed, and all expenses reimbursable in a Work Plan or a Change Order actually incurred and any reimbursable commitments made by Hovione in connection with such Work Plan or Change Order that are not cancelable.

12.5               Survival Provisions.  Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason will not relieve the Parties of any obligation accruing prior thereto, including, but not limited to, the obligation to pay money, and will be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement.  Further, Sections 1, 2.5 with respect to any final report covering Services performed prior to such termination, 2.7, 4.1(b) and (c), 6.6, 7.5, 8.5, 8.6, 8.9 through 8.11, 8.12, 8.14, 9, 10.2, 10.3, 10.4, 11, 12 14, and 17 through 20, and the last sentence of Section 5.4 (regarding binding commitments) will survive expiration or termination of this Agreement.

SECTION 13.                          REPRESENTATIONS AND WARRANTIES.

13.1               Client Representations and Warranties.  Client represents and warrants that (i) it owns or controls all of the rights in and to the Client Background Patent Rights, Client Background Know-How, and Confidential Information provided by Client to Hovione; (ii) to the best of Client’s knowledge, the use of the foregoing as contemplated in the Services shall not infringe or misappropriate the intellectual property or other proprietary rights of any Third Party and Client shall promptly notify Hovione in writing should it become aware of any claims asserting such infringement; (iii) Client shall comply with all Applicable Law in its holding, use and disposal of the Product and the Development Deliverables; and (iv) at the time of delivery to Hovione, all Client-Supplied Materials will conform to all applicable Material Specifications, cGMP to the extent applicable and all other Applicable Laws and shall not be adulterated, contaminated or misbranded at the time of delivery to Hovione.

13.2               Hovione Representations and Warranties.

(a)                                  Hovione represents and warrants: (i) that in performing its obligations under this Agreement it will comply with Applicable Laws; (ii) the Product was Manufactured in accordance with the Manufacturing Standards, ((iii) the Product will be prepared for shipment in accordance with the Shipping Instructions; and (iv) the Product, as delivered, will not be adulterated, contaminated or misbranded.

(b)                                 Hovione represents and covenants that it has not been debarred, and has not been threatened with debarment, nor have any of its employees been debarred or threatened with debarment, in each case, under Section 306(a) or (b) of the U.S. Generic Drug Enforcement Act of 1992, as amended, and Hovione will not knowingly use in any capacity under this Agreement any debarred person or entity.

(c)                                  Hovione represents and warrants that, to the best of its knowledge, the use of Hovione Background Intellectual Property in the performance of the Services will not infringe or misappropriate any patent, trade secret or other proprietary or intellectual property right of any Third Party, and that at the time of its execution of this Agreement there is no threatened litigation with respect to any of the foregoing and Hovione shall promptly notify Client should it become aware of any claims alleging such infringement or misappropriation of any Third Party.

(d)                                 Hovione shall notify Client within * business days of becoming aware of any alleged infringement of Third Party proprietary rights in connection with performance by Hovione of the Development Services or Manufacturing Services under this Agreement that would constitute a breach of the warranty in Section 13.2

13.3               Mutual Representations and Warranties.  Hovione and Client each represent and warrant to the other that:

(a)                                  It is, and shall remain, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)                                 The execution and delivery of this Agreement has been authorized by all requisite corporate action.  This Agreement is and shall remain a valid and binding obligation of the executing Party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)                                  It is under no contractual or other obligation or restriction that is inconsistent with its execution or performance of this Agreement.

13.4               DISCLAIMER OF WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, OR REPRESENTATIONS UNDER THIS AGREEMENT EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED BY EACH PARTY.

SECTION 14.                          INDEMNIFICATION, LIABILITY AND INSURANCE.

14.1               Client Indemnification.  Client will defend, indemnify and hold harmless Hovione and its Affiliates and their respective employees, directors and agents (the “Hovione Indemnified Parties”) against any liability, judgment, damage, cost and other expense (including reasonable attorney’s fees) (“Liability”) incurred in connection with any Third Party claims, demands or lawsuits in each case only to the extent arising from: (i) the gross negligence or willful misconduct of any Client Indemnified Party, as defined in Section 14.2; (ii) the development, use, promotion, marketing, sale, distribution, packaging, labeling, handling, storage, import and/or disposal of Product (including without limitation any claim of infringement of any patent or trademark or the unauthorized use of a trade secret and any product liability claims) by Client or any of its Affiliates or any of their respective licensees, except in any case under this clause (ii), to the extent that such claim, demand or lawsuit results from any act or omission for which Hovione is obligated to indemnify Client under Section 14.2; (iii) a claim that Hovione’s use of Client Background Intellectual Property Rights in the performance of Services under this Agreement infringes any patent or other proprietary rights of a Third Party; or (iv) breach of this Agreement by Client.

14.2               Hovione Indemnification.  Hovione will defend, indemnify and hold harmless Client, its Affiliates, and their respective employees, directors and agents (the “Client Indemnified Parties”) against any Liability incurred in connection with any Third Party claims, demands or lawsuits in each case only to the extent arising from: (i) the gross negligence or willful misconduct of any Hovione Indemnified Party; (ii) a claim that Hovione Background Intellectual Property or Hovione Improvements used by Hovione in the performance of Services under this Agreement infringes any patent or other proprietary rights of a Third Party; (iii) subject to Section 6.6(e), failure of the Product supplied under this Agreement to conform to the Manufacturing Standards; or (iv) breach of this Agreement by Hovione.

14.3               Claims and Proceedings.

(a)                                  Each Party will notify the other Party promptly in writing of any threatened or pending claim or proceeding covered by this Section 14 and will include sufficient information to enable the other Party to assess the facts; provided, however, the failure to provide such notice within a reasonable period of time will not relieve the indemnifying Party of its obligations under this Section 14 except to the extent the indemnifying Party is materially prejudiced by such failure.  Subject to Section 14.3(b), the indemnifying Party will have the right to defend, negotiate, and settle such claims.  The indemnified Party will cooperate in good faith with the indemnifying Party, at the indemnifying Party’s request and expense, in the defense of all such claims for which indemnification is sought, with the indemnifying Party being permitted to maintain control of such defense through legal counsel selected by such Party.  The indemnified Party shall be entitled to participate in the defense of such matter and to employ counsel at its own expense to assist therein; provided, however, that the indemnifying Party shall have final decision-making authority regarding all aspects of the defense of any claim.  The Parties understand that no insurance deductible will be credited against losses for which a Party is responsible under this Section 14.

(b)                                 Unless the indemnified Party otherwise expressly consents in writing, the indemnified Party will not be bound by a settlement or compromise entered into without its prior written consent unless the settlement contains an absolute waiver of liability for the indemnified Party and no admission of wrong-doing on behalf of the indemnified Party, and indemnifying Party has acted in compliance with the requirements of Section 14.3(a).  In no event will the indemnifying Party have any liability with respect to any settlement entered into without the indemnifying Party’s prior written consent.

14.4               Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.  THIS LIMITATION SHALL APPLY EVEN IF

THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 11.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS SECTION 14.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS SECTION 14.  The total liability of Hovione under this Agreement (other than for Liability arising under Section 9.2, 11 or 14.2) shall be limited to the amount received by Hovione from Client for Services under this Agreement over the * immediately prior to the occurrence, provided that, with respect to Hovione’s credit or reimbursement obligation under Section 6.6(c), Hovione’s liability cap will not be less than * in any year.

14.5               Insurance.  During the Term of this Agreement and thereafter until expiration of all Product Manufactured under this Agreement, each Party will maintain in full force and effect insurance in an amount of not less than * Dollars * for each incident or occurrence and in the aggregate.  At the request of a Party, the other Party will furnish the other with a certificate of insurance evidencing that it has such insurance coverage in force.

SECTION 15.                          ADDITIONAL HOVIONE RESPONSIBILITIES AND SCOPE OF RELATIONSHIP

15.1               Approvals.  Hovione is responsible for obtaining and maintaining, at Hovione’s cost, all approvals from any Regulatory Authority in the U.S., the European Union and Japan, or as otherwise required under Applicable Law, required to perform the Development Services and Manufacturing Services and for creating and maintaining all documentation required by such Regulatory Authorities in the Territory in respect of the performance of the Development Services and Manufacturing Services.

15.2               Qualifications of Hovione Personnel.  Hovione has, and will engage, employees and permitted subcontractors and/or consultants (“Hovione Personnel”) with the proper skill, training and experience to provide Development Services and Manufacturing Services.  Hovione will be solely responsible for paying Hovione Personnel and providing any employee benefits that they are owed.  Before providing Development Services and Manufacturing Services, all Hovione Personnel must have agreed in writing to (i) confidentiality obligations consistent with the terms of this Agreement, and (ii) effectively vest in Hovione any and all rights that such personnel might otherwise have in the results of their work.

15.3               Nonexclusive.  Subject to the limitations set forth in Sections 2.7, Hovione shall be free to provide services to Third Parties that are similar to or the same as the Development Services and Manufacturing Services, in each case provided that such activity does not require disclosure or use of the Confidential Information of Client or Client Background Intellectual Property, Development Deliverables or Product-Related Improvements.  Similarly, subject to Section 4.1, Client shall remain entitled to appoint Third Parties to perform services similar to the Development Services or Manufacturing Services, including appointing Third Parties to manufacture Product for research, clinical or commercial uses provided that, except as permitted under Sections 9.6, 10.3 and 11.3, such activity does not require disclosure of the Confidential Information of Hovione.

SECTION 16.                          ASSIGNMENT AND SUBCONTRACTING.

(a)                                  Assignment.  Neither Party may assign or transfer this Agreement without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement, without the other Party’s consent, to any purchaser of all or substantially all of such Party’s assets, or the assets to which this Agreement relates, or to any successor, by way of merger, consolidation or similar transaction.  Either Party may also assign this Agreement to its Affiliate if in the case of Hovione the assignee has manufacturing resources and assets at least as substantial as Hovione, but does not manufacture a product competitive to the Product, or in the case of Client, the assignee has financial resources and assets at least as substantial as Client. Any successor in interest of a Party shall assume all obligations under this Agreement including, in the case of a successor in interest to Hovione, the obligation to utilize the Facility in the performance of Services.  Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the Parties and their respective successors and assigns.

(b)                                 Subcontracting.  Hovione may not subcontract the performance of any of its obligations under this Agreement that are specific to the Manufacture of Product or are part of the Manufacturing Process as set forth in the Master Batch Documentation unless expressly permitted under the applicable Work Plan or otherwise with the prior written consent of Client, and then only to qualified Third Parties.  In the event that subcontracting is permitted under the preceding sentence, Hovione shall ensure that its agreement with any subcontractor is consistent with the terms of this Agreement, including, but not limited to, the rights and licenses granted to Client under Sections 9 and 10 and Hovione will be fully liable for performance of such subcontractor with the terms of this Agreement.  For the avoidance of doubt, nothing in this Section 16(b) is intended to require approval of subcontractors who are generally used by Hovione to maintain and operate its Facility and not to Manufacture Product.

SECTION 17.                          NOTICES.

All notices hereunder will be in writing and will be delivered personally, by internationally recognized one or two-day courier service, registered or certified mail, postage prepaid, return receipt requested to the following address of the respective Party:

If to Client:

TESARO Inc.

1000 Winter Street

Suite 3300

Waltham, MA  02451

USA

Attention:	Richard J. Rodgers
Executive Vice President and Chief Financial Officer

With a copy to:

Asher M. Rubin Hogan Lovells US, LLP 100 International Drive, Suite 2000 Baltimore, MD 21202

If to Hovione Inter Limited:

Hovione Inter Limited

40 Lake Drive

East Windsor, NJ 08520

Attention:  VP Exclusives and Particle Design Business Units

With copies to:

Hovione FarmaCiencia SA
Sete Casas
2674-506 Loures
Portugal
Attn: Chief Executive Officer

and:	Faber Daeufer Itrato & Cabot PC
950 Winter Street
Suite 4500
Waltham, MA 02451
Attn: Brian M. Connelly

Notices will be effective upon receipt if personally delivered, on the third business day following the date of mailing if sent by certified or registered mail, and on the second business day following the date of delivery if sent by one or two day courier service.  A Party may change its address listed above by written notice to the other Party provided in accordance with this Section.

SECTION 18.                          APPLICABLE LAW; DISPUTE RESOLUTION; ARBITRATION; INJUNCTIVE RELIEF

18.1               Choice of Law.  This Agreement will be construed, interpreted and governed by the laws of the State of New York, excluding any choice of law provision that would dictate the application of the laws of another jurisdiction.  The Parties expressly reject any application to this Agreement of (i) the United Nations Convention on Contracts for the International Sale of Goods, and (ii) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol adopted in Vienna on April 11, 1980.

18.2               Dispute Resolution.  The Parties recognize that bona fide disputes may arise which relate to the Parties’ rights and obligations under this Agreement.  Except as otherwise expressly set forth in this Agreement including, but not limited to, Section 6.5, in such event the Parties shall first, prior to proceeding under Section 18.3, try to settle such dispute amicably among themselves by referring such dispute, controversy or claim (a “Dispute”) (a) to the Joint Project Team for resolution, and (b) if the Joint Project Team fails to come to consensus on such Dispute within twenty (20) days of referral, then referring such Dispute to the Parties’ respective chief executive officers, or any other executive officer designated by such chief executive officer (the “Executive Officers”).  A dispute shall be referred to such Executive Officers upon one Party providing the other Party with written notice of referral of such Dispute to the Executive Officers.   The Parties agree to attempt to resolve such Dispute through good faith discussions.  If the Executive Officers fail to come to consensus on such Dispute within twenty (20) days of receipt of such written notice then either Party is free to initiate the dispute resolution procedures set forth in Section 18.3.

18.3               Arbitration.  Except as otherwise expressly set forth in this Agreement, the Parties agree that any dispute not resolved by the Parties pursuant to Section 18.2 will be resolved by arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (“AAA”) except that, to the extent such rules are inconsistent with this Section 18.3, this Section 18.3 will control.  The following rules will apply to any such arbitration:

(a)                                  Any demand for arbitration must be made in writing to the other Party.

(b)                                 There will be three arbitrators, one of whom shall be appointed by each Party and a third of whom shall be the chairman of the panel and be appointed by mutual agreement of the two arbitrators appointed by the Parties.  If the two arbitrators cannot agree on the appointment of the third arbitrator within thirty (30) days, then the AAA shall select the arbitrator.  All three arbitrators will have at least * of (i) dispute resolution experience (including judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry.  Any arbitration involving patent rights, other intellectual property rights or intellectual property will be heard by arbitrators who are expert in such areas.

(c)                                  The arbitration will be held in New York City, New York, or such other place as the Parties agree.  The arbitrators will apply the substantive law specified in Section 18.1 except that the interpretation and enforcement of this arbitration provision will be governed by the United States Federal Arbitration Act, 9 U.S.C. Section 1 et. seq.

(d)                                 There shall be a stenographic record of the proceedings.  The decision of the arbitrators will be final and binding upon both Parties.  The arbitrators will render a written opinion setting forth findings of fact and conclusions of law on each issue.  Each Party agrees that, notwithstanding any provision of applicable law, it will not request, and the arbitrators shall have no authority to award damages against any Party that exceed the limits set forth in Section 14.4, to the extent applicable.

(e)                                  The expenses of the arbitration will be borne by the Parties in proportion as to which each Party prevails or is defeated in arbitration.  Each Party will bear the expenses of its counsel and other experts.

18.4               Injunctive Relief.  Notwithstanding anything contained in Section 18, either Party may seek preliminary or injunctive measures or relief in any competent court having jurisdiction.

SECTION 19.                          FORCE MAJEURE.

Any delay in the performance of any of the duties or obligations of any Party (except the payment of money due hereunder for Services rendered) caused by an event outside the affected Party’s reasonable control will not be considered a breach of this Agreement, and unless expressly provided to the contrary this Agreement, the time required for performance will be extended for a period equal to the period of such delay.  Such events will include without limitation, acts of God; acts of the public enemy; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; earthquakes; shortages of material or energy; delays in the delivery of raw materials, or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected (a “Force Majeure Event”).  The Party so affected will, to the extent reasonably possible, give prompt written notice to the other Party of such Force

Majeure Event, will take whatever reasonable steps are possible to mitigate the effect of such Force Majeure Event.  Client may cancel without paying a cancellation fee or incurring other penalty any firm Purchase Orders applicable to any period following the date of the Force Majeure Event that Hovione cannot reasonably fulfill for a period of at least ninety (90) days.  Upon cessation of such Force Majeure Event, the affected Party will promptly resume performance on all accepted Purchase Orders and other Services, which have not been terminated.

SECTION 20.                          MISCELLANEOUS.

20.1               Severability.  If any term or provision of this Agreement is for any reason held by a proper authority to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other term or provision hereof, and each such invalid, illegal or unenforceable term or provision will be changed and interpreted so as to be valid, legal and enforceable, and as similar in terms to such invalid, illegal or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the Parties have bargained hereunder.

20.2               Entire Agreement: Amendments.  This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all written or oral prior agreements or understandings with respect thereto including, but not limited to the, Mutual Non-Disclosure Agreement between the Parties dated January 27, 2011 (the “CDA”).  No amendment or modification to this Agreement will be effective unless it is in writing and signed by authorized representatives of both Parties to this Agreement.

20.3               Waiver.  No waiver by a Party of any right hereunder or failure to enforce a breach of any of the terms of this Agreement will be valid unless in writing and signed by an authorized representative of each Party hereto.  Failure by either Party to enforce any rights under this Agreement will not be construed as a waiver of such rights, nor will a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

20.4               Appendices.  All Appendices and exhibits referenced herein are hereby made a part of this Agreement.

20.5               Counterparts.  This Agreement may be executed in any number of separate counterparts, including .pdf versions, each of which will be deemed to be an original, but which together will constitute one and the same instrument.

20.6               Public Announcements.  Except as otherwise set forth in Section 11.4, neither Party will issue or make any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, unless such disclosure is consistent with a disclosure previously approved by the other Party under this Section and such consent permitted such further disclosures without further review.  In the event a Party is required to make a public disclosure by law or the rules of a stock exchange on which its securities are listed for which consent is necessary under the preceding sentence, such Party will submit the proposed disclosure in writing to the other Party for such Party’s prior written consent which such consent shall not be unreasonable withheld, delayed or conditioned.  In the event no objection is made to a required disclosure submitted by one Party to the other Party under the preceding sentence within * business days of a written request and receipt of such request was acknowledged in writing by the other Party or confirmed in another manner, written consent will be deemed to have been given.

20.7               Relationships.  The relationship between the Parties to this Agreement is that of independent contractors and nothing herein will be deemed to constitute the relationship of partners, joint ventures, nor of principal and agent between Hovione and Client.  Neither Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract or undertaking with any Third Party.

20.8               Headings.  The headings in this Agreement are for convenience of reference only and will not affect its interpretation.

20.9               Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  The word “or” is used in the inclusive sense (and/or).  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the later day and year written below.

TESARO, Inc.	Hovione Inter Limited

By:	By:

Title:	Title:

Date:	Date:

APPENDIX A

Client Supplied Materials

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APPENDIX B

Sample Work Plan

This Work Plan [#], dated                   , (the “Work Plan Date”) is by and between Hovione Inter Limited, a Swiss corporation, having a principal place of business at Bahnhofstrasse 21 CH-6000 Lucerne 7 Switzerland (together with its Affiliates “Hovione”), and TESARO Inc., a Delaware corporation, having a principal place of business at 309 Waverly Oaks Road, Suite 101, Waltham, MA 02452 (“Client”) and upon execution by both Parties, shall be incorporated into the Process Development And Manufacturing Services Agreement between Client and Hovione effective [insert effective date] (the “Agreement”). Capitalized terms used in this Work Plan shall have the meanings ascribed to them in the Agreement.

Hovione shall render to Client the following Services: [Work Plans will contain the following as applicable:]

1.                                       Background

2.                                       Scope of Work

3.                                       Description of Services

4.                                       Responsibilities (for commercial, that would include forecasts, firm POs, ordering and maintaining raw materials and qualified vendors, validation of equipment and processes, PAI readiness, replacement of non-conforming batches, etc.)

5.                                       Regulatory Requirements

6.                                       Quality Agreement Level/Requirements

7.                                       Specifications or Other Requirements (also included as Exhibits to Work Plan)

8.                                       Materials (including authorized vendors, who is responsible to buy)

[Client- Supplied Materials:

•                  Identify if any Client —supplied materials in addition to those identified in Appendix A will be supplied by Client. Identify when such Client-Supplied Materials must be at the Hovione Facility for Services to commence

9.                                       Timeline

10.                                 Deliverables (including minimum yield requirements)

1.1                     [Reports:

1.2                     Status Reports:  While Services are ongoing, Hovione will provide to Client, on a monthly [IDENTIFY OTHER FREQUENCY IF APPLICABLE] basis, detailed written reports on the status and results to date of the Development Services.

1.3                     Final Report:  Hovione will provide a final report describing in detail the results of Development Services under this Work Plan within thirty (30) days [IDENTIFY OTHER DELIVERY DATE IF APPLICABLE] of completion of all activities under this Work Plan. ]

11.                                 Shipping/Storage Requirements

12.                                 Pricing Terms (including price increase frequency and caps)

13.                                 Any other terms and conditions not covered in MSA

14.                                 Exhibits to the Work Plan (e.g. specifications, synthesis pathways, Quality Agreement)

WORK PLAN AGREED TO AND ACCEPTED BY:

TESARO Inc.	Hovione Inter Limited

By:	By:

Name:	Name:

Title:	Title:

APPENDIX C

Description of Product

Rolapitant, also known as SCH 619734, is a selective, competitive neurokinin-1 receptor antagonist.

*

The structure of rolapitant is provided below.

Chemical Name: (5S ,8S)-8-[[(1R)-1-[3 ,5-
Bis(trifluoromethyl)phenyl] ethoxy] methyl]-8-phenyl-1,7-
diazaspiro[4.5]decan-2-one hydrochloride monohydrate

Empirical Formula: C25H26F6N2O2 • HCl • H2O

Molecular Weight:  555

USAN Name: Rolapitant hydrochloride

INN Name:  rolapitantum or rolapitant

CAS Number: 914462-92-3

APPENDIX D

Initial Work Plan

See attached.

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APPENDIX E

Hovione Proprietary Formats

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APPENDIX F

Material Requiring Client Approval

*